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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 15, 2013

Dear Fellow Shareholders:

        You are cordially invited to attend the 2013 Annual Meeting of shareholders of United States Cellular Corporation ("U.S. Cellular") on Tuesday, May 14, 2013, at 8:30 a.m., Chicago time, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois. At the meeting, we will report on the accomplishments and plans of U.S. Cellular.

        The formal notice of the meeting and our board of directors' Proxy Statement is attached. Also enclosed is our 2012 Annual Report to shareholders. At the 2013 Annual Meeting, shareholders are being asked to take the following actions:

  1.
  Elect four Class II directors nominated by our board of directors and named in the attached Proxy Statement.

  2.
  Ratify the selection of independent registered public accountants for the current fiscal year.

  3.
  Approve the adoption of the United States Cellular Corporation 2013 Long-Term Incentive Plan, which includes approval of 5 million Common Shares for issuance under the plan.

  4.
  Approve an amendment and restatement of the United States Cellular Corporation Compensation Plan for Non-Employee Directors, which includes approval of 200,000 additional Common Shares for issuance under the plan.

  5.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement (commonly known as "Say-on-Pay").

        Your board of directors unanimously recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" the proposal to approve the United States Cellular Corporation 2013 Long-Term Incentive Plan and "FOR" the Say-on-Pay proposal.

        As noted above, the Say-on-Pay proposal asks shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement.

        U.S. Cellular operates in a highly competitive market, and needs to and has been able to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.

        Highlights of the U.S. Cellular compensation programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of U.S. Cellular's parent company, Telephone and Data Systems, Inc. ("TDS"). As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We designed our compensation programs to motivate executive officers to act in the best long-term interests of U.S. Cellular.

  •
  We benchmark our executive officer compensation levels using market data supplied by our compensation consultant, Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible.

  •
  We provide few perquisites ("perks") to our officers.

  •
  We do not enter into employment contracts as a general practice.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  Our executive bonus program is appropriately balanced between company and individual performance.

  •
  As a general practice, we do not provide substantial pre-defined termination benefits, such as "golden parachutes".

2012 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances.

        Our executive officers' 2012 compensation comprises a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting base salaries, we consider the benchmarking analyses performed by our compensation consultant, the executive officers' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive officer's base salary in the attached Proxy Statement under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards are based, in part, on company performance, individual performance and individual bonus targets. As to company performance, using both quantitative (70%) and qualitative (30%) assessments designed to provide a balanced approach to measuring performance at U.S. Cellular, we determined that the company performance portion of the U.S. Cellular bonus for 2012 would be paid at 82.0% of the targeted amount. Please refer to a description of U.S. Cellular's 2012 performance in the attached Proxy Statement under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus in the attached Proxy Statement under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term equity compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. Please refer to a description of those considerations for each named executive officer under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, Securities and Exchange Commission regulations or New York Stock Exchange listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the largest shareholder of U.S. Cellular. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS is committed to good corporate governance in its capacity as U.S. Cellular's parent and controlling shareholder. TDS' commitment to good corporate governance has been recognized by Forbes, using Governance Metrics International (GMI), which identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009 (the last time the list was produced). For 2012, TDS had an accounting and governance risk score of 98 out of 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth in the Compensation Discussion and Analysis in the attached Proxy Statement under "Compensation Discussion and Analysis."

        We encourage you to read the Compensation Discussion and Analysis in the attached Proxy Statement for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2012 compensation of our named executive officers.

        Our board of directors and members of our management team will be at the Annual Meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting. We look forward to visiting with you at the Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	Mary N. Dillon President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2013 Annual Meeting of the shareholders of United States Cellular Corporation ("U.S. Cellular"), a Delaware corporation, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois, on Tuesday, May 14, 2013, at 8:30 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect four Class II members of the board of directors nominated by your board of directors and named in this Proxy Statement. Your board of directors unanimously recommends that you vote FOR its nominees for Class II directors.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2013. Your board of directors unanimously recommends that you vote FOR this proposal.

  3.
  To approve the adoption of the United States Cellular Corporation 2013 Long-Term Incentive Plan, which includes approval of 5 million Common Shares for issuance under the plan. Your board of directors unanimously recommends that you vote FOR this proposal.

  4.
  To consider and approve an amendment and restatement of the United States Cellular Corporation Compensation Plan for Non-Employee Directors, which includes approval of 200,000 additional Common Shares for issuance under the plan. Your board of directors unanimously recommends that you vote FOR this proposal.

  5.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.

  6.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first sending this Notice of Annual Meeting of Shareholders and Proxy Statement to you on or about April 15, 2013.

        We have fixed the close of business on March 28, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        The following additional information is being provided as required by rules of the Securities and Exchange Commission ("SEC"):

        The Proxy Statement and Annual Report to shareholders are available at www.uscellular.com under About Us—Investor Relations—Proxy Vote, or at www.uscellular.com/proxyvote.

        The following items have been posted to this website:

  1.
  Proxy Statement for the 2013 Annual Meeting

  2.
  Annual Report to Shareholders for 2012

  3.
  Form of Proxy Card

        Any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the Annual Meeting will be held is the Renaissance Chicago O'Hare Suites Hotel. This hotel is located in Chicago, Illinois at 8500 W. Bryn Mawr Avenue, just south of Interstate 90 and approximately one block west of Cumberland Avenue.

UNITED STATES CELLULAR CORPORATION

PROXY STATEMENT

SUMMARY

        The following is a summary of the actions being taken at the 2013 Annual Meeting and does not include all of the information that may be important to you. You should carefully read this entire Proxy Statement and not rely solely on the following summary.

Proposal 1—Election of Directors

        Under U.S. Cellular's Restated Certificate of Incorporation, as amended, the terms of the Class II directors will expire at the 2013 Annual Meeting.

        The holders of Common Shares are entitled to elect one director. Your board of directors has nominated the following incumbent director for election by the holders of Common Shares: Paul-Henri Denuit.

        TDS, as the sole holder of Series A Common Shares, is entitled to elect three directors at the 2013 Annual Meeting. Your board of directors has nominated the following three incumbent directors for election by the holder of Series A Common Shares: James Barr III, Ronald E. Daly and Kenneth R. Meyers.

        Your board of directors unanimously recommends that you vote "FOR" the above nominees.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2013

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approval of United States Cellular Corporation 2013 Long-Term Incentive Plan

        Shareholders are being asked to approve the United States Cellular Corporation 2013 Long-Term Incentive Plan, which includes approval of 5 million Common Shares for issuance under the plan.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 4—Approval of United States Cellular Corporation Restated Compensation Plan for Non-Employee Directors

        Shareholders are being asked to approve the United States Cellular Corporation Restated Compensation Plan for Non-Employee Directors, which includes approval of 200,000 additional Common Shares for issuance under the plan.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 5—Advisory Vote on Executive Compensation or "Say-on-Pay"

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2013 Annual Meeting, shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2012 as disclosed in this Proxy Statement.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 28, 2013 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On the record date, U.S. Cellular had outstanding 50,684,276 Common Shares, par value $1.00 per share (excluding 4,383,725 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of the record date, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (NYSE: TDS), which we refer to as "TDS", is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 74.5% of the outstanding Common Shares. By reason of such holdings, TDS has the voting power to elect all of the directors of U.S. Cellular and has approximately 96.6% of the voting power with respect to matters other than the election of directors. The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust") controls TDS.

What is the voting power of the outstanding shares in the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Number of Directors Elected by Class or Series	Number of Directors Standing for Election at 2013 Annual Meeting
Series A Common Shares	33,005,877	10	330,058,770	8	3
Common Shares	50,684,276	1	50,684,276	3	1

Total	N/A	N/A	N/A	11	4

        TDS, as the sole holder of Series A Common Shares, is entitled to elect three of the four directors whose terms expire at the 2013 Annual Meeting. The holders of Common Shares are entitled to elect one director at the 2013 Annual Meeting.

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.7%
Common Shares	50,684,276	1	50,684,276	13.3%

Total	N/A	N/A	380,743,046	100.0%

How may shareholders vote in the election of directors in Proposal 1?

        Holders of Common Shares may, with respect to the election of the one Class II director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the three Class II directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        Your board of directors unanimously recommends a vote FOR its nominees.

How may shareholders vote with respect to the ratification of independent registered public accounting firm in Proposal 2?

        Shareholders may, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the approval of the United States Cellular Corporation 2013 Long-Term Incentive Plan in Proposal 3?

        Shareholders may, with respect to the proposal to approve the United States Cellular Corporation 2013 Long-Term Incentive Plan:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the approval of the United States Cellular Corporation Restated Compensation Plan for Non-Employee Directors in Proposal 4?

        Shareholders may, with respect to the proposal to approve the United States Cellular Corporation Restated Compensation Plan for Non-Employee Directors:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the Say-on-Pay proposal in Proposal 5?

        Shareholders may, with respect to the Say-on-Pay proposal:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How does TDS intend to vote?

        TDS is the sole holder of Series A Common Shares and on the record date held 33,005,877 Series A Common Shares. By reason of such holding, TDS has the voting power to elect all of the directors to be elected by the Series A Common Shares. TDS also held 37,782,826 Common Shares on the record date, representing approximately 74.5% of the Common Shares. By reason of such holding, TDS has approximately 74.5% of the voting power with respect to the election of the director to be elected by the holders of Common Shares. By reason of the foregoing holdings, TDS also has approximately 96.6% of the voting power with respect to matters other than the election of directors.

        TDS has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holder of Series A Common Shares and the board of directors' nominee for election by the holders of Common Shares,

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013,

  •
  FOR the proposal to approve the United States Cellular Corporation 2013 Long-Term Incentive Plan, and

  •
  FOR the Say-on-Pay proposal.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class II director, the ratification of independent registered public accountants, the proposal to approve the United States Cellular Corporation 2013 Long-Term Incentive Plan and the Say-on-Pay proposal. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43126, Providence, Rhode Island 02940-5138, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the enclosed form in time for the 2013 Annual Meeting will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by a shareholder will be voted FOR the election of the named director nominee to serve as a Class II director in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such "non-votes" will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the Annual Meeting by written notice to the Secretary of U.S. Cellular, by submitting a later dated proxy or by attendance and voting in person at the Annual Meeting.

        The board of directors has no knowledge of any other proposals that may be properly presented at the 2013 Annual Meeting and no other proposals were received by U.S. Cellular by the date specified by the advance notice provision in U.S. Cellular's Bylaws. Accordingly, as permitted by SEC rules, the proxy solicited by the board of directors for the 2013 Annual Meeting confers discretionary authority to the proxies named therein to vote on any matter that may properly come before such meeting or any adjournment, postponement, continuation or rescheduling thereof, in addition to the foregoing proposals, to the extent permitted by applicable law and regulation.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give specific instructions to the broker or have standing instructions on file with the broker, under Rule 452 of the NYSE, depending on the timing of certain actions, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as non-votes). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors (whether contested or not), votes on Say-on-Pay, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as non-votes and will not be voted on such matters. Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. Withheld votes by shares entitled to vote with respect to a director and non-votes with respect to such director will be treated as present in person or represented by proxy for the purpose of establishing a quorum for the election of such director. If shares beneficially owned by TDS are present in person or represented by proxy at the Annual Meeting, such shares will constitute a quorum at the Annual Meeting with respect to the three directors to be elected by the Series A Common Shares and with respect to the director to be elected by the Common Shares.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to the other proposals, present in person or represented by proxy, will constitute a quorum at the Annual Meeting in connection with such other proposals. Abstentions from voting on such proposals by shares entitled to vote on such proposals and non-votes with respect to such proposals will be treated as present in person or represented by proxy for the purpose of establishing a quorum for such proposals. If shares beneficially owned by TDS are present in person or represented by proxy at the Annual Meeting, such shares will constitute a quorum at the Annual Meeting in connection with such proposals.

What vote is required for the election of directors in Proposal 1?

        The holders of Common Shares will vote separately with respect to the election of one Class II director. TDS as the sole holder of Series A Common Shares will vote separately with respect to the election of three Class II directors.

        Directors will be elected by a plurality of the votes cast in the election of directors by the class of stockholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting. Accordingly, if a quorum of such shares is present at the Annual Meeting, the person receiving a plurality of the votes cast by holders of such shares entitled to vote with respect to the election of such director will be elected to serve as a director. Withheld votes and non-votes with respect to the election of directors will not be counted as votes cast for the purpose of determining if a director has received a plurality of the votes.

What vote is required with respect to Proposals 2, 3, 4 and 5?

        The holders of Common Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2, 3, 4 and 5. Each holder of Common Shares is entitled to one vote for each Common Share held in such holder's name. TDS as the sole holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in TDS' name.

        If a quorum is present at the Annual Meeting, Proposals 2, 3, 4 and 5 will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. An abstention from voting on such proposal will not be an affirmative vote and, as a result, will effectively be treated as a vote against such proposal. Although non-votes may be included for the purpose of determining a quorum, they will not be treated as entitled to vote on Proposals 2, 3, 4 and 5 at the Annual Meeting and, therefore, will not be included in the calculation of whether these proposals have received the requisite vote.

PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class II directors are identified in the table below. Each of the nominees has consented to be named in the Proxy Statement and to serve if elected. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors. The age of the following persons is as of the date of this Proxy Statement.

Nominees

        The following persons, if elected at the 2013 Annual Meeting of shareholders, will serve as Class II directors until the 2016 Annual Meeting of shareholders, or until their successors are elected and qualified:

Class II Directors—Terms Scheduled to Expire in 2013

        The following persons are current Class II directors whose terms expire at the 2013 Annual Meeting of shareholders and who have been nominated for re-election at such meeting:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	78	Director of U.S. Cellular, Private Investor and retired Chief Executive Officer, Managing Director and Chairman of S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
James Barr III	73	Director of U.S. Cellular, Private Investor and retired President and Chief Executive Officer of TDS Telecommunications Corporation	2009
Ronald E. Daly	66	Director of U.S. Cellular, Private Investor, former President and Chief Executive Officer of Océ-USA Holding, Inc. and former President of the Printing Solutions division of R.R. Donnelley, Inc.	2004
Kenneth R. Meyers	59	Director and Vice President and Assistant Treasurer of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1999

        Your board of directors unanimously recommends a vote "FOR" the above nominees.

        The following additional information is provided in connection with the election of directors.

Other Directors

Class III Directors—Terms Scheduled to Expire in 2014

        The following persons are current Class III directors whose terms expire at the 2014 Annual Meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	62	Director of U.S. Cellular, Private Investor and former executive at Gold's Gym International, Inc., Michaels Stores, Inc. and CompUSA, Inc.	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	66	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	59	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1989

Class I Directors—Terms Scheduled to Expire in 2015

        The following persons are current Class I directors whose terms expire at the 2015 Annual Meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	56	Director of U.S. Cellular, Private Investor, Managing Director of Sawdust Capital, LLC and former Executive Vice President at CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Mary N. Dillon	51	Director and President and Chief Executive Officer of U.S. Cellular	2010
Gregory P. Josefowicz	60	Director of U.S. Cellular, Private Investor and retired Chairman, Chief Executive Officer and President of Borders Group, Inc.	2009
Cecelia D. Stewart	54	Director of U.S. Cellular and President of U.S. Consumer and Commercial Banking of Citigroup Inc.	March 2013

Background of Board of Directors' Nominees and Continuing Directors

        The following briefly describes the business experience during at least the past five years of each of the nominees and of the directors whose terms will continue after the 2013 Annual Meeting, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of U.S. Cellular. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee and each continuing director, in any SEC registered company or any investment company, and the identity of such company.

        In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of U.S. Cellular, in light of U.S. Cellular's business and structure, including information about the person's particular areas of expertise or other relevant qualifications. As discussed below under "Director Nomination Process", the U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. Also, as discussed below under "Director Nomination Process", U.S. Cellular believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of U.S. Cellular is based in part on the fact that U.S. Cellular is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because TDS owns 100% of the Series A Common Shares, nominations of directors for election by the holder of the Series A Common Shares are based on the recommendation of TDS. In addition, the board of directors may consider the recommendations of large shareholders, including TDS, in nominating persons for election as directors by the holders of Common Shares.

Class II Directors

        Paul-Henri Denuit.    Paul-Henri Denuit has been a director of U.S. Cellular since 1988, before U.S. Cellular became a public company. He is a member of the U.S. Cellular Audit Committee and a member and the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Denuit, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Denuit is currently a private investor.

        Prior to retiring in 2001, Mr. Denuit had been employed by S.A. Coditel for over 30 years in various capacities, including as chief executive officer, managing director and chairman of its board of directors. S.A. Coditel provides cable and television service in certain European countries. S.A. Coditel became a shareholder of U.S. Cellular before U.S. Cellular became a public company in 1988 and continued to be a principal shareholder of U.S. Cellular for several years after it became a public company.

        Mr. Denuit was originally appointed as a director of U.S. Cellular pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between U.S. Cellular and S.A. Coditel. Although the terms of this agreement expired many years ago, the U.S. Cellular board of directors has continued to renominate Mr. Denuit as a director as a result of his background and the board's observations of his performance as a director.

        Mr. Denuit was also previously a member of the management team of Prime Cable, Inc., a U.S. corporation based in Austin, Texas that was involved in the operation of cable television systems in the United States.

        Mr. Denuit was also previously a director and member of the general management committee of S.A. Tractebel, a Belgian holding company with interests in electricity, gas, consulting, engineering, industrial services and communications. He was also previously a director of Société Française du Radiotéléphone

(S.F.R.) S.A., a French wireless telephone operator, and Société Européenne des Satellites, S.A., a Luxembourg-based operator of direct-to-home (DTH) satellite television services.

        Mr. Denuit has been the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee since 1997.

        Mr. Denuit holds a degree in admiralty law and a doctorate of law from the Université Libre de Bruxelles.

        Mr. Denuit brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of his background as the chief executive officer, managing director and chairman of S.A. Coditel. He also brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee since 1997. As a result of his experience with the cable and television industry in Europe, and because he is a foreign national, he also brings diversity of background to the U.S. Cellular board.

        James Barr III.    James Barr III has been a director of U.S. Cellular since 2009. The following provides information on the background of Mr. Barr, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Barr is currently a private investor.

        James Barr III had been the President and Chief Executive Officer of TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS which, through subsidiaries, provides wireline telephone, broadband, television and hosted and managed services, between 1990 when he joined TDS Telecom and his retirement from TDS Telecom in 2007. Mr. Barr stepped down as the President and Chief Executive Officer of TDS Telecom on January 1, 2007 and retired as an employee on March 24, 2007.

        After his retirement, Mr. Barr served as a consultant to TDS until March 23, 2009.

        Mr. Barr had been a director of TDS between 1990 and May 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, James Barr III ceased to be a director of TDS at its 2009 Annual Meeting of shareholders. However, because TDS believed that Mr. Barr was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Barr to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Barr, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting and Mr. Barr has been a director since that annual meeting.

        Prior to his employment with TDS Telecom in 1990, Mr. Barr served as a Sales Vice President for American Telephone and Telegraph Company ("AT&T"), an international telecommunications company (NYSE: T), from 1985 through 1989.

        Mr. Barr was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly NASDAQ: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Barr has an undergraduate degree in Mechanical Engineering from Iowa State University and an MBA from the University of Chicago.

        Mr. Barr brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to the telecommunications industry as a result of his many years as a director of TDS and as President and Chief Executive Officer of TDS Telecom, and as an executive with AT&T. In addition, Mr. Barr's background in wireline telecommunications brings diversity of experience to the U.S. Cellular board in operating its wireless business.

        Ronald E. Daly.    Ronald E. Daly has been a director of U.S. Cellular since 2004. He is a member of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Daly, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Daly is currently a private investor.

        Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between 2002 and 2004. Océ-USA Holding is the North American operations of Netherlands based Océ-N.V., a publicly-held global supplier of high-technology, digital document management and delivery solutions.

        Prior to that, Mr. Daly worked for R.R. Donnelley, Inc. (NASDAQ: RRD), a global provider of printing and communications services, for 38 years, most recently as president of R.R. Donnelley Printing Solutions. His career at R.R. Donnelley included seven years as president of its telecom group, the customers of which included major telecommunications companies.

        Mr. Daly also serves as a director and a member of both the compensation committee and governance committee of SuperValu, Inc. (NYSE: SVU), a major distributor, wholesaler and retailer in the food service industry. He also previously served on the finance committee of SuperValu.

        Mr. Daly is a Trustee of Loyola University Chicago and served as an Adjunct Professor of Strategy and Leadership thereof between 2004 and 2010. During this period, he taught strategy for MBA students and also taught a course on the subject of guiding transformational change.

        Mr. Daly has an MBA from the Loyola University School of Business.

        Mr. Daly brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management as a result of having been the president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions. In addition, Mr. Daly has experience and knowledge with respect to the telecommunications industry as a result of his service as a director of U.S. Cellular for more than five years and his service as the president of the R.R. Donnelley telecom group for seven years. Mr. Daly also has experience and knowledge with respect to U.S. Cellular as a result of his service as a director of U.S. Cellular for more than five years. Further, his background and attributes bring diversity to the board.

        Kenneth R. Meyers.    Kenneth R. Meyers has been a director of U.S. Cellular since 1999. The following provides information on the background of Mr. Meyers, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Effective January 1, 2007, Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer (an executive officer) of TDS and was appointed as a director of TDS and TDS Telecom. Mr. Meyers has been Vice President and Assistant Treasurer (an executive officer) of U.S. Cellular since 2011. He was Chief Accounting Officer (an executive officer) of U.S. Cellular and Chief Accounting Officer (an executive officer) of TDS Telecom between 2007 and 2011.

        Prior to that, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer (an executive officer) of U.S. Cellular since 1999 and Senior Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from 1997 to 1999. Prior to that, he was the Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years. Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

        Mr. Meyers is a Certified Public Accountant (inactive) and has an MBA from Northwestern University's J. L. Kellogg Graduate School of Management.

        Mr. Meyers brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his background as a director and Executive Vice President and Chief Financial Officer of TDS, and as a result of his many years as a director and Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular and his other prior positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in management, finance and accounting as a result of such background. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

Class III Directors

        J. Samuel Crowley.    J. Samuel Crowley has been a director of U.S. Cellular since 1998. He has been a member and chairperson of the U.S. Cellular Audit Committee since 2001 and a member of the U.S. Cellular Long-Term Incentive Compensation Committee since 2001. The following provides information on the background of Mr. Crowley, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Crowley is currently a private investor.

        Between 2005 and 2007, Mr. Crowley was the chief operating officer of Gold's Gym International, Inc., a private company which operates fitness facilities.

        Between 2002 and 2003, Mr. Crowley was senior vice president—new ventures, at Michaels Stores, Inc., a national specialty retail company (formerly NYSE: MIK).

        Between 2000 and 2002, he was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm.

        Prior to that, Mr. Crowley was employed for more than five years by CompUSA, Inc. which, before it was acquired, was a national retailer and reseller of personal computers and had been listed on the NYSE (formerly NYSE: CPU). Mr. Crowley was part of the team that founded CompUSA and took the company public on the NYSE in 1992. He served in several roles as vice president and then was named executive vice president of operations in 1995, a position that he held until the company was acquired in 2000.

        In 2010 and 2011, Mr. Crowley was a director of Vois, Inc., a public (over-the-counter: VOIS.PK) development-stage company that is focused on the development and marketing of an Internet social networking site.

        Mr. Crowley has an MBA from the University of Texas at Dallas.

        Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of having been the chief operating officer of Gold's Gym International Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc. In addition, Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for over ten years and as a result of his service as the chairperson of the U.S. Cellular Audit Committee since 2001.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr. has been a director of U.S. Cellular since the time that U.S. Cellular was founded in 1984. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        LeRoy T. Carlson, Jr. has been the Chairman (an executive officer) of U.S. Cellular since 1989.

        LeRoy T. Carlson, Jr. is also TDS' President and Chief Executive Officer (an executive officer of TDS). He has been TDS' President since 1981 and its Chief Executive Officer since 1986.

        Mr. Carlson has also served on the board of directors of TDS since the time that TDS was founded in 1968.

        He has been a director of TDS Telecom since 1988 and the Chairman (an executive officer) of TDS Telecom since 1990.

        Mr. Carlson was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly NASDAQ: AERL) and American Paging, Inc. (formerly AMEX: APP).

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director and President and Chief Executive Officer of TDS, as a director and Chairman of U.S. Cellular and as a director and Chairman of TDS Telecom. As the senior executive officer of U.S. Cellular and of its parent, TDS, the board of directors considers it essential that Mr. Carlson serve on the U.S. Cellular board. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        LeRoy T. Carlson, Jr. is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

        Walter C.D. Carlson.    Walter C.D. Carlson has been a director of U.S. Cellular since 1989. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Walter C.D. Carlson has been a partner of the law firm of Sidley Austin LLP for more than 25 years and is a member of its executive committee. Mr. Carlson is an experienced litigator, and has represented clients in a variety of types of specialized and general commercial litigation. Mr. Carlson is the head of the Financial and Securities Litigation group in the Chicago office of Sidley Austin LLP. The law firm of Sidley Austin LLP provides legal services to U.S. Cellular, TDS and their subsidiaries on a regular basis. See "Certain Relationships and Related Transactions" below. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

        Mr. Carlson has served on the board of directors of TDS since 1981 and has been TDS' non-executive Chairman of the Board since 2002.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly NASDAQ: AERL).

        Mr. Carlson has a J.D. from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and TDS, and as Chairman of the Board of TDS. He also has substantial experience, expertise and qualifications as a result of having represented many corporate clients as a lawyer. Also, because he is a director of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

Class I Directors

        Harry J. Harczak, Jr.    Harry J. Harczak, Jr. has been a director of U.S. Cellular since 2003. He also has been a member of, and has served as an "audit committee financial expert" on, U.S. Cellular's Audit Committee since 2003. The following provides information on the background of Mr. Harczak, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Harczak is a private investor and has been a managing director of Sawdust Capital, LLC, a privately-owned investment management company, since 2008.

        Mr. Harczak was an officer of CDW Corporation between 1994 and 2007, where he was successively the chief financial officer and the executive vice president of sales, marketing and business development. CDW is a provider of technology products and services and was a NASDAQ-listed company until it was acquired and became privately-held in 2007 (formerly NASDAQ: CDWC).

        Prior to that, Mr. Harczak was a partner at PricewaterhouseCoopers LLP, an international public accounting firm and, prior to that, was employed by PricewaterhouseCoopers LLP in managing and senior-level auditing capacities.

        Mr. Harczak is a director and member of the audit committee and governance and nominating committee of Tech Data Corporation (NASDAQ: TECD), a distributor of technology products from information technology hardware and software producers.

        Mr. Harczak is also a board member of several private and non-profit entities.

        Mr. Harczak is a Certified Public Accountant (inactive).

        Mr. Harczak has an undergraduate degree in accounting from DePaul University and an MBA from the University of Chicago.

        Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in finance, sales, operations and management as a result of his prior positions at CDW Corporation. In addition, Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for many years. In addition, Mr. Harczak has substantial experience, expertise and qualifications in accounting and auditing as a Certified Public Accountant, as a former chief financial officer of CDW Corporation and as a former partner and employee of PricewaterhouseCoopers LLP. As a result, he has been designated as an audit committee financial expert on U.S. Cellular's Audit Committee.

        Mary N. Dillon.    Mary N. Dillon has been a director of U.S. Cellular since appointment as President and Chief Executive Officer of U.S. Cellular effective June 1, 2010. She was appointed as a director pursuant to the terms of a letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment with U.S. Cellular. The following provides information on the background of Ms. Dillon, including the specific factors that led to the conclusion that she should serve as a director of U.S. Cellular.

        Ms. Dillon has been the President and Chief Executive Officer of U.S. Cellular (an executive officer of U.S. Cellular and deemed to be an executive officer of TDS under SEC rules) since June 1, 2010.

        Prior to her appointment as President and Chief Executive Officer of U.S. Cellular, Ms. Dillon served as the executive vice president and global chief marketing officer of McDonald's Corporation, a global restaurant company (NYSE: MCD). Ms. Dillon had been employed by McDonald's Corporation in such capacity since October 2005. In such capacity, she led the company's worldwide marketing efforts and global brand strategy for 32,000 restaurants in 118 countries with $23 billion in revenues.

        Prior to joining McDonald's, Ms. Dillon had been employed by PepsiCo Corporation, a global beverage company (NYSE: PEP), between 2000 and 2005, most recently as president of its Quaker Foods Division from 2004 to 2005.

        Ms. Dillon served as vice president of marketing of Gardenburger, Inc. which, at the time was a publicly-traded food company (formerly NASDAQ: GBUR), between 1996 and 2000.

        Prior to that, Ms. Dillon had been employed by Quaker Oats Company (formerly NYSE: OAT), an international marketer of grain-based foods and beverages, between 1984 and 1996. While at Quaker Oats, Ms. Dillon held several positions of increasing responsibility across several food and beverage categories.

        Ms. Dillon is, and has been since 2007, a director of Target Corporation, which operates general merchandise and food discount stores in the United States (NYSE: TGT). She is a member of its compensation committee and corporate social responsibility committee.

        Ms. Dillon is also a director of NorthShore University HealthSystem, a private integrated healthcare delivery system that serves northern Illinois communities, and of Loyola Academy, a college preparatory high school.

        Ms. Dillon has a Bachelor of Science degree in marketing and Asian studies from the University of Illinois at Chicago.

        Ms. Dillon brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in consumer marketing and operating large consumer-oriented businesses. As the President and Chief Executive Officer of U.S. Cellular, the board of directors considers it important that Ms. Dillon serve on the U.S. Cellular board so that the board has the benefit of her knowledge of and insights into day-to-day operations and performance, as well as the longer-term strategic plans, of U.S. Cellular.

        Gregory P. Josefowicz.    Gregory P. Josefowicz has been a director of U.S. Cellular since 2009. Mr. Josefowicz is a member of the U.S. Cellular Audit Committee. The following provides information on the background of Mr. Josefowicz, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Gregory P. Josefowicz is currently a private investor. He previously served as a non-exclusive, senior level consultant to Borders Group, Inc. (NYSE: BGP), a global retailer of books, music and movies, between 2006 and 2008.

        From 1999 until his retirement in 2006, Mr. Josefowicz served as a director and president and chief executive officer, and was named chairman of the board in 2002, of Borders Group which, at the time, had over 14,000 employees worldwide.

        Prior to that, he was chief executive officer of the Jewel-Osco division of American Stores Company, which operated food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a national retail food-drug chain. At that time, Mr. Josefowicz became president of Albertson's Midwest region. Mr. Josefowicz joined Jewel in 1974, and was elected senior vice president of marketing and advertising in 1993.

        In March 2012, Mr. Josefowicz was appointed as a director of Roundy's, Inc. (NYSE: RNDY), a leading grocer in the Midwest. He is a member and chairperson of its nominating and corporate governance committee, and a member of its audit committee and of its compensation committee.

        Mr. Josefowicz has been a member of the board of directors of True Value Company, a retailer-owned cooperative that operates hardware stores, since 2010.

        Mr. Josefowicz has been a member of the board of directors of Tops Holding Corporation, the parent of Tops Markets, LLC, which operates and franchises supermarkets, since 2008. As a result of its registration with the SEC of 10.125% senior secured notes due 2015, Tops Holding Corporation files periodic reports with the SEC.

        Mr. Josefowicz has been a member of the board of directors of PetSmart, Inc. (NASDAQ: PETM), a leading pet supply and services retailer, since 2004. He is a member and the chairperson of its nomination and governance committee, a member of its compensation committee and the "lead director" of PetSmart.

        Mr. Josefowicz was also a director of Winn-Dixie Stores, Inc. (NASDAQ: WINN), one of the nation's largest food retailers, between 2006 and March 2012. He was also a member and an "audit committee financial expert" of its audit committee and the "lead director" of Winn-Dixie Stores.

        Mr. Josefowicz was formerly a director of Ryerson Inc. (formerly NYSE: RYI), a leading distributor and processor of metals in North America, between 1999 and 2006, when it was acquired by Rhombus Holding Corp. Mr. Josefowicz had been a member and the chairperson of the audit committee of Ryerson.

        Mr. Josefowicz also was formerly a director of Spartan Stores (NASDAQ: SPTN), a U.S. grocery distributor, between 2001 and 2005. Mr. Josefowicz had been a member of the compensation committee of Spartan Stores.

        Mr. Josefowicz had been a director of TDS between 2007 and May 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, Mr. Josefowicz ceased to be a director of TDS at its 2009 Annual Meeting of shareholders. However, because TDS believed that Mr. Josefowicz was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Josefowicz to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Josefowicz, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting and Mr. Josefowicz has been a director since that annual meeting.

        Mr. Josefowicz has an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

        Mr. Josefowicz brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in retail marketing and management. He has over 20 years of management experience, including senior management experience leading large retail organizations. Because of the retail nature of the U.S. Cellular business, the U.S. Cellular board believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing and management of retail businesses.

        Cecelia D. Stewart.    Cecelia D. Stewart was appointed as a director of U.S. Cellular on March 6, 2013. The following provides information on the background of Ms. Stewart, including the specific factors that led to the conclusion that she should serve as a director of U.S. Cellular.

        Cecelia D. Stewart has been President of U.S. Consumer and Commercial Banking of Citigroup Inc. (NYSE: C), a global bank which provides a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management, since 2011.

        Prior to that, Ms. Stewart was the president of the retail banking group and chief executive officer of the private bank division of Morgan Stanley (NYSE: MS), a global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services, between 2009 and 2011.

        Prior to that, Ms. Stewart served as executive vice president and head of retail and small business banking at Wachovia Corporation, which at the time was a publicly-held diversified financial services company (formerly NYSE: WB), from 2003 to 2008. Prior to that, she had been employed by this company since 1978 in a variety of regional banking positions.

        Ms. Stewart attended the University of South Carolina and graduated from Winthrop University's Executive Master of Business Administration program with honors in 1993.

        Ms. Stewart is on the Foundation Board for Winthrop University and was also the prior Chair of the Consumer Bankers Association.

        Citigroup provides financial and related services on a regular basis to U.S. Cellular and/or its affiliates, including TDS. Citigroup is one of the lenders under the U.S. Cellular and TDS revolving credit agreements. The amount of Citigroup's commitment to U.S. Cellular and/or TDS under the revolving credit agreements is far less than 1% of Citigroup's total consolidated liabilities. Neither U.S. Cellular nor TDS have, or had at any time during 2012, any outstanding borrowings under these revolving credit agreements. In 2012, U.S. Cellular incurred fees of approximately $0.1 million and TDS incurred additional fees of approximately $1.3 million for services from Citigroup, and a similar or greater amount of fees is possible in 2013. The amounts incurred in 2012 were far less than 1% of Citigroup's consolidated gross revenues. All transactions with Citigroup were made in the ordinary course of business, at arms-length, and at prices and on terms customarily available. Ms. Stewart is not identified as an executive officer in Citigroup's Annual Report on Form 10-K for the year ended December 31, 2012 and, further, Ms. Stewart had no involvement in, nor received any personal benefit from, Citigroup's transactions with U.S. Cellular and/or TDS. Considering the foregoing, the U.S. Cellular board of directors determined that Ms. Stewart does not have any material direct or indirect relationships with U.S. Cellular or its affiliates unrelated to her service on the U.S. Cellular board of directors and is independent under NYSE listing standards. Even though the foregoing interests are not considered to be direct or indirect material interests to Ms. Stewart, they are disclosed voluntarily for purposes of full disclosure.

        Ms. Stewart brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications as a member of management of large, public companies and in financial services as a result of being the President of U.S. Consumer and Commercial Banking of Citigroup and having been the president of the retail banking group and chief executive officer of the private bank division of Morgan Stanley and an executive vice president and head of retail and small business banking at Wachovia Corporation. Further, Ms. Stewart's background and attributes bring diversity to the board.

Director Emeritus

        LeRoy T. Carlson.    LeRoy T. Carlson, 96, was a director of U.S. Cellular between 1987 and 2012. Mr. Carlson did not stand for re-election at the 2012 Annual Meeting and was appointed director emeritus of U.S. Cellular at that time. LeRoy T. Carlson founded TDS in 1968, and TDS founded U.S. Cellular in 1984. Mr. Carlson was a director of TDS from its founding in 1968 until 2008, at which time he became a director emeritus of TDS. He has been the Chairman Emeritus (an executive officer) of TDS for more than five years. Mr. Carlson is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of U.S. Cellular are managed by or under the direction of the board of directors. The board of directors consists of eleven members. Holders of Common Shares elect 25% of the directors rounded up to the nearest whole number, or three directors based on a board size of eleven directors. TDS, as the sole holder of Series A Common Shares, elects the remaining eight directors. As of the record date, TDS had 100% of the voting power in the election of such eight directors, approximately 74.5% of the voting power in the election of the remaining three directors and approximately 96.6% of the voting power in all other matters.

Board Leadership Structure

        Under the leadership structure selected for U.S. Cellular, the same person does not serve as both the chief executive officer and chairman. LeRoy T. Carlson, Jr. serves as Chairman and, in that capacity, sets the agenda and presides over board of directors meetings, allocates resources and assesses the performance of U.S. Cellular. Mary N. Dillon serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of U.S. Cellular and, in that capacity, regularly confers and consults with the Chairman with respect to important strategic, operating and financial activities and decisions. This leadership structure is set forth in U.S. Cellular's Bylaws. U.S. Cellular has determined that this leadership structure is appropriate given the specific characteristics and circumstances of U.S. Cellular. In particular, U.S. Cellular is a subsidiary of, and controlled by, TDS. As a result, it is considered appropriate that LeRoy T. Carlson, Jr. (who is the President and Chief Executive Officer of TDS), should serve as the Chairman of U.S. Cellular, and that the President and Chief Executive Officer of U.S. Cellular should report to the Chairman. This permits the President and Chief Executive Officer of U.S. Cellular's largest shareholder to provide oversight with respect to the President and Chief Executive Officer who has operating authority over U.S. Cellular. In addition, this leadership structure separates the executive who is primarily responsible for the performance of the company from the person who sets the agenda for and presides over board of directors meetings at which performance of U.S. Cellular is evaluated.

Board Role in Risk Oversight

        The following discloses the extent of the board of directors' role in the risk oversight of U.S. Cellular, including how the board administers its oversight function, and the effect of the board's leadership structure discussed above on risk oversight.

        The U.S. Cellular board of directors is primarily responsible for oversight of the risk assessment and risk management process of U.S. Cellular. Although the U.S. Cellular board of directors can delegate this responsibility to board committees, including the Audit Committee, the U.S. Cellular board of directors has not done so, and continues to have full responsibility relating to risk oversight. Although the U.S. Cellular board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of U.S. Cellular and reported to the board of directors.

        As part of its oversight responsibilities, the U.S. Cellular board of directors reviews the Enterprise Risk Management (ERM) program which applies to TDS and all of its business units, including U.S. Cellular. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes, including such processes of U.S. Cellular. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation.

        Although the U.S. Cellular board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain U.S. Cellular committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

        Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses U.S. Cellular's major financial risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management is handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

        In addition, the Long-Term Incentive Compensation Committee, which has responsibilities relating to the equity compensation of the executive officers of U.S. Cellular, and the Chairman of U.S. Cellular, who in effect functions as the compensation committee for non-equity compensation for the executive officers of U.S. Cellular other than himself, consider risks relating to compensation of executive officers, as discussed below in the Compensation Discussion and Analysis, and risks relating to compensation policies and procedures for all employees, as discussed below under "Risks from Compensation Policies and Practices".

        U.S. Cellular believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary responsibility to assess and manage U.S. Cellular's exposure to risk, is separated from the role of the Chairman, who sets the agenda for and presides over board of directors meetings at which the U.S. Cellular board exercises its oversight function with respect to risk.

Director Independence and New York Stock Exchange Listing Standards

        U.S. Cellular Common Shares are listed on the NYSE. Accordingly, U.S. Cellular is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

        Under the listing standards of the NYSE, U.S. Cellular is a "controlled company" as such term is defined by the NYSE. U.S. Cellular is a controlled company because over 50% of the voting power for the election of directors of U.S. Cellular is held by TDS (i.e., because TDS holds 100% of the Series A Common Shares and a majority of the Common Shares, it has the voting power to elect all of the directors of U.S. Cellular). Accordingly, U.S. Cellular is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors who qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent under the rules of the NYSE.

        As a controlled company, U.S. Cellular is required to have at least three directors who qualify as independent to serve on the Audit Committee. The U.S. Cellular Audit Committee has four members: J. Samuel Crowley, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b), and Section 303A.06, which incorporates the independence requirements of Rule 10A-3 under Section 10A-3 of the Securities Exchange Act of 1934, as amended (collectively, "Section 10A-3"). Except as required by listing standards or SEC rule, U.S. Cellular does not have any categorical standards of independence that must be satisfied.

        Pursuant to the requirements of the NYSE Listed Company Manual, the U.S. Cellular board of directors affirmatively determined that each member of the Audit Committee has no material relationship with U.S. Cellular, either directly or as a partner, shareholder or officer of an organization that has a relationship with U.S. Cellular, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

        Such relevant facts and circumstances included the following: None of such persons is an employee or officer of U.S. Cellular, TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"). None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of U.S. Cellular. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director and member of board committees of U.S. Cellular. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because none of such persons receives any compensatory fee from any member of the TDS Consolidated Group and none of such persons is an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group. None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of U.S. Cellular.

        In addition, James Barr III, Ronald E. Daly and Cecelia D. Stewart would qualify as independent directors under the listing standards of the NYSE. As a result, seven of the eleven directors, or 64% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        Our board of directors held six meetings during 2012. Each incumbent director attended at least 75% of the total number of meetings of the board of directors held during 2012 (during the period that such person was a director) and at least 75% of the total number of meetings held by each committee of the board on which such person served (during the period that such person served).

Corporate Governance Guidelines

        Under NYSE listing standards, U.S. Cellular is required to adopt and disclose corporate governance guidelines that address certain specified matters. U.S. Cellular has adopted Corporate Governance Guidelines that address (i) board of directors structure, (ii) director qualification standards, (iii) director responsibilities, orientation and continuing education, (iv) director compensation, (v) board resources and access to management and independent advisors, (vi) annual performance evaluation of the board, (vii) board committees, (viii) management succession and (ix) periodic review of the guidelines. A copy of such guidelines is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Corporate Governance Guidelines.

Audit Committee

        The purpose and primary functions of the Audit Committee are to (a) assist the board of directors of U.S. Cellular in its oversight of (1) the integrity of U.S. Cellular's financial statements, (2) U.S. Cellular's compliance with legal and regulatory requirements, (3) the qualifications and independence of U.S. Cellular's registered public accounting firm, and (4) the performance of U.S. Cellular's internal audit function and registered public accounting firm; (b) prepare an audit committee report as required by the rules of the SEC to be included in U.S. Cellular's annual proxy statement; and (c) perform such other functions as set forth in the U.S. Cellular Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of U.S. Cellular's Audit Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Committee Charter.

        In addition, the Audit Committee has certain responsibilities relating to risk management as discussed above under "Board Role in Risk Oversight."

        The Audit Committee is currently composed of four members who qualify as independent under NYSE listing standards, including Section 10A-3, as discussed above. The current members of the Audit Committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE.

        The board has made a determination that Harry J. Harczak, Jr. is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The Audit Committee held eight meetings during 2012.

Pre-Approval Procedures

        The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by U.S. Cellular's principal independent registered public accounting firm must be pre-approved by the Audit Committee. Under no circumstances may U.S. Cellular's principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson of the Audit Committee the authority to pre-approve services by the independent registered public accounting firm. In addition to pre-approval of specific services by the chairperson of the Audit Committee, specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee charter provides that the Audit Committee has responsibilities with respect to related-party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

        Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in U.S. Cellular's Proxy Statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, U.S. Cellular is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of U.S. Cellular's last fiscal year or any currently proposed transaction in which: (1) U.S. Cellular was or is to be a participant, (2) the amount involved exceeds $120,000 and (3) any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of U.S. Cellular, any nominee for director, any beneficial owner of more than five percent of any class of U.S. Cellular's voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the NYSE does not specify who should review related party transactions, the NYSE believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task. Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

        Accordingly, pursuant to such provisions, the U.S. Cellular Audit Committee has responsibilities over transactions that are deemed to be related-party transactions under Section 314.00 of the NYSE Listed Company Manual. Other than the foregoing, U.S. Cellular has no related party policies and procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for a discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

        U.S. Cellular does not have a formal standing compensation committee for all executive compensation, except that long-term equity compensation of executive officers is approved by the Long-Term Incentive Compensation Committee, as discussed below. LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Mary N. Dillon, President and Chief Executive Officer of U.S. Cellular, makes recommendations with respect to compensation for the named executive officers other than herself. For further information, see "Compensation Discussion and Analysis" below.

        The basis for the view of the board of directors that a formal independent compensation committee for all executive compensation is unnecessary is that U.S. Cellular is controlled by TDS. As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE. As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that its Chairman, LeRoy T. Carlson, Jr., who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. In addition, Mr. Carlson is compensated by TDS and does not receive any compensation directly from U.S. Cellular.

Long-Term Incentive Compensation Committee

        Although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. In addition, the Long-Term Incentive Compensation Committee comprises at least two non-employee members of the U.S. Cellular board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        Under the Dodd-Frank Act, the SEC directed the NYSE to adopt listing standards prohibiting the listing of any equity security of an issuer that does not comply with listing requirements with respect to the independence of members of the compensation committee of the board of directors of such issuer, except that the Dodd-Frank Act expressly provides that this requirement does not apply to an issuer that is a controlled company. In 2013, the NYSE adopted listing standards as required pursuant to such SEC direction. Although such new listing standards also are not applicable to U.S. Cellular because it is a controlled company, the members of the Long-Term Incentive Compensation Committee also would qualify as independent under the new listing standards of the NYSE.

        A copy of the Long-Term Incentive Compensation Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Long-Term Incentive Compensation Committee Charter.

        The members of the Long-Term Incentive Compensation Committee currently are Paul-Henri Denuit (chairperson), J. Samuel Crowley and Ronald E. Daly.

        The Long-Term Incentive Compensation Committee held five meetings during 2012.

        The primary functions of the Long-Term Incentive Compensation Committee are: to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual Proxy Statement or otherwise to the extent required under any applicable rules and regulations.

        The charter of the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including designating which affiliates of U.S. Cellular may have employees eligible to receive grants thereunder, establishing rules and regulations relating thereto, determining if someone is disabled for purposes thereof, approving persons to whom an award may be transferred, selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award, including, without limitation, the form and terms of the agreement evidencing an award.

        The Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs under the foregoing paragraph to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

        The officers who are subject to Section 16 requirements are set forth under the caption "Executive Officers" below in this Proxy Statement. Except with respect to such persons, U.S. Cellular's long-term incentive plan does not currently restrict the ability of the Long-Term Incentive Compensation Committee to delegate its power and authority. As a result, currently the Long-Term Incentive Compensation Committee may delegate its power and authority to the Chairman or any executive officer of U.S. Cellular except with respect to the long-term equity compensation of the persons identified below under the caption "Executive Officers".

        The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the executive officers identified in this Proxy Statement.

        U.S. Cellular's Human Resources Department supports the Chairman and the Long-Term Incentive Compensation Committee in their functions. In connection therewith, U.S. Cellular utilizes the services of a compensation consultant. See Compensation Discussion and Analysis below for information about U.S. Cellular's compensation consultant, which information is incorporated by reference herein.

Director Compensation

        Neither LeRoy T. Carlson, Jr. in his role as the Chairman nor the Long-Term Incentive Compensation Committee approves director compensation. It is the view of the U.S. Cellular board of directors that director compensation should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the U.S. Cellular board of directors is that all directors should participate in such decisions, rather than only the Chairman or only some or all of the non-employee directors. U.S. Cellular does not have any stock ownership guidelines for directors.

Pricing Committee

        U.S. Cellular has a Pricing Committee, consisting of LeRoy T. Carlson, Jr. as Chairman, and Mary N. Dillon and Kenneth R. Meyers as members. The Pricing Committee does not have a charter. Pursuant to resolutions of the U.S. Cellular board of directors, the Pricing Committee is authorized to take certain action with respect to financing and capital transactions of U.S. Cellular, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of U.S. Cellular.

Director Nomination Process

        U.S. Cellular does not have a corporate governance/nominating committee and does not have a corporate governance/nominating committee charter. Under listing standards of the NYSE, U.S. Cellular is exempt from the requirement to have a corporate governance/nominating committee comprised solely of independent directors because it is a controlled company as such term is defined by the NYSE. Instead, the entire board of directors participates in the consideration of director nominees.

        U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the holders of Common Shares, the U.S. Cellular board may from time to time informally consider candidates recommended by shareholders who hold a significant number of Common Shares, in addition to the recommendation of TDS. Although the U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director, shareholders that desire to nominate directors must follow the procedures set forth in U.S. Cellular's Bylaws.

        The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular.

        The U.S. Cellular board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, U.S. Cellular values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In addition, in considering whether to nominate individuals as director candidates, the U.S. Cellular board of directors takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. U.S. Cellular believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the U.S. Cellular board of directors considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

        In general, in determining whether to nominate incumbent directors for re-election, the U.S. Cellular board of directors considers all facts and circumstances, including the board of directors' view of how each director has performed his or her duties. In the event of a vacancy on the board of a director elected by TDS as the sole holder of Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a director elected by holders of Common Shares, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the U.S. Cellular board of directors may consider recommendations by TDS and other shareholders who hold a significant number of Common Shares. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, when appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the U.S. Cellular board for election at the 2013 Annual Meeting is an incumbent director who is standing for re-election.

        From time to time, U.S. Cellular may pay a fee to an executive search firm to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors. U.S. Cellular paid a fee to a search firm in 2012 to assist it in identifying and evaluating potential candidates to fill the directorship previously held by LeRoy T. Carlson, who ceased to be director at the 2012 Annual Meeting. This was a fixed fee that was paid in advance for the search and no additional fee has been paid or will be payable in 2013. This search resulted in the identification and appointment of Cecelia D. Stewart as a director of U.S. Cellular, as disclosed above.

Non-Management Directors and Shareholder Communication with Directors

        As required by NYSE listing standards, the non-management directors of U.S. Cellular meet at regularly scheduled executive sessions without management. Walter C.D. Carlson, who is a non-management director, presides at all meetings of the non-management directors of U.S. Cellular. In addition, as required by NYSE listing standards, the independent directors of U.S. Cellular meet at least once per year in an executive session without management or directors who are not independent.

        Shareholders or other interested parties may send communications to the U.S. Cellular board of directors, to the non-management directors or to specified individual directors of U.S. Cellular at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of U.S. Cellular, c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Chicago IL 60602. Any shareholder communications that are addressed to the board of directors, the non-management directors or specified individual directors will be delivered by the Secretary to such persons or group.

        Information on communicating with directors is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Contact the Board.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the Annual Meeting of shareholders, which is normally followed by the Annual Meeting of the board of directors. In general, all directors attend the Annual Meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. All persons who continued to serve as directors after the 2012 Annual Meeting of shareholders attended the 2012 Annual Meeting of shareholders.

Codes of Ethics for Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors, as amended as of December 11, 2012. This code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

EXECUTIVE OFFICERS

        The following executive officers of U.S. Cellular were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., Chairman; Mary N. Dillon, President and Chief Executive Officer; and Kenneth R. Meyers, Vice President and Assistant Treasurer. The following table identifies the other executive officers who are currently serving but are not identified in the above tables regarding the election of directors. The age of the following persons is as of the date of this Proxy Statement.

Name	Age	Position with U.S. Cellular
Steven T. Campbell	62	Executive Vice President—Finance, Chief Financial Officer and Treasurer
Jeffrey J. Childs	56	Executive Vice President and Chief Human Resources Officer
Carter S. Elenz	52	Executive Vice President—Sales and Customer Service
Michael S. Irizarry	51	Executive Vice President and Chief Technology Officer—Engineering and Information Services
David C. Kimbell	46	Executive Vice President—Chief Marketing Officer
Douglas D. Shuma	52	Chief Accounting Officer

        Steven T. Campbell.    Steven T. Campbell has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since March 2007. Prior to that, he was Executive Vice President—Finance, Chief Financial Officer, Treasurer and Controller of U.S. Cellular since January 2007. He joined U.S. Cellular as Vice President and Controller in 2005. Mr. Campbell is a Certified Public Accountant (inactive).

        Jeffrey J. Childs.    Jeffrey J. Childs was appointed Executive Vice President and Chief Human Resources Officer in May 2010. Prior to that, he was Senior Vice President and Chief Human Resources Officer between 2007 and 2010. He joined U.S. Cellular and was appointed Senior Vice President—Human Resources in 2004.

        Carter S. Elenz.    Carter S. Elenz was appointed Executive Vice President—Sales and Customer Service in April 2011. Prior to that, he was chief executive officer of Sensia Beverage Company, a privately-held beverage company, between 2010 and 2011, and chief operating officer of Seventh Generation, a privately-held wholesale distributor of household and personal care products, between 2007 and 2010.

        Michael S. Irizarry.    Michael S. Irizarry was appointed Executive Vice President and Chief Technology Officer—Engineering and Information Services, in May 2011. Prior to that, he was Executive Vice President—Engineering and Chief Technology Officer since 2003. He joined U.S. Cellular as Executive Vice President and Chief Technology Officer in 2002.

        David C. Kimbell.    David C. Kimbell was appointed Executive Vice President—Chief Marketing Officer in March 2013. He was Senior Vice President—Marketing and Chief Marketing Officer between July 2012 and March 2013. Prior to that, he was Vice President—Marketing since February 2011. Prior to that, he was chief marketing officer and senior vice president at Seventh Generation, a wholesale distributor of household and personal care products, between 2008 and 2010.

        Douglas D. Shuma.    Douglas D. Shuma was appointed Chief Accounting Officer of U.S. Cellular, and also of TDS Telecom, in May 2011. Mr. Shuma is also the Senior Vice President and Controller (chief accounting officer) of TDS, a position he has held since 2007. Mr. Shuma is a Certified Public Accountant (inactive).

        All of our executive officers devote all of their employment time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr., Chairman, Kenneth R. Meyers, Vice President and Assistant Treasurer, and Douglas D. Shuma, Chief Accounting Officer. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, Kenneth R. Meyers, who is employed by TDS as its Executive Vice President and Chief Financial Officer, and Douglas D. Shuma, who is employed by TDS as its Senior Vice President and Controller, devote a portion of their time to the affairs of U.S. Cellular.

Codes of Business Conduct and Ethics Applicable to Officers

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

        In addition, U.S. Cellular has adopted a broad Code of Business Conduct that is applicable to all officers and employees of U.S. Cellular and its subsidiaries. The foregoing code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Conduct.

        U.S. Cellular intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes by posting such information to U.S. Cellular's website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by U.S. Cellular's board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver. There were no such waivers in 2012.

PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

        In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal gives our shareholders the opportunity to express their views on U.S. Cellular's independent registered public accounting firm for the current fiscal year.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR the approval of the ratification of the selection of PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the Annual Meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

Is this vote binding on the board of directors?

        This vote is an advisory vote only and, therefore, it will not bind U.S. Cellular or our board of directors or Audit Committee. We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by our Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting.

        Under the Intercompany Agreement with TDS discussed below, U.S. Cellular has agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing U.S. Cellular's financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services.

        Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2013, subject to U.S. Cellular's obligations under the Intercompany Agreement.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

 FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2012 and 2011:

	2012	2011
Audit Fees(1)	$1,830,017	$1,737,708
Audit Related Fees(2)	491,006	244,207
Tax Fees(3)	—	—
All Other Fees(4)	1,452,945	844,772

Total Fees(5)	$3,773,968	$2,826,687

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements included in U.S. Cellular's Form 10-K for each of these years and the reviews of the financial statements included in U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, subsidiary audits, attest services, consents, and review of documents filed with the SEC.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of U.S. Cellular's financial statements that are not reported under Audit Fees, if any. In 2012 and 2011, this amount represents fees billed for audits of subsidiaries.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning, if any.

(4)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services other than services described in Note (1), (2) or (3), if any. In 2012 and 2011, this represents Systems Implementation Assessment advisory work relating to U.S. Cellular's new billing and operational support system (B/OSS) project.

(5)
Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS. Although TDS bills U.S. Cellular an overall management fee pursuant to the Intercompany Agreement discussed under "Other Relationships and Related Transactions—Intercompany Agreement" below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to U.S. Cellular's independent registered public accounting firm.

 AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of U.S. Cellular identified below. The Audit Committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Committee Charter.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent registered public accounting firm is responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent registered public accounting firm for 2012. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2012. Management represented to the Audit Committee that U.S. Cellular's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2012 be included in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2012.

        In addition to the foregoing report required by SEC rules, the following represents supplemental information voluntarily disclosed by the Audit Committee:

        The Audit Committee holds regularly scheduled meetings in person on a quarterly basis, and also holds quarterly meetings by teleconference to review and approve the financial results for the immediately preceding period. The Audit Committee reviews U.S. Cellular's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's Chairman and the TDS Vice President of Internal Audit.

        During 2012, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of U.S. Cellular's financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with U.S. Cellular management, TDS' Vice President of Internal Audit, U.S. Cellular's General Counsel, and representatives of PricewaterhouseCoopers LLP, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place.

        The Audit Committee is updated periodically on management's process to assess the adequacy of U.S. Cellular's system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of U.S. Cellular's internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP U.S. Cellular's internal control assessment process, management's assessment with respect thereto and its evaluation of U.S. Cellular's system of internal control over financial reporting.

        The Audit Committee reviewed with senior members of management, including the TDS Vice President of Internal Audit and the U.S. Cellular General Counsel, U.S. Cellular's policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of U.S. Cellular's legal, regulatory and ethical compliance programs, including U.S. Cellular's Code of Business Conduct, were also reviewed.

        The Audit Committee evaluates the performance of PricewaterhouseCoopers LLP, including the senior audit engagement team, each year and determines whether to reengage PricewaterhouseCoopers LLP or consider other audit firms, subject to U.S. Cellular's obligations under the Intercompany Agreement with TDS. Under this agreement, U.S. Cellular has agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing U.S. Cellular's financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. In performing its evaluation, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of U.S. Cellular's operations and industry. Based on this evaluation, the Audit Committee decided to engage PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accountants for the year ended December 31, 2013, and reviewed with senior members of U.S. Cellular's financial management team, PricewaterhouseCoopers LLP and the TDS Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of U.S. Cellular's internal controls over financial reporting and the quality of U.S. Cellular's financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, subject to U.S. Cellular's obligations under the Intercompany Agreement with TDS, U.S. Cellular anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at the Annual Meeting of shareholders.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements of U.S. Cellular, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of U.S. Cellular's internal controls over financial reporting.

        The Audit Committee considered and concluded that the provision of non-audit services by PricewaterhouseCoopers LLP to U.S. Cellular during 2012 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of U.S. Cellular management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of PricewaterhouseCoopers LLP, who are engaged to audit and report on the consolidated financial statements of U.S. Cellular and subsidiaries and the effectiveness of U.S. Cellular's internal control over financial reporting.

        By the members of the Audit Committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.	Gregory P. Josefowicz

PROPOSAL 3
APPROVAL OF UNITED STATES CELLULAR CORPORATION 2013 LONG-TERM INCENTIVE PLAN

        Under the United States Cellular Corporation 2005 Long-Term Incentive Plan, as amended (the "2005 Incentive Plan"), a total of 8.0 million Common Shares are reserved for issuance. Such shares have been registered under the Securities Act on Registration Statements on Form S-8, Registration No. 333-105675 and Registration No. 333-161119.

        As of December 31, 2012, approximately 2.3 million Common Shares had been issued under the 2005 Incentive Plan. As a result, there were approximately 5.7 million Common Shares available for issuance under the 2005 Incentive Plan as of December 31, 2012.

        However, as of December 31, 2012, approximately 3.8 million Common Shares were subject to outstanding stock option awards, restricted stock unit awards and deferred bonus and employer match awards. As a result, as of December 31, 2012, approximately 1.9 million Common Shares remained available to be awarded under the 2005 Incentive Plan.

        U.S. Cellular desires to increase the number of shares available for long-term incentive awards and, in connection therewith, the U.S. Cellular board of directors (the "Board") has adopted the United States Cellular Corporation 2013 Long-Term Incentive Plan (the "2013 Incentive Plan"), subject to approval by shareholders. The 2013 Incentive Plan would replace the 2005 Incentive Plan. A total of 5 million Common Shares would be reserved for issuance under the 2013 Incentive Plan. These shares would be registered under the Securities Act on a Registration Statement on Form S-8. On April 1, 2013, the closing sales price per Common Share as reported on the NYSE was $36.34.

        The proposed 2013 Incentive Plan is attached hereto as Exhibit A. The Board unanimously recommends approval of the 2013 Incentive Plan, which is being submitted for approval by the shareholders at the 2013 Annual Meeting pursuant to this Proposal 3. If approved by shareholders, the 2013 Incentive Plan will be effective on the date of such approval and no new awards will be granted under the 2005 Incentive Plan following such date.

        The following is a description of the proposed 2013 Incentive Plan.

Description of 2013 Incentive Plan

        Types of Awards.    Under the 2013 Incentive Plan, U.S. Cellular is authorized to grant incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights ("SARs"), bonus stock awards, restricted stock awards, restricted stock unit ("RSU") awards, performance awards and employer match awards for deferred bonus payments, as described below. With the exception of bonus stock awards, U.S. Cellular was authorized to grant each of these types of awards under the 2005 Incentive Plan.

        Incentive Plan Stock.    As discussed above, a total of 5 million Common Shares would be reserved for issuance under the 2013 Incentive Plan, of which (i) no more than 5 million Common Shares in the aggregate could be issued under the 2013 Incentive Plan in connection with ISOs and (ii) no more than 250,000 Common Shares in the aggregate could be issued under the 2013 Incentive Plan in connection with bonus stock awards. Such numbers would be subject to adjustment in the event of a stock split, stock dividend, merger or other event described in "Adjustment" below. To the extent that Common Shares subject to an outstanding award under the 2013 Incentive Plan are not issued or delivered or are returned to U.S. Cellular by the holder by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of the award in cash or (iii) the delivery to or withholding by U.S. Cellular of shares of Common Stock to pay all or a portion of the purchase price of the award, if any, or to satisfy all or a portion of the tax withholding obligations relating to the award, then those Common Shares again will be available under the 2013 Incentive Plan, except that Common Shares subject to an award under the 2013 Incentive Plan will not again be available under the 2013 Incentive Plan if such shares are shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR.

        Effective Date and Termination.    If approved by our shareholders at the 2013 Annual Meeting, the 2013 Incentive Plan will become effective as of the date of such approval, and will terminate ten years after the date of such approval unless terminated earlier by the Board. No new awards will be granted under the 2005 Incentive Plan following the effective date of the 2013 Incentive Plan.

        Purposes.    The purposes of the 2013 Incentive Plan are to:

  •
  align the interests of the shareholders of U.S. Cellular and the recipients of awards under the 2013 Incentive Plan by increasing the proprietary interest of such recipients in U.S. Cellular's growth and success;

  •
  advance the interests of U.S. Cellular by attracting and retaining officers and other employees of U.S. Cellular and certain of its affiliates; and

  •
  motivate such persons to act in the long-term best interests of U.S. Cellular and U.S. Cellular's shareholders.

        Eligibility.    Certain employees of U.S. Cellular, and of affiliates of U.S. Cellular approved by the Board, who are selected by the Committee (as defined below under "Administration"), will be eligible to participate in the 2013 Incentive Plan. As of December 31, 2012, approximately 2,100 employees would have been eligible to be selected by the Committee to receive awards under the 2013 Incentive Plan had the plan been in effect. However, as of December 31, 2012, the Committee had selected only approximately 1,000 of such employees to receive awards under the 2005 Incentive Plan.

        Maximum Per Person Award.    In the case of an award intended to be "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code, to the extent necessary to so qualify, (i) the maximum number of Common Shares with respect to which stock options or SARs or a combination thereof may be granted during any fiscal year of U.S. Cellular to any one person shall be 250,000, (ii) the maximum number of Common Shares with respect to which bonus stock awards, restricted stock awards and RSU awards (collectively, "Stock Awards") subject to performance measures may be granted during any fiscal year of U.S. Cellular to any one person shall be 100,000, and (iii) the maximum amount that may be paid to any one person under a performance award during any fiscal year of U.S. Cellular shall not exceed 100,000 Common Shares, or the fair market value thereof if paid in cash, in each case subject to adjustment in the event of a stock split, stock dividend, merger or other event described in "Adjustment" below.

        As noted below under "Stock Options" and "Stock Appreciation Rights," the purchase price per share subject to a stock option and the base price per share subject to an SAR may not be less than 100% of the fair market value of a Common Share on the date of grant of the award.

        Amendments.    The Board may amend the 2013 Incentive Plan at any time, subject to any required shareholder approval and any rule of the principal national stock exchange on which the Common Shares are then traded. Without the approval of the shareholders of U.S. Cellular, no amendment may:

  •
  increase the maximum number of Common Shares available for issuance under the 2013 Incentive Plan (except in the event of a stock split, stock dividend, merger or other event described in "Adjustment" below); or

  •
  with respect to any ISO, effect any change inconsistent with Section 422 of the Internal Revenue Code.

        Administration.    The 2013 Incentive Plan will be administered by a committee (for purposes of this description, the "Committee") selected by the Board and made up of two or more members of the Board, each of whom may be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

        Subject to the terms of the 2013 Incentive Plan, the Committee will be authorized to select employees for participation in the 2013 Incentive Plan and to determine the form, amount and timing of each award and, if applicable, the number of Common Shares subject to each award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including without limitation, the form and terms of the agreement evidencing the award. Approval by the full Board, including an affirmative vote of the Committee, is required for a grant under the 2013 Incentive Plan if the number of Common Shares subject to the award, when aggregated with outstanding Common Shares and Common Shares subject to other outstanding equity awards, could result in U.S. Cellular no longer satisfying eligibility requirements to file a consolidated tax return with TDS.

        The Committee will also have the authority to interpret the 2013 Incentive Plan and establish any rules and procedures necessary or desirable for the administration of the 2013 Incentive Plan. In addition, the Committee may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities, and may accelerate the exercisability or vesting of outstanding awards. The determinations of the Committee will be binding on all parties.

        Except in the event of a stock split, stock dividend, merger or other event described in "Adjustment" below, or in the event of a "Change in Control" as defined below, the Committee may not, without shareholder approval, (i) reduce the purchase price or base price of an outstanding stock option or SAR; (ii) cancel an outstanding stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price; (iii) cancel an outstanding stock option or SAR in exchange for cash or another award if the purchase price of the stock option or the base price of the SAR exceeds the fair market value of a Common Share on the date of such cancellation or (iv) take any other action that would constitute a "repricing" within the meaning of The New York Stock Exchange Listed Company Manual.

        Delegation.    To the extent legally permissible, the Committee may delegate some or all of its power and authority under the 2013 Incentive Plan to the Board, the Chairman or other executive officer of U.S. Cellular as it deems appropriate; provided, however, that:

  •
  the Committee may not delegate its power and authority to the Board, the Chairman or other executive officer of U.S. Cellular regarding the grant of an award under the 2013 Incentive Plan to any person deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to such employee may result in taxable income to the employee, or

  •
  the Committee may not delegate its power and authority to the Chairman or other executive officer of U.S. Cellular regarding the selection for participation in the 2013 Incentive Plan of an officer of U.S. Cellular or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended, or decisions concerning the timing, pricing or amount of an award granted to such an officer or other person.

        Performance Measures.    The Committee may establish performance measures that must be attained:

  •
  as a condition to the grant or exercisability of certain stock options or SARs;

  •
  as a condition to the grant of certain restricted stock, bonus stock or RSU awards; or

  •
  during the applicable restriction period or performance period as a condition to the employee's vesting, in the case of certain restricted stock awards, in Common Shares subject to such awards or, as a condition to the employee's receipt, in the case of certain RSU awards or performance awards, of Common Shares subject to such awards or the cash amount payable with respect to such awards (or a combination thereof).

        In the case of an award intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, to the extent necessary to so qualify, the performance measures shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute or relative terms:

    the attainment by a Common Share of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; return on capital; earnings before or after taxes and/or interest; return on investments;

    interest expense; cash flows; revenues; sales; costs; expenses; earnings; economic value created; operating margin; gross margin; net income before or after taxes; pretax earnings before interest, depreciation and/or amortization; capital expenditures; operating earnings either before or after interest expense and either before or after incentives; market share; attainment of cost reduction goals; customer count; customer additions; cost per gross or net customer addition; revenue per customer; customer turnover rate; return on operating costs; ratios of employees to volume of business measures and population in licensed or operating markets; financing costs; ratios of capital spending and investment to volume of business measures; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures or any combination thereof.

        Subject to Section 162(m) of the Internal Revenue Code with respect to an award that is intended to be qualified performance-based compensation, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting U.S. Cellular or its financial statements or changes in law or accounting principles.

        Stock Options.    The 2013 Incentive Plan provides for the grant of ISOs and nonqualified stock options and specifies that the Committee will determine the number of Common Shares subject to a stock option and the purchase price per Common Share subject to a stock option, provided that such purchase price per share may not be less than 100% of the fair market value of a Common Share on the date of grant of the stock option. The exercise of a stock option entitles the holder thereof to receive (subject to withholding tax) whole Common Shares. To the extent that the aggregate fair market value (determined as of the date the stock option is granted) of the Common Shares with respect to which stock options designated as ISOs are exercisable for the first time by the option holder during any calendar year (under the 2013 Incentive Plan or any other plan of U.S. Cellular or any related corporation) exceeds the amount (currently $100,000) established by the Internal Revenue Code, such stock options shall be nonqualified stock options. The Committee will determine the period during which a stock option may be exercised, provided that a stock option granted under the 2013 Incentive Plan may not be exercised later than ten years from the date of grant. In the case of an eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of U.S. Cellular or any related corporation, the purchase price per share of an ISO granted under the 2013 Incentive Plan to such employee may not be less than 110% of the fair market value of a Common Share on the date of grant, and the exercise period may not exceed five years from the date of grant.

        Stock Appreciation Rights.    The 2013 Incentive Plan provides for the grant of SARs, which may be free-standing or granted in tandem with a stock option. Any tandem SAR will be granted on the same day that the related stock option is granted. The number of Common Shares subject to an SAR will be determined by the Committee. The base price of a free-standing SAR will be determined by the Committee, provided that the base price per Common Share subject to the SAR may not be less than 100% of the fair market value of a Common Share on the date of grant. The base price per Common Share subject to a tandem SAR shall equal the purchase price per share subject to the related stock option. The Committee will determine the period during which an SAR may be exercised, provided that an SAR may not be exercised later than ten years from the date of grant and a tandem SAR may not be exercised later than the expiration, cancellation, forfeiture or other termination of the related stock option. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) whole Common Shares, cash or a combination thereof (as determined by the Committee and set forth in the agreement evidencing the SAR) with a value equal to the excess of the fair market value of a Common Share on the exercise date over the base price of the SAR, multiplied by the number of Common Shares with respect to which such SAR is exercised.

        Bonus Stock, Restricted Stock and RSU Awards.    The 2013 Incentive Plan provides for the grant of bonus stock awards, which are vested upon grant. As noted above, no more than 250,000 Common Shares in the aggregate may be issued under the 2013 Incentive Plan in connection with bonus stock awards. The 2013 Incentive Plan also provides for the grant of restricted stock awards and RSU awards, which are subject to a restriction period. An RSU is a right to receive, contingent upon termination of the restriction period, a Common Share or cash equal to the fair market value of a Common Share, as specified by the agreement evidencing the award. The number of Common Shares subject to an award of bonus stock or restricted stock and the number of RSUs subject to an RSU award, the purchase price (if any) applicable to the award, any restriction period and performance measures applicable to the award and the other terms of the award will be determined by the Committee. Unless otherwise determined by the Committee, a restricted stock or RSU award will be subject to forfeiture if the holder does not remain continuously employed by U.S. Cellular or an affiliate during the restriction period or, if the restricted stock or RSU award is subject to performance measures, if such performance measures are not attained during the restriction period.

        Unless otherwise set forth in an award agreement and subject to the terms and conditions of a restricted stock award, the holder of a restricted stock award shall have all the rights as a shareholder of U.S. Cellular, including but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Shares. However, (i) a distribution with respect to Common Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Common Shares that are subject to performance-based vesting conditions, in each case, will be deposited with U.S. Cellular and will be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

        Prior to the settlement of an RSU award in Common Shares, the holder of the award will have no rights as a shareholder of U.S. Cellular with respect to the Common Shares subject to the award. However, the agreement for the award may allow the holder of the RSU award to receive, on a current or deferred basis, dividend equivalents on the RSU award and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to RSU awards that are subject to performance-based vesting conditions will be subject to the same restrictions as the RSU awards.

        Performance Awards.    The 2013 Incentive Plan provides for the grant of performance awards. Each performance award is a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive payment in cash or Common Shares of a specified amount, as specified by the agreement evidencing the award. The amount of a performance award, the applicable performance measures and performance period, and the other terms of a performance award will be determined by the Committee. Unless otherwise determined by the Committee, if the specified performance measures are not attained during the applicable performance period, then the award recipient will forfeit the performance award.

        Prior to the settlement of a performance award in Common Shares, the holder of such performance award will have no rights as a shareholder of U.S. Cellular with respect to the Common Shares subject to the award. However, the agreement for the award may allow the holder of the performance award to receive, on a current or deferred basis, dividend equivalents on the performance award and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to performance awards will be subject to the same restrictions as the performance awards.

        Deferred Bonus and Employer Match Awards.    The 2013 Incentive Plan permits an employee selected by the Committee to irrevocably elect to defer all or a portion of his or her annual bonus to a deferred compensation account. If a selected employee elects to defer all or a portion of his or her annual bonus, an employer match award may be allocated to the employee's deferred compensation account in an amount equal to 25% of the amount deferred which does not exceed half of the annual bonus and 33 1/3% of the amount deferred which exceeds half of the annual bonus. An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the employer match award credited to the employee's deferred compensation account will become vested on each of the first three annual anniversaries of the last day of the year for which the applicable bonus is payable, provided that the employee remains continuously employed by U.S. Cellular or an affiliate until such date and the related bonus amount credited to his or her deferred compensation account has not been distributed before such date. Any employer match award that is not vested as of the date that the related bonus amount is distributed will be forfeited as of the date of the distribution. An employer match award previously not forfeited will become fully vested in the event the employee separates from service by reason of death or retirement (as defined in the 2013 Incentive Plan) or experiences disability (as defined in the 2013 Incentive Plan). An employee's deferred compensation account will be deemed to be invested in whole and fractional Common Shares.

        An employee will receive an amount equal to his or her vested deferred compensation account in accordance with the employee's distribution date election (subject to any six-month delay required under Section 409A of the Code).

        In the event of the employee's death, his or her vested deferred compensation account will be paid to the employee's beneficiary within 60 days following the employee's death.

        The Committee may approve a distribution of all or a portion of an employee's vested deferred compensation account in the event of an unforeseeable emergency causing the employee severe financial hardship. If an employee receives a distribution from his or her deferred compensation account (whether under the 2013 Incentive Plan, the 2005 Incentive Plan or another plan maintained by U.S. Cellular or its affiliates) due to unforeseeable emergency, any deferral election by the employee in effect under the 2013 Incentive Plan immediately will be cancelled.

        An employee's vested deferred compensation account will be paid in a lump sum. Payment will be in whole Common Shares and in cash equal to the fair market value of any fractional Common Share.

Adjustment

        In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of Common Shares to change, such as a stock split, stock dividend, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under the 2013 Incentive Plan, the maximum number of securities with respect to which stock options or SARs, or a combination thereof, may be granted during any fiscal year of U.S. Cellular to any one person, the maximum number of securities with respect to which Stock Awards subject to performance measures may be granted during any fiscal year of U.S. Cellular to any one person, the maximum amount that may be paid to any one person under a performance award for any performance period , the maximum aggregate number of securities that may be issued under the 2013 Incentive Plan in connection with ISOs, the maximum aggregate number of securities that may be issued under the 2013 Incentive Plan in connection with bonus stock awards, the terms of each outstanding stock option or SAR, including the number and class of securities subject to each outstanding stock option or SAR and the purchase price or base price per security, the terms of each outstanding Stock Award or performance award, including the number and class of securities subject to each such outstanding Stock Award or performance award, and the number and class of securities deemed to be held in each deferred compensation account shall be appropriately and equitably adjusted by the Committee, such adjustment to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation, such adjustments described in the prior sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants.

Change in Control

        Notwithstanding any other provision in the 2013 Incentive Plan or any agreement, in the event of a Change in Control (as defined below), the Board (as constituted prior to the Change in Control) may in its discretion, but shall not be required to, make such adjustments to outstanding awards under the 2013 Incentive Plan as it deems appropriate, including without limitation:

  •
  (i) causing some or all outstanding stock options and SARs to immediately become exercisable in full; (ii) causing some or all outstanding restricted stock awards to become nonforfeitable and the restriction periods applicable to some or all outstanding restricted stock awards to lapse in full or in part; (iii) causing some or all outstanding RSU awards to become nonforfeitable, and to the extent permissible under Section 409A of the Internal Revenue Code, causing the restriction periods applicable to some or all outstanding RSU awards to lapse in full or in part; (iv) causing some or all outstanding performance awards to become nonforfeitable, and to the extent permissible under Section 409A of the Internal Revenue Code, causing the performance periods applicable to some or all outstanding performance awards to lapse in full or in part; (v) causing the performance measures applicable to some or all outstanding performance awards, restricted stock awards or RSU awards (if any) to be deemed to be satisfied at the target, maximum or any other level, as determined by the Board (as constituted prior to such Change in Control); and (vi) causing some or all amounts deemed to be held in deferred compensation accounts to become nonforfeitable; and/or

  •
  substituting for some or all of the Common Shares available under the 2013 Incentive Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share shall be converted pursuant to such Change in Control; and/or

  •
  requiring that outstanding awards, in whole or in part, be surrendered to U.S. Cellular in exchange for a payment of cash, shares of capital stock of the company resulting from or succeeding to the business of U.S. Cellular in connection with the Change in Control or the parent thereof, or a combination of cash and shares.

        For purposes of the 2013 Incentive Plan, "Change in Control" means:

  •
  the acquisition by any individual, group, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of the then outstanding securities of U.S. Cellular (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of U.S. Cellular to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following:

  •
  any acquisition directly from U.S. Cellular or an affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from U.S. Cellular or an affiliate);

  •
  any acquisition by U.S. Cellular or an affiliate;

  •
  any acquisition by an employee benefit plan (or related trust) sponsored or maintained by U.S. Cellular or an affiliate;

  •
  any acquisition by any corporation pursuant to a transaction which complies with the definition of an excluded Corporate Transaction described in the second bullet point below; or

  •
  any acquisition by the following persons:

  •
  LeRoy T. Carlson or his spouse, any child of LeRoy T. Carlson or the spouse of any such child, or any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild (the "Carlson Family Members"),

  •
  the estate of any of the Carlson Family Members,

      •
      any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are the Carlson Family Members, or their lineal descendants, or

      •
      the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

  •
  individuals who, as of March 6, 2013, constituted the Board (the "Incumbent U.S. Cellular Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of U.S. Cellular after March 6, 2013, whose election, or nomination for election by U.S. Cellular's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent U.S. Cellular Board will be deemed a member of the Incumbent U.S. Cellular Board; and provided further, that any individual who was initially elected as a director of U.S. Cellular as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board will not be deemed a member of the Incumbent U.S. Cellular Board;

  •
  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of U.S. Cellular (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which:

  •
  all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, U.S. Cellular or all or substantially all of U.S. Cellular's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction;

  •
  no Person, other than the following Persons:

  •
  U.S. Cellular or an affiliate,

  •
  any employee benefit plan (or related trust) sponsored or maintained by U.S. Cellular or an affiliate,

  •
  the corporation resulting from such Corporate Transaction,

  •
  the Exempted Persons, and

  •
  any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities,

    will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors); and

    •
    individuals who were members of the Incumbent U.S. Cellular Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

  •
  approval by the shareholders of U.S. Cellular of a plan of complete liquidation or dissolution of U.S. Cellular.

Termination of Employment

        All of the terms relating to the treatment of an award (other than deferred bonus and employer match awards) upon an employee's termination of employment with U.S. Cellular and its affiliates, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the agreement evidencing the award. Notwithstanding the foregoing, if an employee ceases to be employed by U.S. Cellular and its affiliates because of the employee's negligence, willful misconduct, competition with U.S. Cellular or any of its affiliates or misappropriation of confidential information of U.S. Cellular or any of its affiliates, then the award shall terminate immediately upon such termination of employment, unless such award terminated earlier.

        An employee is fully vested in the deferred bonus amounts credited to his or her deferred compensation account, and the employee's separation from service with U.S. Cellular and its affiliates will not result in forfeiture of such deferred bonus amounts, irrespective of the reason for such separation. If an employee separates from service with U.S. Cellular and its affiliates by reason of retirement (as defined in the 2013 Incentive Plan) or death, or experiences a disability (as defined in the 2013 Incentive Plan), all employer match awards credited to the employee's deferred compensation account will become nonforfeitable to the extent such awards had not been forfeited previously. If an employee separates from service with U.S. Cellular and its affiliates for any other reason, any unvested employer match awards will be forfeited. Notwithstanding the foregoing, if an employee separates from service with U.S. Cellular and its affiliates because of the employee's negligence, willful misconduct, competition with U.S. Cellular or any of its affiliates or misappropriation of confidential information of U.S. Cellular or any of its affiliates, then any employer match awards will be forfeited immediately upon such separation from service, unless such awards were forfeited earlier.

Forfeiture of Award upon Competition with U.S. Cellular or its Affiliates, or Misappropriation of Confidential Information

        Any outstanding award under the 2013 Incentive Plan, and any balance credited to a deferred compensation account attributable to an employer match award, shall be forfeited if the employee:

  •
  enters into competition with U.S. Cellular or its affiliates, including the following:

  •
  directly or indirectly, individually or in conjunction with any person or entity, contacting any customer of U.S. Cellular or its affiliates or any prospective customer who has been contacted or solicited by or on behalf of U.S. Cellular or its affiliates for the purpose of soliciting or selling to such customer or prospective customer any competing product or service (except to the extent such contact is made on behalf of U.S. Cellular or its affiliates);

  •
  directly or indirectly, individually or in conjunction with any person or entity, becoming employed or engaging in the business of providing wireless products or services in any geographic territory in which U.S. Cellular or its affiliates offers such products or services or has plans to do so within the next twelve months; or

  •
  otherwise competing with U.S. Cellular or its affiliates in any manner or otherwise engaging in the business of U.S. Cellular or its affiliates; or

  •
  misappropriates confidential information of U.S. Cellular or its affiliates.

Transferability

        ISOs, RSU awards, performance awards and amounts credited to an employee's deferred compensation account are not transferable other than pursuant to a beneficiary designation effective on the award recipient's death.

        No other award is transferable other than:

  •
  pursuant to a beneficiary designation effective on the award recipient's death; or

  •
  by gift to a permitted transferee (as defined under the 2013 Incentive Plan), to the extent permitted under:

  •
  securities laws relating to the registration of securities subject to employee benefit plans, and

  •
  the agreement evidencing the grant of such award.

        Except as permitted by the preceding sentences, upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or deferred compensation account, such award and all rights thereunder will immediately become null and void and any employer match awards credited to a deferred compensation account will immediately be forfeited.

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences, pursuant to the tax laws in effect as of the date of this Proxy Statement, of awards made under the 2013 Incentive Plan. Federal income tax laws are complex and subject to different interpretations, and the following summary is not a complete description of the possible federal income tax consequences of awards made under the 2013 Incentive Plan. The following also does not address the state, local, foreign or other tax consequences of awards made under the 2013 Incentive Plan. The following should not be interpreted as tax advice.

        Nonqualified Stock Options.    An award recipient will not recognize taxable income at the time of grant of a nonqualified stock option. An award recipient will recognize compensation taxable as ordinary income at the time of exercise of a nonqualified stock option in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over their exercise price.

        Incentive Stock Options.    An award recipient will not recognize taxable income at the time of grant of an ISO. An award recipient will not recognize taxable income (except for purposes of the alternative minimum tax) at the time of exercise of an ISO. If the shares acquired by exercise of an ISO are not disposed of during the period ending on the later of: (i) two years from the date the ISO was granted and (ii) one year from the date the ISO was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within such two or one year period, then in the year of such disposition, the award recipient will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares purchased on the date of exercise over their exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the award recipient on the disposition of such shares in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year.

        SARs.    An award recipient will not recognize taxable income at the time of grant of an SAR. An award recipient will recognize compensation taxable as ordinary income at the time of exercise of an SAR in an amount equal to the fair market value on the date of exercise of any shares delivered and the amount of any cash paid by U.S. Cellular.

        Bonus Stock.    An award recipient will recognize compensation taxable as ordinary income at the time shares of bonus stock are awarded in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for such shares.

        Restricted Stock.    An award recipient generally will not recognize taxable income at the time of grant of shares of restricted stock, unless the award recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time the shares of restricted stock are granted. If such election is made, the award recipient will recognize compensation taxable as ordinary income at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the award recipient will recognize compensation taxable as ordinary income at the time the restrictions on the shares lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. In addition, an award recipient receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions on the shares lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid.

        Restricted Stock Units.    An award recipient will not recognize taxable income at the time of grant of an RSU. An award recipient will recognize compensation taxable as ordinary income at the time the award is settled in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by U.S. Cellular.

        Performance Awards.    An award recipient will not recognize taxable income at the time of grant of a performance award. Upon the settlement of a performance award in the form of unrestricted shares, cash or a combination of both, the award recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by U.S. Cellular. Upon the settlement of a performance award in the form of restricted stock, the federal income tax consequences associated with such restricted stock shall be determined in accordance with the section above titled "Restricted Stock."

        Deferral of Annual Bonus Amount and Employer Match Awards.    An award recipient will not recognize taxable income:

  •
  at the time of deferral of any annual bonus amount which he or she properly elects not to receive currently by deferring such amount into a deferred compensation account; or

  •
  at the time of grant of an employer match award.

At the time the award recipient receives a distribution from his or her deferred compensation account, the award recipient will recognize the distributed amount as compensation taxable as ordinary income.

        General.    Any compensation taxable as ordinary income with respect to an award recipient will generally be subject to applicable federal, state and local income tax withholding. U.S. Cellular generally will be entitled to a corresponding corporate income tax deduction at the time that ordinary income is recognized by the award recipient, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's Chief Executive Officer and the corporation's three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. Qualified performance-based compensation generally must satisfy all of the following requirements:

  •
  the compensation must be payable solely on account of the attainment of pre-established objective performance measures;

  •
  the performance measures must be determined by a committee consisting solely of two or more "outside directors";

  •
  the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation's shareholders before the compensation is paid; and

  •
  except in the case of compensation, such as that payable with respect to stock options and SARs, that is attributable solely to the increase in the value of the corporation's stock, the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance-based compensation is made.

        Compensation payable with respect to stock options and SARs will be considered payable solely on account of the attainment of pre-established objective performance measures (i) if such award has a purchase or base price at least equal to the fair market value of the underlying stock on the date of grant; (ii) if such award is granted by a committee consisting solely of two or more "outside directors" and (iii) if the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options or SARs may be granted during a specified period to any employee (see the section above titled "Maximum Per Person Award").

Other Information

        Disclosure cannot be made of the future benefits or amounts that will be received by or allocated to any participants in the 2013 Incentive Plan because the benefit or amount is not determinable until awarded. Accordingly, in lieu of providing information regarding benefits or amounts that will be received or allocated in the future, the following table provides information concerning the benefits or amounts that were received by the following persons and groups under the 2005 Incentive Plan during 2012, the last completed year.

PLAN BENEFITS IN 2012 UNDER 2005 INCENTIVE PLAN

		Stock Awards for 2012(2)
Name and Position	Number of Common Shares Subject to Options Granted in 2012(1)	Dollar Value	Number of Common Shares Subject to Stock Awards
Mary N. Dillon, President and Chief Executive Officer	74,975	$1,415,641	34,710
Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer	31,750	$513,080	12,594
Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer	25,650	$414,367	10,171
Carter S. Elenz, Executive Vice President—Sales and Customer Service	21,300	$258,088	6,335
Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services	39,200	$633,263	15,544
Other Executive Officers(3)	6,825	$110,079	2,702

Total for Executive Group	199,700	$3,344,518	82,056
Non-Executive Board of Directors Group	—	—	—
Non-Executive Employee Group	380,750	$15,302,843	386,997

TOTAL	580,450	$18,647,361	469,053

(1)
Because the exercise price for all options is equal to the fair market value of the Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(2)
Represents the dollar value and number of Common Shares subject to restricted stock units granted in 2012 and employer match awards granted with respect to the 2011 bonus paid in 2012.

(3)
Includes David C. Kimbell. LeRoy T. Carlson, Jr., Kenneth R. Meyers and Douglas D. Shuma do not participate in U.S. Cellular's long-term incentive plan. They participate in TDS' long-term incentive plan, which is not affected by this Proposal 3 as described in this Proxy Statement.

        Executive officers and other officers and employees of U.S. Cellular, including persons who are participants in the solicitation of proxies for the proposals in this Proxy Statement, have an interest in the foregoing proposal because they may be granted awards under the 2013 Incentive Plan.

        This description of the 2013 Incentive Plan is a summary only and is qualified by the terms of the 2013 Incentive Plan attached hereto as Exhibit A.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

PROPOSAL 4
AMENDMENT AND RESTATEMENT OF COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

        The United States Cellular Corporation Compensation Plan for Non-Employee Directors (the "Director Plan") was approved by U.S. Cellular shareholders on May 19, 2009. The Director Plan provides compensation to each director of U.S. Cellular who is not an employee of U.S. Cellular, TDS, TDS Telecom or any other subsidiary of TDS ("non-employee directors"). As of the date hereof, eight of the U.S. Cellular directors are non-employee directors.

        The U.S. Cellular board of directors approved an amendment (the "Amendment") to the Director Plan on March 6, 2012, which provided that the value of the shares distributed in satisfaction of the annual stock award will be $80,000 rather than $55,000 and that the amount of the directors' annual cash retainer will be $80,000 rather than $55,000.

        A total of 50,000 Common Shares were previously reserved for issuance under the Director Plan. Such shares have been registered under the Securities Act on a Registration Statement on Form S-8 (Registration No. 333-152841). As of the date hereof, 38,387 of such Common Shares have been issued. As a result, there are 11,613 Common Shares available for issuance under the Director Plan.

        On March 25, 2013, the U.S. Cellular board of directors amended and restated the Director Plan (the "Restated Director Plan"), subject to shareholder approval. The Restated Director Plan reflects the Amendment and also increases the number of Common Shares reserved for issuance under such plan by 200,000 Common Shares, resulting in 211,613 Common Shares reserved for issuance under the Restated Director Plan. The additional Common Shares will be registered under the Securities Act on a Registration Statement on Form S-8 for issuance under the Restated Director Plan. On April 1, 2013, the closing sales price per Common Share as reported on the NYSE was $36.34.

        The Restated Director Plan is attached hereto as Exhibit B. The following is a description of the Restated Director Plan. The terms of the Restated Director Plan are generally consistent with the terms of the Director Plan.

Description of Restated Director Plan

General

        Under the Restated Director Plan, non-employee directors of the U.S. Cellular board of directors will receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors also will receive an annual stock award of $80,000 paid in the form of Common Shares, which will be distributed in March (on or prior to March 15), for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares will be determined on the basis of the closing price of a Common Share for the first trading day in the month of March of the calendar year of payment. (A director who is not a citizen of the United States may, at his or her election, receive such award in the form of cash.)

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended, and will be reimbursed for reasonable expenses incurred in connection with attendance at meetings.

        The U.S. Cellular board of directors may also authorize the payment of fees and reimbursement of reasonable expenses incurred in connection with other meetings (such as meetings of the independent directors) or activities of the non-employee directors.

        Upon effectiveness of the Restated Director Plan, directors will have the authority without further shareholder approval to amend the Restated Director Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Restated Director Plan may not exceed the number previously approved by shareholders.

        Under the Restated Director Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or activities will be paid in cash on a quarterly basis, as of the last day of each quarter.

        Subject to the effectiveness of the Restated Director Plan, pursuant to Section 303A.08 of the NYSE Listed Company Manual, the authorization to issue Common Shares pursuant to the Restated Director Plan will expire ten years after the date of shareholder approval, unless reapproved by shareholders. If for any reason Common Shares cannot be issued under the Restated Director Plan pursuant to the requirements of the NYSE or otherwise, the value of such Common Shares that cannot be issued shall be paid in the form of cash.

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences, pursuant to the tax laws in effect as of the date of this Proxy Statement, of awards made under the Restated Director Plan. Federal income tax laws are complex and subject to different interpretations, and the following summary is not a complete description of the possible federal income tax consequences of awards made under the Restated Director Plan. The following also does not address the state, local, foreign or other tax consequences of awards made under the Restated Director Plan. The following should not be interpreted as tax advice.

        In general, a non-employee director who is issued Common Shares under the Restated Director Plan will recognize taxable compensation in the year of issuance in an amount equal to the fair market value of such Common Shares on the date of issuance, and U.S. Cellular will be allowed a deduction for federal income tax purposes at the time the non-employee director recognizes taxable compensation equal to the amount of compensation recognized by such non-employee director.

        In general, a non-employee director will recognize taxable compensation in the year of payment of the cash annual retainer or meeting or activity fees in an amount equal to such cash payment, and in the year of payment U.S. Cellular will be allowed a deduction for federal income tax purposes equal to the amount of compensation recognized by such non-employee director.

Other Information

        Disclosure cannot be made of the benefits or amounts that will be received by or allocated to any participants in the future because the benefit or amount is not determinable until earned and paid. Accordingly, in lieu of providing information regarding benefits or amounts that will be received in the future, the following table provides information concerning the benefits or amounts that were received in the form of stock awards under the Director Plan by the non-executive board of director group in 2012 and during 2013 year to date. No further stock awards are expected to be made under the Director Plan (or if approved and becomes effective, under the Restated Director Plan) for the remainder of 2013. No information is provided for the named executive officers, other executive officers or employees who are not executive officers because such groups do not participate in the Director Plan and will not participate in the Restated Director Plan.

 PLAN BENEFITS IN 2012 AND 2013 YEAR TO DATE UNDER DIRECTOR PLAN

	Stock Awards
Name and Position	Dollar Value	Number of Common Shares
Non-Executive Board of Directors Group(1)
2012	$330,000	7,644
2013 Year to Date	$480,000	13,044

(1)
Currently there are eight persons in this group. Pursuant to the Director Plan, each non-employee director (other than Paul-Henri Denuit) received $55,000 in 2012 and $80,000 in 2013, paid in the form of Common Shares (and cash in lieu of fractional shares), based on the market price of Common Shares on the last day of February of the calendar year of payment. Mr. Denuit did not receive a stock award in 2012 or 2013 because he is not a citizen of the United States and pursuant to the terms of the Director Plan, has elected to receive the annual stock award in the form of cash. Also, Ms. Stewart did not receive a stock award in 2012 or 2013 because she was not appointed a director until March 6, 2013. The above chart does not address benefits under the Director Plan paid in cash during 2012 or 2013.

        Non-employee directors of U.S. Cellular, including persons who are participants in the solicitation of proxies for the proposals in this Proxy Statement, have an interest in the foregoing proposal because they would receive compensation under the Restated Director Plan.

        This description of the Restated Director Plan is a summary only and is qualified by the terms of the Restated Director Plan attached hereto as Exhibit B.

        Your board of directors unanimously recommends a vote "FOR" approval of Proposal 4.

PROPOSAL 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 5?

        In Proposal 5, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to compensation disclosure rules set forth in Item 402 of Regulation S-K of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure). This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act codified in Section 14A of the Securities Exchange Act of 1934, as amended. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

        U.S. Cellular is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. U.S. Cellular held a Say-on-Frequency vote at the 2011 Annual Meeting. At that meeting, shareholders voted by a substantial majority to hold Say-on-Pay votes every year. Based on the results of the Say-on-Frequency vote in 2011, the U.S. Cellular board of directors adopted a policy to hold the Say-on-Pay vote every year, as was previously disclosed in U.S. Cellular's Current Report on Form 8-K dated May 17, 2011. Accordingly, U.S. Cellular is holding a Say-on-Pay vote every year unless and until this policy is changed. After the Say-on-Pay vote in 2013, the next Say-on-Pay vote will be held in 2014. U.S. Cellular intends to next submit the Say-on-Frequency vote to shareholders at the 2017 Annual Meeting of shareholders.

        This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

        U.S. Cellular believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance.

        U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

        Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Chairman and the Long-Term Incentive Compensation Committee have developed and approved an executive compensation philosophy to provide a framework for U.S. Cellular's executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

Is this vote binding on the board of directors?

        The Say-on-Pay vote is an advisory vote only, and therefore will not bind U.S. Cellular, our board of directors or the Long-Term Incentive Compensation Committee. However, the board of directors, the Chairman and the Long-Term Incentive Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

        The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 5.

EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the below Summary Compensation Table.

Executive Summary

        At December 31, 2012, U.S. Cellular's consolidated operating markets covered approximately 5.8 million customers in five geographic market areas in 26 states.

        U.S. Cellular operates in the highly competitive wireless telecommunications industry.

Compensation Philosophy and Objectives

        U.S. Cellular is committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the company's values and long-term perspective.

        U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both company and individual performance, and provide compensation that is both competitive and consistent with our financial performance.

Highlights of the U.S. Cellular Compensation Programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We designed our compensation programs to motivate executive officers to act in the best long-term interest of U.S. Cellular.

  •
  We benchmark our executive officer compensation levels using market data supplied by Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible.

  •
  We provide few perquisites ("perks") to our officers.

  •
  We do not enter into employment contracts as a general practice.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  Our executive bonus program is appropriately balanced between company and individual performance.

  •
  As a general practice, we do not provide substantial pre-defined termination benefits, such as "golden parachutes".

2012 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances.

        Our executive officers' 2012 compensation comprises a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting base salaries, we consider the benchmarking analyses performed by our compensation consultant, the executive officers' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive officer's base salary under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards are based, in part, on company performance, individual performance and individual bonus targets. As to company performance, using both quantitative (70%) and qualitative (30%) assessments designed to provide a balanced approach to measuring performance at U.S. Cellular, we determined that the company performance portion of the U.S. Cellular bonus for 2012 would be paid at 82.0% of the targeted amount. Please refer to a description of U.S. Cellular's performance under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term equity compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. Please refer to a description of those considerations for each named executive officer under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, SEC regulations or NYSE listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the largest shareholder of U.S. Cellular. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS is committed to good corporate governance in its capacity as U.S. Cellular's parent and controlling shareholder. TDS' commitment to good corporate governance has been recognized by Forbes, using Governance Metrics International (GMI), which identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009 (the last time the list was produced). For 2012, TDS had an accounting and governance risk score of 98 out of 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth below under "Corporate Governance and Best Practices."

Say-on-Pay Vote

        SEC rules require U.S. Cellular to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and, if so, how that consideration has affected its executive compensation decisions and policies.

        Responsive to the foregoing requirement, the Chairman and the Long-Term Incentive Compensation Committee considered the fact that over 98% of the votes represented at the 2012 Annual Meeting that could be cast were cast FOR the Say-on-Pay proposal at the 2012 Annual Meeting with respect to 2011 compensation, as disclosed in the 2012 Proxy Statement. Because of the substantial support from shareholders, the Chairman and the Long-Term Incentive Compensation Committee continued to apply principles that were substantially similar to those in 2011 in determining compensation policies and decisions and did not make any changes to U.S. Cellular's executive compensation decisions and policies with respect to 2012 executive compensation as a result of the Say-on-Pay vote in 2012. The Chairman and the Long-Term Incentive Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions.

Changes to Compensation Policies

        Effective with the long-term incentive awards in 2012, 50% of the target value of long-term incentive awards is delivered in the form of stock options and 50% in the form of restricted stock units. Prior to this change, the percentages had been 60% delivered in the form of stock options and 40% delivered in the form of restricted stock units.

        A more detailed analysis of U.S. Cellular's executive compensation decisions and policies in 2012 is set forth below.

Overview

        U.S. Cellular's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the performance of U.S. Cellular, utilizing good governance practices and other best practices, as discussed below.

        U.S. Cellular's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular's long-term success. U.S. Cellular believes compensation should be related to the performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards solely as a result of the achievement of performance levels.

        As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE or otherwise. Although U.S. Cellular does not have an independent compensation committee for all executive compensation, long-term equity compensation of executive officers is approved by the fully independent Long-Term Incentive Compensation Committee, as discussed below.

        LeRoy T. Carlson, Jr., Chairman and a director of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. Mr. Carlson does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement."

        As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr., as Chairman of U.S. Cellular, who receives no compensation directly from U.S. Cellular and who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, the majority shareholder of U.S. Cellular, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions with respect to U.S. Cellular.

        As noted above, although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. The members of the Long-Term Incentive Compensation Committee currently are J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Long-Term Incentive Compensation Committee are to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual Proxy Statement or otherwise to the extent required under any applicable rules and regulations.

        The charter for the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Under its charter, the Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the officers identified in the below Summary Compensation Table or any other executive officers identified in this Proxy Statement. The Long-Term Incentive Compensation Committee has delegated authority to the Chairman or an executive officer of U.S. Cellular only with respect to persons who are not officers.

        As discussed below, the Chairman and Long-Term Incentive Compensation Committee may rely on the services of U.S. Cellular's compensation and employee benefits consultant, Towers Watson.

Corporate Governance and Best Practices

        As noted above, TDS is the parent and controlling shareholder of U.S. Cellular. Executive compensation, other than long-term incentive compensation, is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the largest shareholder of U.S. Cellular. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS' commitment to good corporate governance has been recognized by Forbes, using Governance Metrics International (GMI), which identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009 (the last time the list was produced). For 2012, TDS had an accounting and governance risk score of 98 out of 100. GMI states that its quantitative and qualitative analysis looks beyond the raw data on companies' income statements and balance sheets to assess the true quality of corporate accounting and management practices. GMI finds that its 100 Most Trustworthy Companies have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. GMI indicates that its evaluation identifies companies with good housekeeping practices that do not have unusual or excessive executive compensation, high levels of management turnover, substantial insider trading relative to their corporate peers, or high levels of short-term executive compensation, which encourages management to focus on short-term results.

        Following good corporate governance and other best practices is also important to U.S. Cellular, including the Chairman and the Long-Term Incentive Compensation Committee. The following identifies a number of the good corporate governance and other best practices adopted and followed by U.S. Cellular, even though it may not be required to do so under law, SEC rules or NYSE listing requirements as a controlled company:

  (a)
  U.S. Cellular's board of directors has a majority of independent directors.

  (b)
  U.S. Cellular has adopted Corporate Governance Guidelines that are intended to reflect good corporate governance and best practices.

  (c)
  The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separated.

  (d)
  The Audit Committee, which is comprised entirely of independent directors as required, operates under a charter and in a manner that is intended to reflect good corporate governance and other best practices.

  (e)
  Because the U.S. Cellular Chairman is also the President and Chief Executive Officer of TDS, the majority shareholder of U.S. Cellular, the Chairman represents the interests of all shareholders of U.S. Cellular in compensation matters other than long-term incentive compensation. The Chairman does not receive any compensation directly from U.S. Cellular.

  (f)
  U.S. Cellular has established a Long-Term Incentive Compensation Committee, comprised solely of independent directors, with responsibility for long-term incentive compensation.

  (g)
  The Long-Term Incentive Compensation Committee operates under a charter and in a manner that is intended to reflect good corporate governance and other best practices.

  (h)
  The Long-Term Incentive Compensation Committee uses benchmark information supplied by Towers Watson in making executive officer long-term incentive compensation decisions.

        In addition to being comprised solely of independent directors, the members of the Long-Term Incentive Compensation Committee are highly experienced and eminently qualified: Paul-Henri Denuit (chairperson), formerly chief executive officer and chairman of S.A. Coditel, has substantial experience, expertise and qualifications as the principal executive officer of that company, as a result of his service as a director of U.S. Cellular since 1988, and as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee or its predecessor since 1997; J. Samuel Crowley, formerly chief operating officer of Gold's Gym International, Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc., has substantial experience, expertise and qualifications as a result of his positions at those companies, and as a result of his service as a director of U.S. Cellular since 1998; and Ronald E. Daly, formerly president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions, has substantial experience, expertise and qualifications as the president of those companies and as a result of his service as a director of U.S. Cellular since 2004.

Objectives and Reward Structure of U.S. Cellular's Compensation Programs

        The above Overview generally describes the objectives and reward structure of U.S. Cellular's compensation programs. This section further discusses, with respect to the named executive officers identified in the Summary Compensation Table, (1) the objectives of U.S. Cellular's compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of U.S. Cellular's compensation programs for its executive officers generally are to:

  •
  support U.S. Cellular's overall business strategy and objectives;

  •
  attract and retain high quality management;

  •
  link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. U.S. Cellular's compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as discussed below. Compensation decisions are made subjectively, considering these performance measures, as well as all other appropriate facts and circumstances.

        U.S. Cellular's compensation programs are designed to reward for the performance of U.S. Cellular on both a short-term and long-term basis. With respect to the named executive officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for (1) the President and Chief Executive Officer ("CEO") and (2) the other named executive officers.

        The non-equity compensation of the President and CEO of U.S. Cellular is approved by the Chairman, LeRoy T. Carlson, Jr., functioning as the compensation committee. The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets the annual base salary and bonus compensation levels for the President and CEO, and recommends long-term equity compensation to the Long-Term Incentive Compensation Committee for the President and CEO, based on such performance evaluation and compensation principles, as discussed below.

        With respect to the executive officers identified in the Summary Compensation Table other than the President and CEO, the Chairman reviews the President and CEO's evaluation of the performance of such executive officers and sets the annual base salary and bonus compensation levels for such executive officers, and recommends long-term equity compensation to the Long-Term Incentive Compensation Committee, based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why U.S. Cellular chooses to pay each element of compensation, (iii) how U.S. Cellular determines the amount or formula for each element of compensation and (iv) how each compensation element and U.S. Cellular's decisions regarding that element fit into U.S. Cellular's overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to named executive officers is as follows:

  •
  Annual Cash Compensation

  o
  Salary

  o
  Bonus

  •
  Long-Term Equity Compensation pursuant to Long-Term Incentive Plan

  o
  Stock Awards

      –
      Bonus Stock Unit Match Awards

      –
      Restricted Stock Unit Awards, sometimes referred to as "RSUs"

  o
  Stock Options

  •
  Other Benefits and Plans Available to Named Executive Officers

  o
  Deferred Compensation

  o
  Supplemental Executive Retirement Plan ("SERP")

  o
  Perquisites

  •
  Other Generally Applicable Benefits and Plans

  o
  Tax-Deferred Savings Plan

  o
  Pension Plan

  o
  Welfare Benefits

        U.S. Cellular chooses to pay or provide these elements of compensation, considering common compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Executive compensation is intended to provide an appropriate balance between the long-term and short-term performance of U.S. Cellular, and also a balance between U.S. Cellular's financial performance and shareholder return.

        Each element of compensation and total compensation is determined or recommended on the basis of an analysis of multiple factors rather than solely specific measures of performance. U.S. Cellular has not established permanent guidelines or formulae to be used in determining annual executive compensation or the mix of compensation elements. Instead, each year, based on input from its compensation consultant, including compensation survey information, and other relevant considerations, U.S. Cellular develops a compensation program for that year and establishes elements of compensation and determines how they fit together overall in the manner described in the following discussion.

        As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual cash compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is primarily provided through the grant of stock options and restricted stock units.

        The process of approving or recommending the elements of compensation begins with an evaluation of the appropriate compensation elements for each officer, based on the particular duties and responsibilities of the officer, as well as compensation elements for comparable positions at other companies in the telecommunications industry and other industries. See "Benchmarking" below.

        The Chairman and Long-Term Incentive Compensation Committee also have access to numerous performance measures and financial statistics prepared by U.S. Cellular. The financial information includes the audited financial statements of U.S. Cellular, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. The Chairman and Long-Term Incentive Compensation Committee also may consider such other factors that they deem appropriate in making their compensation recommendations or decisions. Ultimately, it is the informed judgment of the Chairman and/or the Long-Term Incentive Compensation Committee, after considering all of the foregoing factors, and considering the recommendation of the President and CEO and/or Chairman, that determines the elements of compensation for executive officers.

        Annually, the President and CEO recommends the base salaries for the named executive officers other than the President and CEO, and the Chairman approves such base salaries and determines the base salary of the President and CEO. The 2012 rows under column (c), "Salary," in the below Summary Compensation Table include the dollar value of base salary (cash and non-cash) earned by the named executive officers during 2012, whether or not paid in such year.

        In addition, the President and CEO recommends the annual bonuses for the named executive officers other than the President and CEO, and the Chairman approves such bonuses and determines the bonus of the President and CEO, as discussed below. The 2012 rows under column (d), "Bonus" or column (g), "Non-Equity Incentive Plan Compensation," in the below Summary Compensation Table include the dollar value of bonus (cash and non-cash) earned by the named executive officers during 2012, whether or not paid in such year.

        The guidelines and procedures for awarding bonuses to the President and CEO do not include any provisions specifying the amount of bonus that may be payable as a result of any level of company performance. Instead, such guidelines and procedures provide that the entire amount of such bonus is discretionary and based on any factors that the Chairman in the exercise of his judgment and discretion determines relevant. The entire amount of the bonus paid to the President and CEO is included in the "Bonus" column in the below Summary Compensation Table.

        The Long-Term Incentive Compensation Committee annually determines long-term equity compensation awards to the named executive officers under the U.S. Cellular long-term incentive plan, which awards generally have included stock options, restricted stock units and bonus match units.

        The named executive officers received an award of restricted stock units in 2012 based in part on the achievement of certain levels of corporate and individual performance in 2011, as discussed below. The named executive officers may also receive bonus match units, as discussed below. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value of the restricted stock unit awards and bonus match unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation ("FASB ASC 718"). The grant date fair value of restricted stock units or bonus match units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the date of grant.

        The named executive officers also received an award of stock options in 2012 based in part on the achievement of certain levels of individual performance in 2011, as discussed below. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model.

        Grants of equity awards to the President and CEO and the other executive officers are generally made at the same time each year. U.S. Cellular generally grants equity awards other than bonus match units on the first business day in April each year. U.S. Cellular grants bonus match units on the date that annual bonus amounts are paid each year. U.S. Cellular may also grant equity awards during other times of the year as it deems appropriate. U.S. Cellular does not backdate stock options and does not have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information. The exercise price of stock options is based on the closing price of a U.S. Cellular Common Share on the date of grant.

        The Chairman and the Long-Term Incentive Compensation Committee do not consider an officer's outstanding equity awards or stock ownership levels when determining such officer's compensation. The Chairman and Long-Term Incentive Compensation Committee evaluate compensation based on performance for a particular year and other considerations as described herein and do not consider outstanding equity awards and stock ownership to be relevant in connection therewith.

Risks Relating to Compensation to Executive Officers

        U.S. Cellular does not believe that the incentives in compensation arrangements maintained by U.S. Cellular encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of U.S. Cellular, or that risks arising from U.S. Cellular's compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on U.S. Cellular.

        Also, U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. See discussion under "Risks from Compensation Policies and Practices" below.

Compensation Consultant

        Towers Watson is U.S. Cellular's compensation consultant and is engaged by U.S. Cellular management. Although Towers Watson is engaged by U.S. Cellular management, it also assists the Long-Term Incentive Compensation Committee with respect to long-term incentive compensation, and the Chairman, who in effect functions as the compensation committee for executive compensation other than long-term incentive compensation.

        As required by SEC rules, the following discloses the role of Towers Watson in determining or recommending the amount or form of executive officer compensation, nature and scope of the assignment, and the material elements of the instructions or directions given to Towers Watson with respect to the performance of its duties under its engagement: Towers Watson provides external benchmarking data to U.S. Cellular from its executive compensation survey database and, as requested, provides recommendations on the type and amount of compensation to be granted to officers. Towers Watson generally does not provide other services to U.S. Cellular, except as may be requested from time to time with respect to specific matters. Towers Watson did not provide any meaningful amount of other services to U.S. Cellular in 2012, but did provide advice on the proposed 2013 Long-Term Incentive Plan in 2013.

        Other than the foregoing role of Towers Watson in providing external benchmarking data and recommendations on the type and amount of executive compensation, neither Towers Watson nor its affiliates provided additional services to U.S. Cellular in an amount in excess of $120,000 during 2012 (the amount paid by U.S. Cellular to Towers Watson for such additional services in 2012 was approximately $47,000).

        Towers Watson also provides compensation consulting and other services to U.S. Cellular's parent company, TDS, which are described in the TDS Proxy Statement. The Long-Term Incentive Compensation Committee has no involvement in these services.

Compensation Consultant Conflicts of Interest

        The Chairman and Long-Term Incentive Compensation Committee of U.S. Cellular considered if the work of Towers Watson raised any conflict of interest.

        As indicated above under "Compensation Consultant," U.S. Cellular management retained Towers Watson for compensation matters. Neither the U.S. Cellular Long-Term Incentive Compensation Committee nor the Chairman retained any compensation consultant, but did receive advice from Towers Watson.

        The following identifies considerations by the Long-Term Incentive Compensation Committee and Chairman in evaluating whether the work of Towers Watson in 2012 raised any conflict of interest, based on factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended. The following was prepared in consultation with Towers Watson.

FACTOR	CONSIDERATIONS
1. The provision of other services to the issuer by the person that employs the compensation consultant.	1. As indicated, in addition to providing external benchmarking data and recommendations on the type and amount of executive compensation, Towers Watson may provide other services to U.S. Cellular, to the extent requested by U.S. Cellular from time to time. Although these additional services could possibly raise a potential conflict of interest by providing an incentive to Towers Watson to provide advice that would permit such fees to continue, U.S. Cellular believes that this is not a significant concern. In particular, the dollar amount paid for such additional services is not significant. In addition, U.S. Cellular is controlled by TDS, and the Chairman of U.S. Cellular, who is also the President and CEO of TDS and who does not receive any compensation or benefits directly from U.S. Cellular, represents the interests of U.S. Cellular shareholders in overseeing compensation matters for U.S. Cellular (other than long-term incentive matters), including the services from Towers Watson.

2. The amount of fees received from the issuer by the person that employs the compensation consultant, legal counsel, or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant.
2. The amount of fees received from U.S. Cellular by Towers Watson as a percentage of the total revenue of Towers Watson is not significant (far less than 1% of Towers Watson's revenue). Also, the amount of fees received from TDS by Towers Watson as a percentage of the total revenue of Towers Watson is not significant and far less than 1% of Towers Watson's revenue.
3. The policies and procedures of the person that employs the compensation consultant that are designed to prevent conflicts of interest.	3. The policies and procedures of Towers Watson, including the policies and procedures relating to the six factors set forth in this table, are designed to prevent conflicts of interest.
4. Any business or personal relationships of the compensation consultant with a member of the compensation committee.
4. There are no business or personal relationships of Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members) with the Chairman or any member of the U.S. Cellular Long-Term Incentive Compensation Committee, except the business relationship arising from the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in this Proxy Statement, and the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in the TDS Proxy Statement.
5. Any stock of the issuer owned by the compensation consultant.	5. Stock of U.S. Cellular is not owned by Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members).

FACTOR	CONSIDERATIONS
6. Any business or personal relationships between the executive officers of the issuer and the compensation adviser or the person employing the adviser.	6. There are no business or personal relationships between any executive officers of U.S. Cellular and Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members), except the business relationship arising from the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in this Proxy Statement, and the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in the TDS Proxy Statement.

        In addition to the above factors, the Long-Term Incentive Compensation Committee and Chairman considered other facts and circumstances in evaluating if the work of Towers Watson raised any conflict of interest.

        Although the additional services provided by Towers Watson to U.S. Cellular, and to U.S. Cellular's parent, TDS, could possibly provide an incentive to Towers Watson to provide advice that would permit such fees to continue if such fees were significant, U.S. Cellular believes that this does not raise a conflict of interest because the aggregate dollar amount paid for such additional services is not significant (far less than 1% of Towers Watson's revenues). In addition, U.S. Cellular is controlled by TDS, and the Chairman of U.S. Cellular, who is also the President and CEO of TDS and who does not receive any compensation or benefits directly from U.S. Cellular, represents the interests of U.S. Cellular shareholders in overseeing compensation matters for U.S. Cellular (other than long-term incentive matters), including the services from Towers Watson.

        Towers Watson does not provide any advice as to director compensation.

Benchmarking

        U.S. Cellular engages in benchmarking as described below.

        For the named executive officers other than the President and CEO, in 2012, Towers Watson completed a job specific market analysis with respect to base pay. Executive officer positions were compared and matched to survey positions based on current role responsibilities. The source of market data was the Towers Watson Executive Compensation Database of over 750 companies. Competitive cash compensation data (base salaries) were from general industry (not industry specific) data, and represent data for stand-alone companies of U.S. Cellular's revenue size. Although no similar analysis was prepared for the President and CEO, the information from this database was also considered in determining the annual cash compensation of the President and CEO.

        U.S. Cellular uses benchmarking data provided by Towers Watson for long-term incentive awards as follows. The multiples used to calculate the long-term incentive awards in 2012 for 2011 performance were determined using a weighting of 50% of the total based on data from a peer group of customer focused companies (as identified below) and 50% of the total based on data from general industry companies from the Towers Watson database. The multiples were generally intended to provide awards at the 75th percentile. However, an officer's multiple could be increased by 0 - 15% upon recommendation by the President and CEO and approvals by the Chairman and Long-Term Incentive Compensation Committee, after their consideration of individual performance and other relevant factors. The multiples that were approved for the named executive officers based on the foregoing procedures are set forth below under "Long-Term Equity Compensation."

        The following peer group of customer-focused companies was used for the foregoing and was developed primarily based on information obtained from the American Customer Satisfaction Index.

        Peer Group of Customer Focused Companies:    Avis Budget Group, Best Buy, Columbia Sportswear, Darden Restaurants, Gap, General Mills, Google, Harley-Davidson, Hershey, Hertz, Hewlett Packard, Hyatt Hotels, J.C. Penney Company, Kohls, Marriott International, Microsoft, Nordstrom, PepsiCo, Sony Corporation, Southwest Airlines, Starbucks, Starwood Hotels & Resorts, Target, and Whole Foods.

        U.S. Cellular reviews or considers the Towers Watson broad-based third-party survey data with respect to the general industry companies only for general purposes, and to obtain a general understanding of current compensation practices. U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Watson, such as median levels of compensation and benchmark data used for long-term incentive awards. The identities of the individual companies included in the survey are not considered in connection with any individual compensation decisions because this information is not considered to be material.

        U.S. Cellular also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the U.S. Cellular Annual Report to shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to understand the market for general compensation arrangements for executives, but is not used for benchmarking purposes.

        U.S. Cellular selected the Dow Jones U.S. Telecommunications Index, a published industry index, for purposes of the Stock Performance Graph in 2011 and 2012. As of December 31, 2011, the Dow Jones U.S. Telecommunications Index was composed of the following companies: AboveNet, American Tower (Class A), AT&T, CenturyLink, Cincinnati Bell, Crown Castel International Corp., Frontier Communications, Leap Wireless International, Leucadia National, Level 3 Communications, MetroPCS Communications, NII Holdings, SBA Communications Corp., Sprint Nextel, Telephone and Data Systems (TDS), tw telecom, U.S. Cellular, Verizon Communications, Virgin Media and Windstream. As of December 31, 2012, Dow Jones deleted the following companies from this index: AboveNet, American Tower, Leap Wireless International, U.S. Cellular and Virgin Media. Dow Jones did not add additional companies to this index in 2012.

Company Performance

        The degrees to which company performance measures and objectives were achieved in 2012 are discussed below separately for those that are stated in quantitative terms and separately for those that are stated in non-quantitative terms.

        For purposes of evaluating and determining compensation levels each year, U.S. Cellular calculates an overall percentage of U.S. Cellular performance based on performance measures set forth in its Executive Bonus Plan. The following shows the level of achievement with respect to 2012.

        The following financial performance measures were considered in evaluating U.S. Cellular performance for purposes of the Executive Bonus Plan with respect to 2012: Consolidated Cash Flow; Consolidated Service Revenue; Postpay Customer Disconnects; Cash Costs Per Average Customer Equivalent; and Customer Addition Equivalents. The financial performance measures are equally weighted. Such financial performance measures comprise 70% of the company performance portion of the bonus opportunity under the Executive Bonus Plan. The remaining 30% of the bonus opportunity is based on the overall company performance of U.S. Cellular as determined qualitatively and subjectively by the Chairman and is 100% discretionary.

        The following table shows the calculation of the overall company performance percentage for 2012 based on the 2012 Executive Bonus Plan. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with U.S. Cellular's financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below amounts exclude the results of markets that are owned but not managed by U.S. Cellular. The below Actual and Target results include only the results of markets that are managed by U.S. Cellular and over which U.S. Cellular officers have influence.

Performance Measures	Actual Results for 2012	Final Target for 2012	Actual as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Prorated % of Target Bonus Earned	Weight	Weighted Avg % of Target Bonus
Consolidated Cash Flow	$872 million	$952 million	91.7%	90%	110%	50.1%	20%	10.0%
Consolidated Service Revenue	$3,935 million	$4,009 million	98.2%	95%	105%	78.0%	20%	15.6%
Postpay Customer Disconnects*	1,016,454	869,689	116.9%	115%	85%	0.0%	20%	0.0%
Cash Costs per Average Customer Equivalent*	$49.94	$49.04	101.8%	110%	90%	89.0%	20%	17.8%
Customer Addition Equivalents	917,311	933,334	98.3%	75%	125%	95.9%	20%	19.1%

Overall Company Performance							100%	62.5%

*
Lower number is better.

        As shown above, the minimum threshold was achieved for four of the five targets for 2012.

        As shown above, the quantitative financial performance percentage for U.S. Cellular for 2012 was determined to be 62.5%.

        The qualitative company performance percentage as determined in the subjective judgment of the Chairman was 127.5%. In arriving at this percentage, the Chairman considered a number of accomplishments by U.S. Cellular management, including the following: selling the Midwest markets, transitioning the Bolingbrook call center, implementing the Wal-Mart distribution channel, renegotiating roaming agreements, launching top Android smartphones, maintaining a very high overall customer satisfaction and experience level, accelerating launches of LTE, achieving capital savings from network usage management, implementing a new branding campaign, growing post-pay gross customer additions, and achieving a winning bid in the USF Mobility Fund auction, as well as other accomplishments.

        As a result, the overall percentage deemed to have been achieved for company performance with respect to 2012 was 82.0%, calculated as follows:

	Percentage of Performance	Weight	Weighted Performance
Quantitative Financial Performance (rounded)	62.5%	70%	43.8%
Qualitative Company Performance (rounded)	127.5%	30%	38.3%

Total (rounded)			82.0%

Performance Objectives and Accomplishments

        In addition to U.S. Cellular performance, the Chairman, President and CEO and members of the Long-Term Incentive Compensation Committee consider individual objectives and performance in determining executive compensation. The individual objectives considered by such persons in their evaluation of each of the named executive officers other than the President and CEO are almost entirely team objectives of the management group. There was no minimum level of achievement of any of those objectives before salary or other compensation could be increased or provided. The assessment of the achievement of such objectives is not formulaic, objective or quantifiable. Instead, individual performance considerations are factors, among others, that are generally taken into account in the course of making subjective judgments in connection with compensation decisions.

        The following summarizes the U.S. Cellular team objectives and accomplishments in 2012. U.S. Cellular: (i) achieved the minimum threshold for four of the five financial performance targets for 2012 and quantitative financial performance of 62.5% as discussed above; (ii) worked to create a more compelling and differentiated experience among its target segments to drive subscriber and revenue growth, and continued to enhance its products and services; (iii) maximized the impact of current channels while developing additional channels of distribution to increase store traffic, as measured by retail gross adds by distribution channel; (iv) worked to create a strong small and medium business (SMB) approach/selling proposition to expand relationships with potential customers and drive subscriber growth; (v) examined all aspects of its business model to identify opportunities to reduce costs while maintaining or enhancing market impact; (vi) invested in major new capabilities to enhance effectiveness, and focused on identifying future additional sources of revenue; (vii) implemented the divestiture of Midwest markets; (viii) achieved various regulatory policy goals; and (ix) implemented a Dynamic Organization business model roadmap designed to raise the performance levels for leadership excellence, associate passion, customer advocacy and superior results.

        Ms. Dillon was the principal executive officer of U.S. Cellular and supervised and guided all of the business and affairs of U.S. Cellular during 2012. As a result, Ms. Dillon is primarily responsible for the performance of U.S. Cellular. Each of the executive officers was considered to have made a significant contribution to the aforementioned performance achievements. The portion of the bonus for individual performance is based on an individual performance assessment approved by the Chairman in his subjective judgment which, in the case of officers other than the President and CEO, considers the recommendation of the President and CEO, in her subjective judgment. This individual performance assessment is used in determining the amount of the cash bonus for 2012 performance paid in 2013 and the stock option awards and restricted stock unit awards made in 2013 with respect to 2012 performance.

        The following shows certain considerations relating to compensation paid in 2012:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Position at U.S. Cellular	Director and President and Chief Executive Officer	Executive Vice President-Finance, Chief Financial Officer and Treasurer	Executive Vice President and Chief Human Resources Officer	Executive Vice President-Sales and Customer Service	Executive Vice President and Chief Technology Officer—Engineering and Information Services
Responsibilities at U.S. Cellular	Primary responsibility for operations and performance as CEO	Treasury, accounting, reporting, budget, financial planning and analysis, strategic planning, real estate and site services, supply chain, and regulatory matters	All human resource related activities including hiring and organizational development	Sales and customer service	All technological operations including wireless towers, network build-outs, network operations and technological advancements
Year Appointed to Current Title	2010	2007	2010	2011	2011
Year First Included as Named Executive Officer	2010	2007	2006	2012	2003
Year Employed at U.S. Cellular	2010	2005	2004	2011	2002

Annual Cash Compensation

        The following discusses annual cash compensation, which consists of base salary and bonus.

  Base Salary

        Annually, the Chairman determines the President and CEO's base salary. With respect to the other executive officers, the President and CEO recommends and the Chairman approves annually each such executive officer's base salary. Base salary is determined based on an evaluation of the performance of U.S. Cellular and each executive officer and such other facts and circumstances as the President and CEO and/or Chairman may deem relevant, as discussed below.

        Significant facts and circumstances that the Chairman considered in approving the base salaries of all of the named executive officers, and that the President and CEO considered in recommending the base salaries of the named executive officers other than the President and CEO, are as follows: the fact that U.S. Cellular is a public company; the fact that U.S. Cellular is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than U.S. Cellular, possess greater resources, possess more extensive coverage areas and more spectrum within some coverage areas, and market other services with their communications services that U.S. Cellular does not offer; U.S. Cellular's performance, as discussed above; the team performance objectives and achievements and the extent to which the officer was considered to have contributed to such achievements, as discussed above; the benchmark information, as discussed above; certain ranges and metrics for the individual officers based on such benchmarks, as discussed below; and the overall views and feedback of U.S. Cellular personnel. In addition, the President and CEO and/or Chairman considered additional facts and circumstances with respect to each of the named executive officers, as discussed below.

        The Chairman considers the above facts and circumstances and makes a determination of appropriate ranges of base salary for each named executive officer, based on the recommendations of the President and CEO with respect to all named executive officers other than the President and CEO. The base salary of each executive officer is set at a level considered to be appropriate in the subjective judgment of the Chairman based on an assessment of the responsibilities and performance of such executive officer, taking into account the facts and circumstances discussed above. No specific performance measures are determinative in the base salary compensation decisions for executive officers. Instead, all facts and circumstances are taken into consideration by the President and CEO and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President and CEO that determines an executive officer's base salary based on the total mix of information rather than on any specific measures of performance.

        The following shows certain information relating to base salary in 2012 compared to 2011 for Mary N. Dillon.

	Mary N. Dillon
2011 Base Salary in Summary Compensation Table		$752,000
2012 Base Salary in Summary Compensation Table		$788,000
$ Increase of 2012 Base Salary over 2011 Base Salary		$36,000
% Increase in 2012 Base Salary over 2011 Base Salary		4.8%
Range per Towers Watson Survey	$ $	675,000 - 965,000
Median of Range		$800,000

        Ms. Dillon's base salary for 2012 was increased to $788,000, which is slightly below the median, representing the 50th percentile of the range considered to be appropriate in the subjective judgment of the Chairman. The population of comparable base salaries was comprised one-half of the base salaries of the chief executive officers of companies and one-half of the base salaries of sector heads of a major segment of a company's operations, similar in size to U.S. Cellular, recognizing the fact that U.S. Cellular is both a public company as well as a subsidiary of a public company. See "Benchmarking" above.

        The following shows certain information relating to base salary in 2012 compared to 2011 for the other named executive officers:

	Steven T. Campbell		Jeffrey J. Childs		Carter S. Elenz		Michael S. Irizarry
2011 Base Salary per Summary Compensation Table for 1/1/11 - 12/31/11		$464,587		$459,375	$	N/A		$534,104
Base Salary level prior to 3/1/12		$467,220		$461,250		$418,000		$536,284
Base Salary level 3/1/12 - 2/28/13		$520,000		$475,088		$438,900		$555,054
2012 Base Salary per Summary Compensation Table for 1/1/12 - 12/31/12		$511,203		$472,782		$435,417		$551,926
$ Increase in Base Salary on 3/1/12		$52,780		$13,838		$20,900		$18,770
% Increase in Base Salary on 3/1/12		11.3%		3.0%		5.0%		3.5%
Range considered to be appropriate per 2011 Towers Watson survey	$ $	445,000 to 595,000	$ $	295,000 to 410,000	$ $	345,000 to 495,000	$ $	390,000 to 585,000
Median of range		$520,000		$345,000		$410,000		$465,000

        The base salaries of the above officers are believed to be within the range considered to be appropriate in the judgment of the Chairman and the President and CEO. Significant facts and circumstances that the Chairman and the President and CEO considered in determining the base salaries include the position and responsibilities of the officer, the length of service in such capacity and with U.S. Cellular, and the Chairman's and the President and CEO's subjective views regarding such officer's contributions to U.S. Cellular during that time and in particular, during 2012.

        For disclosure purposes, the base salaries of the named executive officers were changed in 2013 as follows:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Change in Base Salary in 2013	$42,000	$26,000	$16,628	$19,751	$22,202
New Base Salary in 2013	$830,000	$546,000	$491,716	$458,651	$577,256
Effective Date of Change	1/1/13	3/1/13	3/1/13	3/1/13	3/1/13

        Base salaries for 2013 are being reported above for disclosure purposes and will be reflected in the Summary Compensation Table in next year's Proxy Statement.

  Bonus

        In May 2012, U.S. Cellular's Chairman approved an Executive Bonus Plan for 2012. This bonus plan measured performance with respect to 2012, relating to bonuses paid in 2013. A copy of this plan was filed with the SEC on a Form 8-K dated May 30, 2012.

        The purposes of the Executive Bonus Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular's executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Bonus Plan are executive vice presidents of U.S. Cellular. The President and CEO does not participate in the Executive Bonus Plan. Each participant's target incentive is expressed as a percentage of base salary.

        The Executive Bonus Plan is based on company performance and individual performance, and is discretionary in nature.

        The following quantitative financial performance measures, using weights and definitions as approved by the Chairman, were considered in evaluating the achievements of the executive officer team during 2012 for the purposes of the Executive Bonus Plan: Consolidated Cash Flow; Consolidated Service Revenue; Postpay Customer Disconnects; Customer Addition Equivalents; and Cash Costs per Average Customer Equivalent.

        U.S. Cellular sets target levels for the quantitative financial performance measures at levels that it believes are achievable with above average performance. U.S. Cellular believes it would require outstanding performance to achieve 200% of the target levels, which is the maximum for each financial factor. Nevertheless, although such financial performance measures may impact the amount of bonus an officer receives, all officer bonuses are discretionary, and individual performance and other factors contribute to the amount of bonus an officer receives. As a result, the quantitative financial performance measures are one category of the factors used in determining the bonus, but do not entitle the officer to any bonus. A bonus can be awarded based on judgment even if the quantitative financial performance measures are not met. Because the entire amount of the bonus is discretionary, the bonus cannot be calculated in advance of, and does not vest until, approval and payment to the officer. The Executive Bonus Plan provides that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

        The President and CEO determines the actual payout that each officer will receive, and is not bound to adhere to any guideline, including any of the identified quantitative financial performance measures. However, the sum of all participants' actual payouts may not deviate from the total amount of the officer pool by more than 18%. In addition, the Chairman approves all officer bonuses prior to payout.

  Summary of Bonus Payments

        The following shows the calculation of bonuses with respect to 2012 performance:

        As noted above under "Company Performance," the overall percentage achieved with respect to company performance under the Executive Bonus Plan with respect to 2012 was determined to be 82.0%, comprised of weighted quantitative financial performance of 43.8% and weighted overall qualitative company performance of 38.3%.

        The following shows information with respect to each named executive officer other than the President and CEO relating to the bonus for 2012 performance (paid in 2013) showing the amount of bonus awarded as a result of the achievement of the above quantitative financial performance measures and the amount awarded based on a qualitative assessment of overall company performance or on individual performance:

		Formula	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
a	2012 base salary (as of 3/1/12)		$520,000	$475,088	$438,900	$555,054
b	Target bonus percentage for company performance		55%	55%	60%	55%

c	Target bonus for company performance	a × b	$286,000	$261,298	$263,340	$305,280

d	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on weighted quantitative financial performance in 2012 (amounts not exact due to rounding)	c × 43.8%	$125,125	$114,318	$115,211	$133,560

	Calculation of amount reported under "Bonus" column:
e	Portion of bonus based on weighted overall qualitative company performance in 2012 as determined by Chairman (amounts not exact due to rounding)	c × 38.3%	$109,395	$99,946	$100,728	$116,770
f	Amount of discretionary bonus based on individual performance		$76,219	$46,067	$32,391	$75,099

g	Subtotal of amount reported under "Bonus" column	e + f	$185,614	$146,013	$133,119	$191,869

	Total bonus for 2012 paid in 2013 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	d + g	$310,739	$260,331	$248,330	$325,429

h	Total bonus related to company performance(1)	d + e	$234,520	$214,264	$215,939	$250,330

	Total bonus related to company performance as a percentage of target	h / c	82.0%	82.0%	82.0%	82.0%

i	70% of target bonus for company performance relating to quantitative financial performance (for this table, the "Quantitative Target Amount")(1)	c × 70%	$200,200	$182,909	$184,338	$213,696

	"Non-Equity Incentive Plan Compensation" as a percentage of Quantitative Target Amount	d / i	62.5%	62.5%	62.5%	62.5%

(1)
Represents the product of (i) the target bonus for company performance and (ii) the sum of 43.8% + 38.3%, or 82.0% (rounded). See Note 1 under the "Grants of Plan-Based Awards" table below.

        The Chairman determined Mary N. Dillon's bonus for 2012 as follows.

        U.S. Cellular established performance guidelines and procedures for awarding bonuses to the President and CEO. These guidelines and procedures were filed by U.S. Cellular as Exhibit 10.2 to U.S. Cellular's Form 8-K dated November 18, 2009. These guidelines and procedures provide that the Chairman in his sole discretion determines whether an annual bonus will be payable to the President and CEO for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Chairman in making such determination, including any factors that the Chairman in the exercise of his judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year. The guidelines also provide that any bonus awarded with respect to a performance year will be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.

        Ms. Dillon's informal target bonus was 80% of her base salary of $788,000 in 2012, or $630,400. The Chairman approved a bonus to Ms. Dillon of $690,000 with respect to 2012 performance that was paid in March 2013. This was approximately 109% of the informal target bonus amount reflecting U.S. Cellular's overall company performance of 82% and the Chairman's subjective views regarding Ms. Dillon's contributions to such performance and achievements in 2012.

        Unlike the bonus guidelines for the executive officers other than Ms. Dillon, which provide that a specified percentage of an officer's bonus will be determined based on quantitative financial performance (as described above) and that the remaining percentage will be discretionary based on overall company performance and individual performance, the bonus guidelines for the President and CEO do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for Ms. Dillon is reported under the "Bonus" column of the Summary Compensation Table.

Long-Term Equity Compensation

        The Chairman recommends and the Long-Term Incentive Compensation Committee approves long-term equity compensation awards to the named executive officers under the U.S. Cellular long-term incentive plan, which awards generally have included stock options, restricted stock units and bonus match units. Awards in 2012 were made under the U.S. Cellular 2005 Long-Term Incentive Plan. As noted above under Proposal 3, U.S. Cellular is asking shareholders to approve the U.S. Cellular 2013 Long-Term Incentive Plan that, if approved, will replace the 2005 Long-Term Incentive Plan for awards granted after the date of such approval.

        Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term incentive compensation to increases in shareholder value over the same period.

        The Long-Term Incentive Compensation Committee may establish performance measures and restriction periods, and determine the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Although the Long-Term Incentive Compensation Committee has the discretion to grant various types of awards, it generally grants only service-based restricted stock units and service-based stock options. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." The restricted stock units generally vest in full (cliff vesting) on the third anniversary of the date of grant, subject to continued employment. Stock options granted after 2007 generally become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period. Stock options are exercisable until the tenth anniversary of the date of grant, subject to continued employment.

        Officers receive an award of restricted stock units in the current year primarily based on the achievement of certain levels of corporate and individual performance in the immediately preceding year and an award of stock options in the current year primarily based on individual performance in the immediately preceding year. However, all stock option and restricted stock unit awards are expensed over the applicable vesting periods.

        The Long-Term Incentive Compensation Committee determined the number of restricted stock units and stock options to award to the named executive officers in 2012 as follows. The following first discusses the general approach used for the named executive officers other than the President and CEO. Following that is a discussion of how this approach was modified with respect to the President and CEO.

        The target allocation of long-term compensation awards in 2012 was 50% in stock options and 50% in restricted stock units. This allocation was based, in part, on trends shown by information from U.S. Cellular's compensation consultant, Towers Watson. See "Benchmarking" above.

        Although the target allocation was based on trends shown by benchmark data, the stock option grant was adjusted by an officer performance multiple and the restricted stock unit award was adjusted by an officer performance multiple as well as a U.S. Cellular performance factor, as discussed below.

        Based on information from Towers Watson, the formula for determining the number of stock options to award to the executive officers other than Mary N. Dillon was (a) 50% × the officer's March 1, 2012 base salary × the officer performance multiple for 2011, divided by (b) the Black Scholes value of an option on U.S. Cellular's stock based on the closing stock price on the grant date. This result was rounded as indicated below.

        Based on information from Towers Watson, the formula for determining the number of restricted stock units to award to the executive officers other than Mary N. Dillon was (a) 50% × the officer's March 1, 2012 base salary × the officer performance multiple for 2011 × the U.S. Cellular performance percentage for 2011, divided by (b) the value of a U.S. Cellular Common Share based on the closing stock price on the grant date (with the result subject to proration for officers not employed during all of 2011). The adjusted company performance percentage for 2011 was 88.1%.

        The officer performance multiple for 2011 (utilized for 2012 awards) represents a number based on information from Towers Watson derived from benchmarking data as discussed under "Benchmarking" above. The amount of this multiple relates to the officer's relative position at U.S. Cellular and reflects the Chairman's and President and CEO's assessment of the officer's individual performance. Based on the foregoing, the named executive officers other than the President and CEO were assigned the multiples disclosed below.

        As a result of the foregoing formulas and individual performance factors, the following stock options and restricted stock units were granted to the named executive officers other than Ms. Dillon in 2012:

		Formula	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
a	March 1, 2012 Base Salary		$520,000	$475,088	$438,900	$555,054
b	Performance Multiple		2.24	1.98	1.78	2.59
c	Long Term Incentive Target Value	a × b	$1,164,800	$940,674	$781,242	$1,437,590
d	Option Target Value	c × 50%	$582,400	$470,337	$390,621	$718,795
e	Closing Stock Price on April 2, 2012		$40.74	$40.74	$40.74	$40.74
f	Closing Price × Black-Scholes Ratio	e × 45.01%	$18.34	$18.34	$18.34	$18.34
g	Options Granted (rounded)	d / f	31,750	25,650	21,300	39,200
h	RSU Target Value	c × 50%	$582,400	$470,337	$390,621	$718,795
i	2011 Company Performance %		88.1%	88.1%	88.1%	88.1%
j	Adjusted RSU Value	h × i	$513,094	$414,367	$344,137	$633,258
k	RSUs Calculation	j / e	12,594	10,171	8,447	15,544
l	RSUs Granted		12,594	10,171	6,335	15,544

        The target values in the above table are calculated by U.S. Cellular using the formulas described above considering information provided by Towers Watson. These are not the same as the accounting values that are recorded pursuant to the requirements of FASB ASC 718, as reported elsewhere in this Proxy Statement.

        The RSUs granted to Mr. Elenz were prorated at 75% because he became employed by U.S. Cellular in April 2011 (as provided in his offer letter as described below).

        Pursuant to a letter agreement between U.S. Cellular and Mary N. Dillon dated May 3, 2010, as discussed below, the total combined value of stock option and restricted stock unit awards in each of 2011 and 2012 to Ms. Dillon is required to be no less than $1,800,000.

        Also, the letter agreement provides that annual stock option and restricted stock unit awards would be based on a competitive (50th percentile) long term incentive award value (expected value) for Ms. Dillon's position and salary level (based on the above-referenced Towers Watson report). For 2012 grants, 50% of the value was allocated to nonqualified stock options and 50% to restricted stock units. The following stock option and restricted stock unit awards were granted to Ms. Dillon in 2012:

		Formula	Mary N. Dillon
a	Long Term Incentive Target Value from Towers Watson		$2,346,000
b	Discretionary Increase in Long Term Incentive Target Value		$404,000
c	Adjusted Long Term Incentive Target Value		$2,750,000
d	Option Value	c × 50%	$1,375,000
e	Closing Stock Price on April 2, 2012		$40.74
f	Closing Price × Black-Scholes Ratio	e × 45.01%	$18.34
g	Options Granted (rounded)	d / f	74,975
h	RSU Value	c × 50%	$1,375,000
i	Company Performance %—N/A—based on letter agreement		—
j	Adjusted RSU Value		$1,375,000
k	RSUs Granted (rounded)	j / e	33,751

        The Chairman recommended, and the Long-Term Incentive Compensation Committee approved, a Long Term Incentive Target Value greater than the value based on Towers Watson benchmark data due to their subjective assessment of Ms. Dillon's performance since she assumed her duties at U.S. Cellular.

        As with the annual salary and bonus, executive officers do not become entitled to any stock options or restricted stock units as a result of the achievement of any corporate or individual performance levels. An award of stock options and restricted stock units is entirely discretionary and executive officers have no right to any stock option or restricted stock unit awards unless and until they are awarded. Pursuant to SEC rules, awards granted in 2012 are included in the Summary Compensation Table below with respect to 2012 compensation.

        For disclosure purposes, the stock option and restricted stock unit awards granted on April 1, 2013 with respect to 2012 performance are as follows:

Name	Number of Shares Underlying Stock Options	Number of Shares Underlying Restricted Stock Units
Mary N. Dillon	129,300	42,653
Steven T. Campbell	49,425	13,368
Jeffrey J. Childs	38,975	10,541
Carter S. Elenz	31,950	8,642
Michael S. Irizarry	57,300	15,500

        The foregoing information is provided only for disclosure purposes. The above awards were not earned until granted in 2013 and will be reflected in next year's Summary Compensation Table with respect to 2013.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the named executive officers based on the Summary Compensation Table for 2012:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Salary	19.3%	27.5%	30.0%	33.0%	25.8%
Bonus	16.9%	10.0%	9.3%	10.1%	9.0%
Stock Awards	34.8%	27.6%	26.3%	19.6%	29.6%
Stock Options	27.1%	25.2%	24.0%	23.8%	27.0%
Non-Equity Incentive Plan Compensation	0%	6.8%	7.3%	8.8%	6.3%
Other	1.9%	2.9%	3.1%	4.7%	2.3%

	100.0%	100.0%	100.0%	100.0%	100.0%

        As indicated below in the Summary Compensation Table, Ms. Dillon's total compensation for 2012 was $4,074,409 and the total compensation for 2012 of the other named executive officers ranged from a high of $2,137,667 to a low of $1,317,830. Accordingly, Ms. Dillon's total compensation for 2012 is approximately 1.9 times the total compensation of the next highest compensated named executive officer with respect to 2012.

        As noted herein, U.S. Cellular's overall compensation objectives are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular. Also, as noted herein, U.S. Cellular determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. As noted herein, U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Considering the foregoing, U.S. Cellular recognizes that it needs to and believes that it should compensate the President and CEO at a level that considers the compensation of presidents and chief executive officers of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. U.S. Cellular believes that this is necessary to attract and retain a highly qualified person to serve as President and CEO and to compete successfully against other companies. A level of compensation similar to that paid to the President and CEO is not necessary to attract and retain and is not appropriate for the other named executive officers. However, U.S. Cellular recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at U.S. Cellular.

        The Chairman and the Long-Term Incentive Compensation Committee believe that the elements of compensation and total compensation of the named executive officers have been set at appropriate levels considering the foregoing principles.

Other Benefits and Plans Available to Named Executive Officers

        The named executive officers participate in certain benefits and plans, as described below.

        As noted above, U.S. Cellular's overall compensation objectives for executive officers are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        To achieve these objectives, the Chairman and the Long-Term Incentive Compensation Committee believe that the named executive officers must be offered a competitive compensation package,

including benefits and plans. U.S. Cellular's compensation packages are designed to compete with other companies for talented employees. U.S. Cellular's benefits and plans are part of this package and enable U.S. Cellular to attract and retain talented employees, including the named executive officers. Thus, the benefits and plans fit into U.S. Cellular's overall compensation objectives primarily by helping U.S. Cellular achieve the second objective of U.S. Cellular's overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives.

Deferred Salary and Bonus

        Deferred Salary and/or Bonus.    The named executive officers are permitted to defer salary and/or bonus into an interest-bearing account pursuant to a deferred compensation plan. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus" or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Pursuant to the plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes the portion of any interest that exceeded the rate specified by the Internal Revenue Service that is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation account of an officer is paid at the time and in the form provided in the plan, which permits certain distribution elections by the officer.

        The executive is always 100% vested in all salary and bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Any such amounts are reported in the Nonqualified Deferred Compensation table below and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

        Deferred Bonus under the Long-Term Incentive Plan.    In addition to being permitted to defer some or all of their bonuses into an interest-bearing account as described immediately above, the named executive officers are also permitted to defer some or all of their bonuses pursuant to deferred bonus compensation agreements under the 2005 Long-Term Incentive Plan, as discussed below. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus" or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Deferred bonus under the long-term incentive plan will be deemed invested in phantom U.S. Cellular Common Shares. The named executive officers receive a distribution of the deferred bonus account at the time and in the form provided in the plan, which permits certain distribution elections by the officer.

        The executive is always 100% vested in all bonus amounts that have been deferred under a deferred bonus compensation arrangement under the 2005 Long-Term Incentive Plan. Such amounts are reported in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

U.S. Cellular 2005 Long-Term Incentive Plan

        Long-term compensation awards under the U.S. Cellular 2005 Long-Term Incentive Plan were discussed above in this Compensation Discussion and Analysis. Under the U.S. Cellular 2005 Long-Term Incentive Plan, U.S. Cellular is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and employer match awards for deferred bonus. The following provides certain additional information relating to deferred bonus stock unit match awards, restricted stock units and stock options.

        Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, each officer may elect to defer all or a portion of his or her annual bonus. U.S. Cellular will allocate a stock unit match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The stock unit match awards will be deemed invested in phantom U.S. Cellular Common Shares and will vest ratably at a rate of one-third per year over three years. Column (e), "Stock Awards," of the below Summary Compensation Table includes the aggregate grant date fair value of the stock unit match awards granted in 2012 computed in accordance with FASB ASC 718.

        Restricted stock units may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        Stock options may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        Restricted stock units and stock options are not credited with any dividends. In addition, the phantom stock units (representing both deferred bonus amounts and deferred bonus stock unit match awards), are not credited with any dividends because U.S. Cellular does not currently pay dividends.

        If a recipient of an award under the U.S. Cellular 2005 Long-Term Incentive Plan enters into competition with, or misappropriates confidential information of, U.S. Cellular or any affiliate thereof, including TDS and its affiliates, then all such awards shall terminate and be forfeited.

  Change in Control

        The following summarizes the change in control provisions of the U.S. Cellular 2005 Long-Term Incentive Plan:

        Notwithstanding any provision in the U.S. Cellular 2005 Long-Term Incentive Plan or any agreement, in the event of a change in control, the board of directors may, but will not be required to, make such adjustments to outstanding awards under the U.S. Cellular 2005 Long-Term Incentive Plan as it deems appropriate, including, without limitation:

  •
  causing all outstanding stock options and stock appreciation rights to immediately become exercisable in full;

  •
  causing the restriction period applicable to any outstanding restricted stock award, and to the extent permissible under section 409A of the Internal Revenue Code, any restricted stock unit award, to lapse;

  •
  to the extent permissible under section 409A of the Internal Revenue Code, causing the performance period applicable to any outstanding performance award to lapse;

  •
  causing any restricted stock unit award or performance award to vest;

  •
  causing the performance measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level;

  •
  causing the amount in a deferred compensation account attributable to a company match to vest;

  •
  causing each outstanding award to be converted into a substitute award; or

  •
  electing that each outstanding award will be surrendered to U.S. Cellular and immediately canceled by U.S. Cellular, and that the holder will receive, within sixty days following the occurrence of the change in control (or at such later time required by section 409A of the Internal Revenue Code), a cash payment from U.S. Cellular.

        The foregoing outlines the potential effect of a change in control relating to all awards available under the U.S. Cellular 2005 Long-Term Incentive Plan. However, U.S. Cellular currently only has outstanding restricted stock units, options and phantom stock units related to deferred compensation accounts.

        For the definition of change in control, see U.S. Cellular's 2005 Long-Term Incentive Plan, attached as Exhibit C to U.S. Cellular's 2009 Proxy Statement.

        Because certain termination events and/or a change in control would or may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

SERP

        Each of the named executive officers participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP calculated using a rate that exceeds the AFR at the time the rate is set.

        A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year for which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount attributable to the SERP is included in the below Table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2012 for each named executive officer is set forth in the "Nonqualified Deferred Compensation" table below.

Perquisites

        U.S. Cellular does not provide any significant perquisites to its executive officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table below for information about perquisites provided to the named executive officers. In addition, U.S. Cellular has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or change in control. However, in connection with any termination, U.S. Cellular may enter into a retirement, severance or similar agreement that may provide for perquisites.

        Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Chairman's or Long-Term Incentive Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan, a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries, including U.S. Cellular. Employees contribute amounts from their compensation and U.S. Cellular makes matching contributions in part. U.S. Cellular makes matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Employees have the option of investing their contributions and U.S. Cellular's contributions in a TDS Common Share fund, a U.S. Cellular Common Share fund and certain unaffiliated funds. The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Vesting in employer matching contributions is not accelerated upon a change in control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment (a) as a lump sum or (b) in a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a tax-qualified noncontributory defined contribution Pension Plan for the employees of TDS and its participating subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant based on the applicable pension formula, and are funded annually by TDS and its participating subsidiaries. The TDS Pension Plan is designed to provide retirement benefits for eligible employees of TDS and participating subsidiaries which have adopted the Pension Plan. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Vesting is not accelerated upon a change in control or termination event, except a termination of employment due to a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees of participating employers, and benefits are not enhanced upon any termination (except due to a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

        TDS also provides customary health and welfare and similar plans for the benefit of employees of TDS and its subsidiaries, including U.S. Cellular. These group life, health, hospitalization, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Chairman and the Long-Term Incentive Compensation Committee consider the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the determinations of the appropriate compensation for U.S. Cellular executive officers. The Chairman and the Long-Term Incentive Compensation Committee consider the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation.

        U.S. Cellular places more significance on the tax treatments of particular forms of compensation, because these may involve actual cash expense to the company or the executive. One objective of U.S. Cellular is to maximize tax benefits to the company and executives to the extent feasible and appropriate within the overall goals of the compensation policy discussed above. In particular, one consideration is the effect of Section 162(m) of the Internal Revenue Code.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer and the corporation's other three most highly compensated officers, exclusive of the principal executive officer and principal financial officer. In evaluating whether to structure executive compensation components as performance-based under Section 162(m) and thus, exempt from the one million dollar deduction limit, U.S. Cellular considers the net cost, and its ability to effectively administer executive compensation in the long-term interest of shareholders. U.S. Cellular believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although U.S. Cellular considers the deductibility of particular forms of compensation, U.S. Cellular may approve elements of compensation that are consistent with the objectives of our executive compensation program, but that may not be fully deductible.

        U.S. Cellular does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites as discussed below.

Clawback

        Depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant U.S. Cellular performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, U.S. Cellular will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements. This will be done in 2013 or later after the SEC and NYSE issue rules relating to this requirement.

Policy on Stock Ownership by Executive Officers

        U.S. Cellular does not have a formal policy relating to stock ownership by executive officers. TDS' Policy Regarding Insider Trading and Confidentiality, which is applicable to U.S. Cellular, provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The Dodd-Frank Act instructs the SEC to adopt rules requiring public companies to include a proxy statement disclosure of their policies regarding hedging of company equity securities by directors or employees. U.S. Cellular will review such rules after they are finalized to determine if it will make any changes to its policies.

Forward Looking Statements

        The foregoing discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We assume no obligation to update the forward-looking statements.

Compensation Committee Report

        The Chairman and the members of the Long-Term Incentive Compensation Committee oversee U.S. Cellular's compensation programs on behalf of the board of directors. In fulfilling their oversight responsibilities, the foregoing persons reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this Proxy Statement.

        In reliance on the review and discussions referred to above, the persons whose names are listed below recommended to the full board of directors that the above Compensation Discussion and Analysis be included in U.S. Cellular's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and U.S. Cellular's Proxy Statement related to the 2013 Annual Meeting of shareholders.

        The above Compensation Committee Report is submitted by LeRoy T. Carlson, Jr., who functions as the compensation committee, except with respect to long-term incentive compensation, and by Paul-Henri Denuit (Chairman), J. Samuel Crowley and Ronald E. Daly, the members of the Long-Term Incentive Compensation Committee, which has responsibility with respect to long-term incentive compensation.

        Because U.S. Cellular does not have a formal independent compensation committee, the above Compensation Committee Report is also submitted by each of the members of the board of directors: LeRoy T. Carlson, Jr. (Chairman), Mary N. Dillon, Kenneth R. Meyers, James Barr III, Walter C.D. Carlson, J. Samuel Crowley, Ronald E. Daly, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz.

Risks from Compensation Policies and Practices

        U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. The following describes the process undertaken to reach the conclusion, and the basis for the conclusion, that U.S. Cellular's compensation policies and practices are not reasonably likely to have a material adverse effect on U.S. Cellular.

        With respect to compensation in 2012, representatives of U.S. Cellular took the steps set forth below to assess the risks associated with U.S. Cellular's compensation policies and practices. Various elements of compensation (including plans and arrangements) provided to executive officers, non-executive officers and all other employees were identified and cataloged. The potential risks associated with each element of compensation were identified and evaluated for materiality and likelihood. Controls and potential mitigating factors were then identified and evaluated. Based on this process, documentation was prepared which maps and identifies U.S. Cellular's various compensation elements, describes their characteristics and purposes, identifies potential risks associated with each compensation element, and then describes controls and mitigating factors. This documentation was used to evaluate the potential risks of the various elements of compensation, which are briefly summarized below.

        In addition, U.S. Cellular considered the following processes and matters in evaluating risk. U.S. Cellular has internal controls in place and has processes to identify deficiencies, including significant deficiencies and material weaknesses. These processes have not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. U.S. Cellular also has an Enterprise Risk Management process (as described above under Corporate Governance—Board Role in Risk Oversight) that has not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. In addition, in connection with its process to review and identify risks for its Annual Report on Form 10-K, U.S. Cellular did not identify any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. Furthermore, U.S. Cellular has not had any incident in which its compensation policies and practices have had a material adverse effect on U.S. Cellular and, although U.S. Cellular's compensation policies and practices have evolved over time, their risk characteristics have not changed in any material respect for several years. U.S. Cellular does not believe that its compensation policies and practices are unusual in any significant respect and believes that they are comparable in many respects with those of many other commercial public companies. U.S. Cellular's compensation policies and practices have been developed over time with the assistance of its nationally-recognized compensation consultant, Towers Watson.

        U.S. Cellular believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. For the reasons discussed therein, U.S. Cellular does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on U.S. Cellular. To an even greater extent, U.S. Cellular does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular, for the reasons discussed below.

        As a telecommunications company, U.S. Cellular faces general business risks similar to many other businesses and certain other risks specific to a telecommunications business (as disclosed in U.S. Cellular's most recent Annual Report on Form 10-K). However, U.S. Cellular does not have any business units unrelated to its wireless business (such as business units involved in finance, securities, investing, speculation or similar activities, that might have different risk profiles, or where compensation expense is a significant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of U.S. Cellular). As a result, U.S. Cellular's risks relate only to its wireless business.

        The general design philosophy of the compensation policies and practices for employees, including non-executive officers, of U.S. Cellular is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by incentives established by such policies and practices are the non-executive officers and director-level employees of U.S. Cellular.

        Similar to compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

        A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if the stock price declines to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, multi-year vesting and an exercise period that is generally ten years reduce the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Although employees, including non-executive officers, may be entitled to an annual bonus that relates, in part, to annual company performance, such bonuses are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks. U.S. Cellular is subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and has internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on U.S. Cellular would need to be approved by the board of directors and/or one or more executive officers of U.S. Cellular. U.S. Cellular's compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses as well as other compensation and, as a result, such compensation could be reduced, not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a result, considering the foregoing, U.S. Cellular does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on U.S. Cellular.

 Compensation Tables

Summary of Compensation

        The following table summarizes the compensation paid by U.S. Cellular to the named executive officers for 2012, 2011 and 2010.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary $ (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Mary N. Dillon(1)(6)	2012	$788,000	$690,000	$1,415,641	$1,104,035	$—	$5,679	$71,054	$4,074,409
President and Chief	2011	$752,000	$650,000	$1,203,984	$1,628,123	$—	$1,241	$324,216	$4,559,564
Executive Officer	2010	$422,917	$580,000	$1,836,450	$2,647,736	$—	$284	$469,467	$5,956,854
Steven T. Campbell(2)(6)	2012	$511,203	$185,614	$513,080	$467,531	$125,125	$1,468	$52,351	$1,856,372
Executive Vice	2011	$464,587	$134,785	$262,030	$506,223	$125,215	$987	$44,855	$1,538,682
President—Finance, Chief Financial Officer and Treasurer	2010	$449,503	$43,788	$266,408	$473,176	$137,909	$875	$45,340	$1,416,999
Jeffrey J. Childs(3)(6)	2012	$472,782	$146,013	$414,367	$377,706	$114,318	$1,625	$47,733	$1,574,544
Executive Vice	2011	$459,375	$108,746	$240,714	$465,178	$111,254	$1,132	$43,429	$1,429,828
President and Chief	2010	$440,696	$40,521	$231,830	$411,699	$122,492	$1,093	$41,910	$1,290,241
Human Resources
Officer
Carter S. Elenz(4)(6)	2012	$435,417	$133,119	$258,088	$313,651	$115,211	$—	$62,344	$1,317,830
Executive Vice
President—Sales
and Customer
Service
Michael S. Irizarry(5)(6)	2012	$551,926	$191,869	$633,263	$577,235	$133,560	$2,999	$46,815	$2,137,667
Executive Vice	2011	$534,104	$127,648	$373,756	$722,199	$129,352	$2,219	$49,501	$1,938,779
President and Chief	2010	$521,287	$45,676	$390,746	$693,701	$143,855	$2,294	$50,101	$1,847,660
Technology
Officer—Engineering
and Information
Services

Explanation of Columns:

(a)
Includes the following "named executive officers": all individuals serving as U.S. Cellular's principal executive officer or acting in a similar capacity at any time during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity at any time during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, and Kenneth R. Meyers, Vice President and Assistant Treasurer of U.S. Cellular, receive no compensation directly from U.S. Cellular. LeRoy T. Carlson, Jr. and Kenneth R. Meyers are compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 77% of the compensation expense incurred by TDS in 2012 with respect to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included in TDS' Proxy Statement related to its 2013 Annual Meeting of shareholders.

(b)
For additional details relating to 2010, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A dated April 14, 2011. For additional details relating to 2011, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A dated April 16, 2012.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year. Only Mary N. Dillon deferred a portion of her salary in 2012. See "Information Regarding Nonqualified Deferred Compensation" below.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. See Note (6) below. Only Mary N. Dillon deferred a portion of her bonus paid in 2012 and 2013.

Mary N. Dillon deferred 50% of her 2011 bonus paid in 2012. One half of the amount deferred by Ms. Dillon, or 25% of the bonus, was deemed invested in phantom stock units in U.S. Cellular Common Shares, and the other half, or 25% of the bonus, was deemed invested in an interest-bearing account. See "Information Regarding Nonqualified Deferred Compensation" below. The entire amount of bonus, including any amount deferred, is included in the Summary Compensation Table above. The following is a summary of the amount of bonus for 2011 performance paid in 2012 and the amount deferred for the purpose of showing the calculation of the number of Common Shares underlying deferred bonus and the number of Common Shares underlying the company match in 2012. These numbers are reflected in subsequent tables below:

Mary N. Dillon
Total 2011 Bonus Paid in 2012	$650,000
Percentage Deferred	50%
Amount Deferred	$325,000
Deferred to Interest Account	$162,500
Deferred to Phantom Stock	$162,500
Number of Underlying Common Shares for Deferred Bonus	3,835
Company Match—see Note (e)	$40,625
Number of Underlying Common Shares for Company Match	959

Does not include retention bonuses payable under Retention Bonus Letters entered into in 2011, because these retention bonuses will not be earned or paid except as described in this paragraph. On April 12, 2011, U.S. Cellular delivered a letter ("Retention Bonus Letter") approving a retention bonus ("Retention Bonus") to each of the following named executive officers: (i) Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, (ii) Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, and (iii) Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer. Each of the foregoing executives accepted this Retention Bonus Letter on April 12, 2011. The purpose of the Retention Bonus was to ensure that the industry expertise of such executives is preserved for the benefit of U.S. Cellular through at least April 1, 2014. U.S. Cellular will pay each of the foregoing executives a Retention Bonus in the amount of $250,000 if he remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular. The Retention Bonus will be paid in a single cash payment no later than May 1, 2014.

(e)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." Assumptions made in the valuation of stock awards in this column are incorporated by reference to Note 15—Stock-Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2012 included in its Form 10-K for the year ended December 31, 2012.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to restricted stock units granted under the U.S. Cellular 2005 Long-Term Incentive Plan.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to phantom stock match units awarded to such officer with respect to deferred bonus, if any bonus is elected to be deferred as phantom stock. In such case, the deferred bonus and the related match are deemed invested in phantom U.S. Cellular Common Shares. U.S. Cellular does not currently pay dividends.

The dates on which the stock awards granted in 2012 become vested are set forth below under "Grants of Plan-Based Awards."

(f)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." Assumptions made in the valuation of the stock option awards in this column are incorporated by reference from Note 15—Stock-Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2012 included in its Form 10-K for the year ended December 31, 2012.

(g)
Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See Note (6) below. Also, see the discussion under "Bonus" in the above Compensation Discussion and Analysis.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded that calculated utilizing the AFR at the time the annual interest rate was set. Each of the named executive officers participates in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2012 was set as of the last trading date of 2011 at 4.4856% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.37% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2012 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. In addition, column (h) includes interest that exceeded that calculated utilizing the AFR that Ms. Dillon received on deferred salary or bonus under interest-bearing deferral arrangements. The other officers have not deferred any of their salaries or bonus under interest-bearing deferral arrangements. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points.

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Excess Earnings SERP	$447	$1,468	$1,625	$—	$2,999
Deferred Salary or Bonus	5,232	—	—	—	—

Total Excess Earnings	$5,679	$1,468	$1,625	$—	$2,999

Column (h) does not include any changes in pension values because U.S. Cellular does not have any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined that cover executive officers. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
In 2011, includes a one-time payment of $250,000 to Mary N. Dillon on the fifteen month anniversary of her date of employment pursuant to the terms of the letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment.

In 2010, includes a one-time payment of $450,000 to Mary N. Dillon on the three month anniversary of her date of employment pursuant to the terms of the letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

Column (i) includes the following in 2012: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A"), and (2) contributions by U.S. Cellular for the benefit of the named executive officer under (a) the TDS Tax-Deferred Savings Plan which is referred to as the TDSP, (b) the TDS Pension Plan, and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	$9,291	N/A	N/A	$—	N/A
Reimbursement for relocation	—	N/A	N/A	29,463	N/A
Tax gross up	4,263	N/A	N/A	13,517	N/A

Total Perquisites if $10,000 or more	$13,554	N/A	N/A	$42,980	N/A
Contributions to Benefit Plans
TDSP	$7,500	$9,500	$9,500	$9,500	$9,500
TDS Pension Plan	11,697	11,697	11,697	9,864	11,697
SERP	38,303	31,154	26,536	—	25,618

Total, including perquisites if $10,000 or more	$71,054	$52,351	$47,733	$62,344	$46,815

U.S. Cellular does not provide significant perquisites to its officers. Perquisites are valued based on the incremental cost to U.S. Cellular. Perquisites are not reported if they are reimbursed by the executive officer. In 2012, perquisites included an automobile allowance and/or reimbursed travel and similar expenses for Ms. Dillon and Ms. Dillon's additional taxes related to the automobile allowance, as well as reimbursement to Mr. Elenz for relocation costs. The amount of the relocation costs included transportation and storage of personal effects, travel and lodging for the move, points on a new residence and Mr. Elenz's additional taxes relating to payment of these costs by U.S. Cellular.

U.S. Cellular and its parent, TDS, purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to U.S. Cellular if a named executive officer uses a ticket for personal purposes.

The TDSP is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. Employees contribute amounts to the plan and U.S. Cellular and its subsidiaries make matching contributions in part.

The TDS Pension Plan is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

The SERP is a non-qualified defined contribution retirement plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits under the TDS Pension Plan caused by limitations under the Internal Revenue Code for tax qualified pension plans, including the limitation on annual employee compensation which can be considered. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
Mary N. Dillon, as President and CEO, is included above as U.S. Cellular's principal executive officer. U.S. Cellular has an agreement with Mary N. Dillon dated May 3, 2010 relating to her employment with U.S. Cellular on June 1, 2010. This letter agreement provides for the following (certain provisions of which have been satisfied and are no longer executory): (i) a base salary of $725,000 per year through December 31, 2010, with a performance review following year-end 2010; (ii) a one-time payment of $450,000 on the three month anniversary of Ms. Dillon's date of employment; (iii) a one-time payment of $250,000 on the fifteen month anniversary of her date of employment; (iv) a 2010 bonus of at least $580,000; (v) starting in 2011, Ms. Dillon's target bonus opportunity will be 80% of her base salary for the year; (vi) a grant of 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, to vest in 3 equal annual installments, on the first, second and third anniversaries of the date of the grant; (vii) a grant of 20,000 restricted stock units on her first day of employment, to cliff vest on the third anniversary of the date of the grant; (viii) in the event that Ms. Dillon terminates without Cause or for Good Reason (as defined in the letter agreement) within two years of her starting date, she will fully vest in the foregoing stock option and restricted stock unit awards and will have one year from the date of such a termination to exercise the options; (ix) in the event that Ms. Dillon terminates without Cause or for Good Reason within two years of her starting date, subject to Ms. Dillon's execution of a release of all claims against U.S. Cellular and TDS, she will receive an amount equal to one year of her then current salary; (x) a grant of an additional 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, which will cliff vest on the sixth anniversary of the date of the grant; (xi) a grant of an additional 25,000 restricted stock units on her first day of employment, which will cliff vest on the sixth anniversary of the date of the grant; (xii) starting in 2011, annual grants of U.S. Cellular stock options and restricted stock units; (xiii) the total combined value of her stock option award and restricted stock unit award in each of 2011 and 2012 will be no less than $1,800,000; and (xiv) a seat on the U.S. Cellular board of directors. Reference is made to U.S. Cellular's Form 8-K dated May 6, 2010 for further information.

(2)
Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, is included above as U.S. Cellular's principal financial officer. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Campbell that is executory, except for the Retention Bonus Letter described above.

(3)
Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Childs, except for the Retention Bonus Letter described above.

(4)
Carter S. Elenz, Executive Vice President—Sales and Customer Service, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. Compensation for Mr. Elenz for 2011 and 2010 is not reported because he was not a named executive officer prior to 2012.

U.S. Cellular has an agreement with Carter S. Elenz dated March 23, 2011 relating to his employment with U.S. Cellular beginning April 15, 2011. This letter agreement (certain provisions of which have been satisfied and no longer are executory) provides for the following: (i) Mr. Elenz's annualized starting salary in 2011 will be $418,000; (ii) he will be eligible for participation in the annual bonus program and will have a target bonus equal to 60% of his 2011 annual base earnings; (iii) based on a start date of April 15, 2011, Mr. Elenz will be eligible to participate in the U.S. Cellular Long-Term Incentive Plan (LTIP) with an initial award of non-qualified stock options valued at $364,198 and restricted stock units (RSUs) valued at $169,708; (iv) the exercise price and the number of options granted will be determined by the closing price of a share of U.S. Cellular stock on the latter of his start date or the date his grant is approved; (v) the number of RSUs granted will be determined by the closing price of U.S. Cellular stock on the same date; (vi) the options will vest in three installments (33 1/3% each year) over three years and the RSUs will vest in their entirety three years from the grant date; (vii) in years subsequent to 2011, assuming U.S. Cellular continues its LTIP in its current form with the same base pay multiples, his target Long-Term Incentive (LTI) value will be at least 145% of his base pay, provided that the company and Mr. Elenz meet certain performance targets; (viii) if U.S. Cellular maintains the equity award structure in effect in 2011 and certain performance targets are met, 60% of his LTI value will be paid as stock options and 40% will be paid as RSUs (as described above under "Changes to Compensation Policies," in 2012 U.S. Cellular changed its equity award structure for executive officers, including Mr. Elenz, to provide that 50% of LTI value will be paid as stock options and 50% will be paid as RSUs); and (ix) for RSU awards made in

  April 2012, his RSU award allocation will be prorated based on his date of hire during 2011, resulting in an allocation of 75% of the target annual RSU award, adjusted for company and personal performance.

(5)
Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Irizarry, except for the Retention Bonus Letter described above.

(6)
The following summarizes the bonus amounts in the 2012 row in the Summary Compensation Table:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
Bonus paid in 2013 for 2012 Performance	$690,000	$310,739	$260,331	$248,330	$325,429
Less amount reported as Non-Equity Incentive Plan Compensation for 2012	—	(125,125)	(114,318)	(115,211)	(133,560)

Total Amount reported as Bonus for 2012	$690,000	$185,614	$146,013	$133,119	$191,869

The following summarizes the bonus amounts in the 2011 row in the Summary Compensation Table:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Michael S. Irizarry
Bonus paid in 2012 for 2011 Performance	$650,000	$260,000	$220,000	$257,000
Less amount reported as Non-Equity Incentive Plan Compensation for 2011	—	(125,215)	(111,254)	(129,352)

Total Amount reported as Bonus for 2011	$650,000	$134,785	$108,746	$127,648

The following summarizes the bonus amounts in the 2010 row in the Summary Compensation Table:

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Michael S. Irizarry
Bonus paid in 2011 for 2010 Performance	$580,000	$181,697	$163,013	$189,531
Less amount reported as Non-Equity Incentive Plan Compensation for 2010	—	(137,909)	(122,492)	(143,855)

Total Amount reported as Bonus for 2010	$580,000	$43,788	$40,521	$45,676

Unlike the bonus guidelines for executive officers other than Mary N. Dillon, which provide that a specified percentage of an officer's bonus will be determined based on quantitative financial performance measures and that the remaining percentage will be discretionary based on overall company performance and individual performance, the bonus guidelines for Mary N. Dillon do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for Mary N. Dillon is reported under the "Bonus" column of the Summary Compensation Table.

Information Regarding Plan-Based Awards Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2012.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
Mary N. Dillon
Non-Equity Incentive Plan Awards(1)	—	—	—	—
Awards in Common Shares(2)(3):
Restricted Stock Units	4/2/12				33,751			$1,375,016
Phantom Stock Match Units for 2011 Bonus paid in 2012	3/15/12				959			$40,625

Grant Date Fair Value of Stock Awards								$1,415,641
Stock Options	4/2/12					74,975	$40.74	$1,104,035

Aggregate Grant Date Fair Value of All Awards								$2,519,676

Steven T. Campbell
Non-Equity Incentive Plan Awards(1)	N/A	$16,016	$200,200	$400,400
Awards in Common Shares(2):
Restricted Stock Units	4/2/12				12,594			$513,080
Stock Options	4/2/12					31,750	$40.74	$467,531

Aggregate Grant Date Fair Value of All Awards								$980,611

Jeffrey J. Childs
Non-Equity Incentive Plan Awards(1)	N/A	$14,633	$182,909	$365,818
Awards in Common Shares(2):
Restricted Stock Units	4/2/12				10,171			$414,367
Stock Options	4/2/12					25,650	$40.74	$377,706

Aggregate Grant Date Fair Value of All Awards								$792,073

Carter S. Elenz
Non-Equity Incentive Plan Awards(1)	N/A	$14,747	$184,338	$368,676
Awards in Common Shares(2):
Restricted Stock Units	4/2/12				6,335			$258,088
Stock Options	4/2/12					21,300	$40.74	$313,651

Aggregate Grant Date Fair Value of All Awards								$571,739

Michael S. Irizarry
Non-Equity Incentive Plan Awards(1)	N/A	$17,096	$213,696	$427,392
Awards in Common Shares(2):
Restricted Stock Units	4/2/12				15,544			$633,263
Stock Options	4/2/12					39,200	$40.74	$577,235

Aggregate Grant Date Fair Value of All Awards								$1,210,498

Explanation of Columns:

(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Represents (i) in the case of restricted stock units and options, the date on which the Long-Term Incentive Compensation Committee took or was deemed to take action to grant the awards, and (ii) in the case of the phantom stock bonus match units, the date that such units were awarded to the officer pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan.
(c) - (e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.
(f) - (h)
Columns (f) - (h) set forth in 402(d) of Regulation S-K are not applicable because the named executive officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.
(i)
Includes the number of U.S. Cellular Common Shares underlying restricted stock units awarded pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. Such restricted stock units were granted on April 2, 2012 and become vested on April 2, 2015.

Also includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to officers who deferred their 2011 bonus paid in 2012, if any. If an officer elects to defer all or a portion of his or her annual bonus into U.S. Cellular phantom stock, U.S. Cellular will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. Such deferred bonus and related match are deemed invested in phantom U.S. Cellular Common Shares. The officer makes an election as to when to receive a distribution of the deferred compensation account. The entire amount of the bonus is included in the Summary Compensation Table in column (d) under "Bonus" or column (g) under "Non-Equity Incentive Plan Compensation", whether or not deferred. The aggregate grant date fair value of the phantom stock match units computed in accordance with FASB ASC 718 is reported in the Summary Compensation Table in column (e) under "Stock Awards." One-third of the U.S. Cellular phantom stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable if the officer is an employee of U.S. Cellular or an affiliate on such date. The phantom stock units are not credited with dividends because U.S. Cellular does not currently pay dividends.
(j)
Represents the number of U.S. Cellular Common Shares underlying stock options awarded during the fiscal year pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. The stock options were granted on April 2, 2012 at an exercise price of $40.74 per share, which was the closing price of a U.S. Cellular Common Share on April 2, 2012. Such stock options become exercisable with respect to one third of the shares underlying the stock option on April 2, 2013, 2014 and 2015 and are exercisable until April 2, 2022.
(k)	Represents the per-share exercise price of the stock options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)
Represents the grant date fair value of each equity award computed in accordance with FASB ASC 718 or, in the case of any adjustment or amendment of the exercise or base price of stock options, SARs or similar option-like instruments previously awarded to a named executive officer, whether through amendment, cancellation or replacement grants, or any other means ("repriced"), or other material modification of such awards, represents the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC 718, with respect to that repriced or modified award. No stock options were repriced or materially modified in the last fiscal year with respect to the named executive officers.
Footnotes:
(1)
Represents certain amounts payable under the 2012 Executive Bonus Plan with respect to the executive officers other than the President and CEO. The President and CEO does not participate in the Executive Bonus Plan. Instead, her bonus is awarded pursuant to guidelines that do not provide for any Threshold, Target or Maximum bonus based on specified performance measures. The above amounts relate to the quantitative financial performance portion of the bonus with respect to 2012 performance that was paid in 2013. The Threshold amount represents the minimum bonus for quantitative financial performance that would have been paid in 2013 if only one financial performance measure (with a weight of 20%) equaled or exceeded the minimum achievement of the target for such measure in 2012 (in which case the prorated payout of the target with respect to such measure would be 40%, which is the minimum payout level). The Target amount represents the bonus for quantitative financial performance that would have been paid in 2013 if the target performance for the payment of a bonus was achieved for each financial performance measure in 2012. The Maximum amount represents the maximum bonus for quantitative financial performance that would have been paid in 2013 if each financial performance measure in 2012 equaled or exceeded 200% of its target in 2012. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2012 for reference for comparison to the Threshold, Target and Maximum above, representing 62.5% of the Target applicable to the portion of the bonus based on quantitative financial performance (70%). See the above Compensation Discussion and Analysis for additional information.

		Formula	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
a	2012 base salary (as of 3/1/12)		$520,000	$475,088	$438,900	$555,054
b	Target bonus percentage for company performance		55%	55%	60%	55%

c	Target bonus for company performance	a × b	$286,000	$261,298	$263,340	$305,280

d	Amount of target bonus applicable to quantitative financial performance in 2012 of 70%	c × 70%	$200,200	$182,909	$184,338	$213,696

e	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on weighted quantitative financial performance in 2012	d × 62.5%	$125,125	$114,318	$115,211	$133,560

(2)	Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on April 2, 2012, such executive officer was granted restricted stock units and stock options to purchase U.S. Cellular Common Shares as indicated above. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the restricted stock unit awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock option awards is reported in the Summary Compensation Table in column (f).
(3)
Includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus compensation, if any. Only Mary N. Dillon deferred bonus into phantom stock for 2011 performance paid in 2012. To the extent deferred, the aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

Information Regarding Outstanding Equity Awards at Year End Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Mary N. Dillon
Options:
2012 Options(1)		74,975		$40.74	4/2/22
2011 Options(2)	27,767	55,533		$51.99	4/1/21
Initial CEO Options (with accelerated vesting)(3)	50,000	25,000		$40.81	6/1/20
Initial CEO Options (without accelerated vesting)(3)		75,000		$40.81	6/1/20
Stock Awards:
2012 Restricted Stock Units(12)						33,751	$1,189,385
2011 Restricted Stock Units(13)						23,158	$816,088
Initial CEO Restricted Stock Units (with accelerated vesting)(4)						20,000	$704,800
Initial CEO Restricted Stock Units (without accelerated vesting)(4)						25,000	$881,000
Bonus Match not vested:(15)						639	$22,518

Total	77,767	230,508				102,548	$3,613,791

Steven T. Campbell
Options:
2012 Options(1)		31,750		$40.74	4/2/22
2011 Options(2)	8,633	17,267		$51.99	4/1/21
2010 Options(5)	19,883	9,942		$42.22	4/1/20
2009 Options(6)	27,725			$34.10	4/1/19
2008 Options(7)	27,175			$57.19	4/1/18
2007 Options(8)	17,200			$73.84	4/2/17
2006 Options(9)	5,682			$59.43	4/3/16
2005 Options(10)	1,282			$47.76	6/1/15
Stock Awards:
2012 Restricted Stock Units(12)						12,594	$443,813
2011 Restricted Stock Units(13)						5,040	$177,610
2010 Restricted Stock Units(14)						6,310	$222,364

Total	107,580	58,959				23,944	$843,787

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Jeffrey J. Childs
Options:
2012 Options(1)		25,650		$40.74	4/2/22
2011 Options(2)	7,933	15,867		$51.99	4/1/21
2010 Options(5)	17,300	8,650		$42.22	4/1/20
2009 Options(6)	18,475			$34.10	4/1/19
2008 Options(7)	26,225			$57.19	4/1/18
2007 Options(8)	17,200			$73.84	4/2/17
2006 Options(9)	20,900			$59.43	4/3/16
2005 Options(10)	10,750			$45.63	3/31/15
2004 Initial Options(11)	3,425			$43.20	2/17/14
Stock Awards:
2012 Restricted Stock Units(12)						10,171	$358,426
2011 Restricted Stock Units(13)						4,630	$163,161
2010 Restricted Stock Units(14)						5,491	$193,503

Total	122,208	50,167				20,292	$715,090

Carter S. Elenz
Options:
2012 Options(1)		21,300		$40.74	4/2/22
2011 Options(2)	6,883	13,767		$48.97	4/15/21
Stock Awards:
2012 Restricted Stock Units(12)						6,335	$223,245
2011 Restricted Stock Units(13)						4,012	$141,383

Total	6,883	35,067				10,347	$364,628

Michael S. Irizarry
Options:
2012 Options(1)		39,200		$40.74	4/2/22
2011 Options(2)	12,317	24,633		$51.99	4/1/21
2010 Options(5)	29,150	14,575		$42.22	4/1/20
2009 Options(6)	14,867			$34.10	4/1/19
2008 Options(7)	44,150			$57.19	4/1/18
2007 Options(8)	28,825			$73.84	4/2/17
2006 Options(9)	17,738			$59.43	4/3/16
Stock Awards:
2012 Restricted Stock Units(12)						15,544	$547,771
2011 Restricted Stock Units(13)						7,189	$253,340
2010 Restricted Stock Units(14)						9,255	$326,146

Total	147,047	78,408				31,988	$1,127,257

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are exercisable as of December 31, 2012. No awards have been transferred.

(c)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are unexercisable as of December 31, 2012. No awards have been transferred.

(d)
This column is not applicable because the named executive officers do not have any stock options that are equity incentive plan awards, as defined by SEC rules.

(e)
Represents the exercise prices of the awards identified in columns (b) and (c).

(f)
Represents the expiration dates of the awards identified in columns (b) and (c).

(g)
Represents the total number of shares underlying stock awards that have not vested as of December 31, 2012.

(h)
Represents the market value of shares underlying stock awards that have not vested as of December 31, 2012, calculated using the closing price of U.S. Cellular Common Shares of $35.24 on December 31, 2012.

(i)
This column is not applicable because the named executive officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)
This column is not applicable because the named executive officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

Footnotes:

(1)
The 2012 Options were granted on April 2, 2012 and are scheduled to become exercisable in annual increments of one third on April 2 of each year beginning in 2013 and ending in 2015, and are exercisable until April 2, 2022 at an exercise price of $40.74 per share.

(2)
The 2011 Options were granted on April 1, 2011 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2012 and ending in 2014, and are exercisable until April 1, 2021 at an exercise price of $51.99 per share, except with respect to Carter S. Elenz whose 2011 Options were granted on April 15, 2011 and are scheduled to become exercisable in annual increments of one third on April 15 of each year beginning in 2012 and ending in 2014, and are exercisable until April 15, 2021 at an exercise price of $48.97 per share.

(3)
The Initial CEO Options (with accelerated vesting, as discussed in Note 1 under the Summary Compensation Table above) were granted on June 1, 2010, become exercisable with respect to one-third of such options on each of June 1, 2011, June 1, 2012 and June 1, 2013, and are exercisable until June 1, 2020 at an exercise price of $40.81 per share. The Initial CEO Options (without accelerated vesting) were granted on June 1, 2010, become exercisable on June 1, 2016 and are exercisable until June 1, 2020 at an exercise price of $40.81 per share.

(4)
The Initial CEO RSUs (with accelerated vesting, as discussed in Note 1 under the Summary Compensation Table above) were granted on June 1, 2010 and become vested on June 1, 2013. The Initial CEO RSUs (without accelerating vesting) were granted on June 1, 2010 and become vested on June 1, 2016.

(5)
The 2010 Options were granted on April 1, 2010 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2011 and ending in 2013, and are exercisable until April 1, 2020 at an exercise price of $42.22 per share.

(6)
The 2009 Options were granted on April 1, 2009 and became exercisable in annual increments of one third on April 1 of each year beginning in 2010 and ending in 2012, and are exercisable until April 1, 2019 at an exercise price of $34.10 per share.

(7)
The 2008 Options were granted on April 1, 2008 and became exercisable in annual increments of one third on April 1 of each year beginning in 2009 and ending in 2011, and are exercisable until April 1, 2018 at an exercise price of $57.19 per share.

(8)
The 2007 Options were granted on April 2, 2007 and became exercisable in annual increments of 25% on April 2 of each year beginning in 2008 and ending in 2011, and are exercisable until April 2, 2017 at an exercise price of $73.84 per share.

(9)
The 2006 Options were granted on April 3, 2006 and became exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010, and are exercisable until April 3, 2016 at an exercise price of $59.43 per share.

(10)
The 2005 Options were granted to Mr. Childs on March 31, 2005 and to Mr. Campbell on June 1, 2005. The 2005 Options granted to Mr. Childs became exercisable in annual increments of 25% on March 31 of each year beginning in 2006 and ending in 2009, and are exercisable until March 31, 2015 at an exercise price of $45.63 per share. The 2005 Options granted to Mr. Campbell became exercisable in annual increments of 25% on June 1 of each year beginning in 2006 and ending in 2009, and are exercisable until June 1, 2015 at an exercise price of $47.76 per share.

(11)
The 2004 Initial Options were granted on February 17, 2004 and became exercisable in annual increments of 25% on January 19 of each year beginning in 2005 and ending in 2008, and are exercisable until February 17, 2014 at an exercise price of $43.20 per share.

(12)
Such restricted stock units were granted on April 2, 2012 and become vested on April 2, 2015.

(13)
Such restricted stock units were granted on April 1, 2011 and become vested on April 1, 2014, except with respect to Carter S. Elenz whose restricted stock units were granted on April 15, 2011 and become vested on April 15, 2014.

(14)
Such restricted stock units were granted on April 1, 2010 and become vested on April 1, 2013.

(15)
Represents phantom stock match units with respect to deferred bonus compensation that have not vested. See "Information Regarding Nonqualified Deferred Compensation" below. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date.

Information Regarding Option Exercises and Stock Vested Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Mary N. Dillon
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):
Bonus Match Units(4)			320	$11,277

Total	—	$—	320	$11,277

Steven T. Campbell(1)
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):
2009 Restricted Stock Units			4,633	$189,629

Total	—	$—	4,633	$189,629

Jeffrey J. Childs(1)
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):
2009 Restricted Stock Units			4,426	$181,156

Total	—	$—	4,426	$181,156

Carter S. Elenz
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):	—	—	—	$—

Total	—	$—	—	$—

Michael S. Irizarry(1)
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):
2009 Restricted Stock Units			7,453	$305,051

Total	—	$—	7,453	$305,051

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the number of securities for which stock options were exercised.

(c)
Represents the aggregate dollar value realized upon exercise of stock options, based on the difference between the market value (closing price) of the underlying securities at exercise and the exercise or base price of the stock options.

(d)
Represents the number of shares of stock that have vested. This includes restricted stock units and bonus plan phantom stock match units.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market value (closing price) of the underlying securities on the vesting date.

Footnotes:

(1)
Taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount and in the case of stock options, the exercise price of such options was paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the aggregate exercise price.

(2)
Includes restricted stock units that became vested during 2012, if any. The 2009 restricted stock units became vested on April 1, 2012. The stock price used to calculate the value realized on vesting was the closing price of U.S. Cellular Common Shares of $40.93 on March 30, 2012, the last trading day immediately preceding the date of vesting since the date of vesting was a weekend day.

(3)
Includes bonus plan phantom stock match units that became vested during 2012, if any. Pursuant to U.S. Cellular's 2005 Long-Term Incentive Plan, the bonus plan phantom stock match units generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable.

(4)
The stock price used to calculate the value that Ms. Dillon realized on vesting was the closing price of Common Shares of $35.24 on December 31, 2012. See "Information Regarding Nonqualified Deferred Compensation" below.

        From time to time, U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for a broker to exercise stock options and/or sell stock on behalf of an executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of U.S. Cellular Common Shares during periods in which the officer would otherwise be unable to buy or sell such stock because important information about U.S. Cellular had not been publicly released.

Information Regarding Pension Benefits

        U.S. Cellular executive officers are covered by a defined contribution tax-deferred savings plan, a defined contribution pension plan and a related defined contribution supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans are disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. U.S. Cellular does not have any "defined benefit" pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans (the TDS Tax-Deferred Savings Plan and the TDS Pension Plan) and a non-qualified defined contribution plan (the supplemental executive retirement plan (SERP). Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation for the year ended December 31, 2012.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Mary N. Dillon
SERP(1)
Company contribution		$38,303
Interest up to AFR			$1,264
Interest above AFR			$447

Total Interest			$1,711
Balance at year end					$77,518
Bonus Deferral and Company Match into Phantom Shares(3)
Bonus Deferred (3,835 Common Shares)	$162,500
Company Match for Bonus Deferral (959 Common Shares)		$40,625
Changes in Value in 2012			$(56,703)
Ending Balance as of December 31, 2012: 4,155 Common Shares (excluding 639 units that have not vested)					$146,422
Salary and Bonus Deferral into Interest Account
Salary Deferred(2)	$194,862
Bonus Deferred(3)	$162,500
Interest up to AFR			$19,607
Interest above AFR			$5,232

Total Interest			$24,839
Balance at year end					$816,750

Aggregate Total(4)	$519,862	$78,928	$(30,153)	—	$1,040,690

Steven T. Campbell
SERP(1)
Company contribution		$31,154
Interest up to AFR			$4,153
Interest above AFR			$1,468

Total Interest			$5,621
Balance at year end					$159,994

Aggregate Total(4)	—	$31,154	$5,621	—	$159,994

Jeffrey J. Childs
SERP(1)
Company contribution		$26,536
Interest up to AFR			$4,597
Interest above AFR			$1,625

Total Interest			$6,222
Balance at year end					$169,149

Aggregate Total(4)	—	$26,536	$6,222	—	$169,149

Carter S. Elenz

Aggregate Total(4)	—	—	—	—	—

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Michael S. Irizarry
SERP(1)
Company contribution		$25,618
Interest up to AFR			$8,482
Interest above AFR			$2,999

Total Interest			$11,481
Balance at year end					$288,785

Aggregate Total(4)	—	$25,618	$11,481	—	$288,785

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of aggregate executive contributions during the last fiscal year. With respect to deferred salary, includes the actual dollar amount deferred. The entire amount of the salary earned in 2012 is included in column (c) of the Summary Compensation Table, whether or not deferred. With respect to deferred bonus, includes the actual dollar amount deferred. The entire amount of the bonus is included in the Summary Compensation Table in column (d) or (g), whether or not deferred. Only Mary N. Dillon deferred a portion of her salary and/or bonus in 2012. The named executive officers receive a distribution of the deferred compensation account at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

(c)
Represents the dollar amount of aggregate contributions by U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount credited with respect to 2012 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table. With respect to any company match, represents the value of the shares underlying the phantom stock units on the date the bonus match units were awarded with respect to the officer. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the actual dollar amount earned in 2012 by the officer, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any deferred salary or bonus, represents the amount of interest credited to the deferred account for 2012, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential, and is not included in the Summary Compensation Table.

Also includes the changes in value of the bonus deferral units and company match units in 2012. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings. Withdrawals or distributions do not represent a component of compensation in the Summary Compensation Table.

(f)
Represents the dollar amount of the total balance of the executive's account as of the end of the last fiscal year. With respect to the SERP and deferred salary, represents the actual dollar amount credited to the executive's account as of December 31, 2012. With respect to bonus deferral and company match, if any, represents the dollar value of the number of phantom stock units credited to the executive's account as of December 31, 2012 based on the closing price of the underlying shares of $35.24 on December 31, 2012.

Footnotes:

(1)
Each of the named executive officers participates in the SERP; however, Carter S. Elenz did not qualify for a contribution in 2012 under the terms of the SERP. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitations under the Internal Revenue Code for tax-qualified pension plans, including the limit on annual employee compensation which can be considered. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on their balances in the SERP. The interest rate for 2012 was set as of the last trading date of 2011 at 4.4856% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.37% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2012 includes the portion of such interest that exceeded that calculated using the AFR at the time the interest rate was set.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary accounts pursuant to deferred compensation agreements. All of the annual salary earned is reported in column (c) of the Summary Compensation Table, whether or not deferred. Only Mary N. Dillon deferred a portion of her salary in 2012. Pursuant to the deferred compensation agreements, the deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

(3)
The amounts in column (b) represent deferrals of bonus, if any. All of the annual bonus is reported in the Summary Compensation Table, whether or not deferred. Such amounts can be deferred into an interest account or phantom stock. Only Ms. Dillon deferred a portion of her bonus in 2012. For the bonus paid in 2012 based on 2011 performance Ms. Dillon deferred 25% of her bonus, or $162,500, into a phantom stock account, and 25% of her bonus, or $162,500, into an interest account.

To the extent of any deferral to an interest account, the deferred account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

To the extent of any deferral into a phantom stock account, the officer receives a company match award. In such case, one-third of the phantom stock match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed. If an executive officer continues as an employee during the entire vesting period, the executive will receive a total bonus match equal to the sum of (i) 25% of amounts deferred up to 50% of such year's bonus and (ii) 33 1/3% of amounts deferred that exceed 50% of such year's bonus. The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments Upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

The executive officer will receive in shares an amount equal to his or her vested phantom stock account balance at the date elected by the executive (either the executive's separation from service, subject to any six-month delay required by Section 409A of the Internal Revenue Code, or a date specified by the executive). See the Compensation Discussion and Analysis for additional information relating to vesting and distribution of deferred bonus and company match balances.

(4)
Information relating to deferred compensation amounts included in the above Summary Compensation Table for 2012 is discussed in the above notes. As required by SEC rules, the following is a summary of the total deferred compensation balances reported as compensation in the Summary Compensation Table in years prior to 2012, beginning with deferred compensation in 2006, which is the first year in which deferred compensation was reported pursuant to the above table. The below amounts do not include previously reported deferred compensation that has been distributed.

	Mary N. Dillon	Steven T. Campbell	Jeffrey J. Childs	Carter S. Elenz	Michael S. Irizarry
SERP Company Contribution	$37,504	$109,850	$115,465	$—	$161,137
Salary Deferral	249,122	—	—	—	—
Excess Interest	1,525	3,014	3,937	—	8,491
Bonus Deferral	170,027	—	—	—	—
Company Match	—	—	—	—	—

Total	$458,178	$112,864	$119,402	$—	$169,628

Potential Payments Upon Termination or Change In Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a change in control of U.S. Cellular or a change in the executive officer's responsibilities. However, this section does not discuss any such contract, agreement, plan or arrangement that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees.

        U.S. Cellular does not have any agreements with any of the named executive officers that are executory or any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a change in control other than the acceleration of vesting of equity awards upon certain events as discussed herein and as set forth in the Table of Potential Payments upon Termination or Change in Control and under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Named Executive Officers." The acceleration of vesting of awards is considered to be appropriate under certain qualified termination events or a change in control, but U.S. Cellular does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. U.S. Cellular considers the fact that, unlike its peer companies, which are generally widely held, U.S. Cellular is controlled by TDS, which is controlled by the TDS Voting Trust. As a result, U.S. Cellular does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of vesting of awards under certain circumstances is intended to motivate executive officers to act in the best long-term interests of U.S. Cellular.

        Notwithstanding the foregoing, U.S. Cellular may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with such officer in connection with the employment or termination of employment of an officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to the particular employment relationship.

        The foregoing approach to termination payments is consistent with U.S. Cellular's overall compensation objectives, as discussed above. These objectives assume that officers will be compensated primarily based on performance during their continued employment with U.S. Cellular and are designed to motivate executive officers to act in the best long-term interest of U.S. Cellular, recognizing that U.S. Cellular is a controlled company. As a result, these objectives do not contemplate providing significant benefits with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and change in control payments as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal

Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event or change in control.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2012, the last business day of 2012 and, if applicable, that the price per share of the registrant's securities was $35.24, the closing market price as of December 31, 2012.

        The following represent additional payments that may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following triggering events: (i) a qualified disability (for restricted stock units and bonus match units but not stock options), (ii) a qualified retirement, (iii) a change in control (as described above, and upon approval by the board of directors), and (iv) death (for restricted stock units and bonus match units but not stock options) (collectively, "Triggering Events"). In addition, the below table identifies other payments that have been, will be or could be made pursuant to agreements, if any, to the extent described in the footnotes to the below table.

Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
Mary N. Dillon
Stock Options for 230,508 Common Shares(1)	$—				$—
Restricted Stock Units for 101,909 Common Shares(2)		$3,591,273			$3,591,273
Bonus Stock Match Units for unvested shares as of December 31, 2012 639 Common Shares			$22,518		$22,518

Aggregate Totals	$—	$3,591,273	$22,518	—	$3,613,791

Steven T. Campbell
Stock Options for 58,959 Common Shares(1)	$—				$—
Restricted Stock Units for 23,944 Common Shares(2)		$843,787			$843,787

Aggregate Totals	$—	$843,787	—	—	$843,787

Jeffrey J. Childs
Stock Options for 50,167 Common Shares(1)	$—				$—
Restricted Stock Units for 20,292 Common Shares(2)		$715,090			$715,090

Aggregate Totals	$—	$715,090	—	—	$715,090

Carter S. Elenz
Stock Options for 35,067 Common Shares(1)	$—				$—
Restricted Stock Units for 10,347 Common Shares(2)		$364,628			$364,628

Aggregate Totals	$—	$364,628	—	—	$364,628

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
Michael S. Irizarry
Stock Options for 78,408 Common Shares(1)	$—				$—
Restricted Stock Units for 31,988 Common Shares(2)		$1,127,257			$1,127,257

Aggregate Totals	$—	$1,127,257	—	—	$1,127,257

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2012 and that the price per share of the registrant's securities was $35.24, the closing market price of U.S. Cellular Common Shares as of December 31, 2012. Includes only the aggregate difference between the exercise price of such stock options and such year end stock price. No dollar amount is indicated because in each case the exercise price of such stock options exceeded such year end stock price.

(c)
Represents the maximum potential value of accelerated restricted stock units assuming that a Triggering Event took place on December 31, 2012 and that the price per share of the registrant's securities was $35.24, the closing market price of U.S. Cellular Common Shares as of December 31, 2012.

(d)
Represents the maximum potential value of accelerated bonus match units assuming that a Triggering Event took place on December 31, 2012 and that the price per share of the registrant's securities was $35.24, the closing market price of U.S. Cellular Common Shares as of December 31, 2012.

(e)
Represent other potential payments as of December 31, 2012, if any.

(f)
Represents the total of columns (b) through (e).

Although U.S. Cellular has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in U.S. Cellular's Form 10-K for the year ended December 31, 2012.

U.S. Cellular has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or change in control.

No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of U.S. Cellular and that are available generally to all employees.

The above does not include the retention bonuses granted in 2011 to Messrs. Campbell, Irizarry and Childs described above because these will not be paid upon a termination or change in control. They will be paid only if the officer remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular.

Footnotes:

(1)
The following table shows the calculation of the difference between the exercise price of such stock options and the closing price of the U.S. Cellular Common Shares on December 31, 2012 of $35.24 per share. No dollar amount due upon acceleration is reflected in the table because all of the options had an exercise price that exceeded $35.24 per share.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/12	Value at 12/31/12 based on $35.24 per share	Less Aggregate Exercise Price	Difference (if Positive)
Mary N. Dillon
2012 Options ($40.74)	74,975	$2,642,119	$3,054,482	$—
2011 Options ($51.99)	55,533	$1,956,983	$2,887,161	$—
Initial CEO Options (with accelerated vesting) ($40.81)	25,000	$881,000	$1,020,250	$—
Initial CEO Options (without accelerated vesting) ($40.81)	75,000	$2,643,000	$3,060,750	$—

Total	230,508			$—

Steven T. Campbell
2012 Options ($40.74)	31,750	$1,118,870	$1,293,495	$—
2011 Options ($51.99)	17,267	$608,489	$897,711	$—
2010 Options ($42.22)	9,942	$350,356	$419,751	$—

Total	58,959			$—

Jeffrey J. Childs
2012 Options ($40.74)	25,650	$903,906	$1,044,981	$—
2011 Options ($51.99)	15,867	$559,153	$824,925	$—
2010 Options ($42.22)	8,650	$304,826	$365,203	$—

Total	50,167			$—

Carter S. Elenz
2012 Options ($40.74)	21,300	$750,612	$867,762	$—
2011 Options ($48.97)	13,767	$485,149	$674,170	$—

Total	35,067			$—

Michael S. Irizarry
2012 Options ($40.74)	39,200	$1,381,408	$1,597,008	$—
2011 Options ($51.99)	24,633	$868,067	$1,280,670	$—
2010 Options ($42.22)	14,575	$573,623	$615,357	$—

Total	78,408			$—

(2)
See the "Outstanding Equity Awards at Fiscal Year-End" table for detail of restricted stock units.

Compensation of Directors

        The following table shows, as to directors who are not executive officers of U.S. Cellular or TDS, certain information regarding director compensation paid for the fiscal year ended December 31, 2012.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James Barr III	$78,333	$55,000	—	—	—	—	$133,333
Walter C.D. Carlson	$78,333	$55,000	—	—	—	—	$133,333
J. Samuel Crowley	$128,333	$55,000	—	—	—	—	$183,333
Ronald E. Daly	$92,333	$55,000	—	—	—	—	$147,333
Paul-Henri Denuit	$179,333	$—	—	—	—	—	$179,333
Harry J. Harczak, Jr.	$103,333	$55,000	—	—	—	—	$158,333
Gregory P. Josefowicz	$103,333	$55,000	—	—	—	—	$158,333

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table, except for directors who do not receive any compensation directly from U.S. Cellular as discussed in the next paragraph. Accordingly, the above includes only non-employee directors. Directors who are employees of TDS or its subsidiaries do not receive directors fees or any compensation directly from U.S. Cellular.

LeRoy T. Carlson, Jr. and Kenneth R. Meyers receive no compensation directly from U.S. Cellular. Such persons are compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 77% of the compensation expense incurred by TDS in 2012 relating to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included in TDS' Proxy Statement related to its 2013 Annual Meeting of shareholders.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2012, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(c)
The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2012 computed in accordance with FASB ASC 718. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, as amended (see "Narrative Disclosure to Director Compensation Table" below), each non-employee director was entitled to receive an annual stock award of $55,000 (including cash paid in lieu of fractional shares). Based on the closing price of $43.14 of the U.S. Cellular Common Shares on February 29, 2012, the last trading day in February 2012, 1,274 shares were issued to each of the above directors other than Paul-Henri Denuit. Mr. Denuit did not receive a stock award in 2012 because he is not a citizen of the United States and pursuant to the terms of the Compensation Plan for Non-Employee Directors, has elected to receive the annual stock award in the form of cash. This cash amount is included in the Director Compensation table above in column (b), Fees Earned or Paid in Cash.

(d)
This column is not applicable because non-employee directors do not receive stock options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined or receive any earnings on deferred compensation.

(g)
This column is not applicable because there is no other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        Non-employee directors of U.S. Cellular participate in a compensation plan for non-employee directors (the "Non-Employee Directors' Plan"). A non-employee director is a director who is not an employee of U.S. Cellular, TDS, TDS Telecom or any other subsidiary of TDS. The purpose of the Non-Employee Directors' Plan is to provide appropriate compensation to non-employee directors in connection with their services to U.S. Cellular and to ensure that qualified persons serve as non-employee members of our board of directors. The following describes the plan.

        On March 6, 2012, the U.S. Cellular board of directors approved an amendment of the Non-Employee Directors' Plan to increase the amount of the director's annual cash retainer fee from $55,000 to $80,000 and the amount of the director's annual stock award from $55,000 to $80,000. This amendment became effective as of March 1, 2012. This increase was based on a review of director compensation paid by other comparable companies and other relevant considerations and was intended to more closely align the compensation paid to non-employee directors with compensation paid by such comparable companies.

        Following the amendment described above, non-employee directors receive an annual director's retainer fee of $80,000 paid in cash.

        Following the amendment described above, non-employee directors also receive an annual stock award of $80,000 paid in the form of U.S. Cellular Common Shares.

        The annual stock award is distributed in March on or prior to March 15 of each year, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of U.S. Cellular Common Shares for the last trading day in the month of February of each year. Notwithstanding the foregoing, a non-employee director who is not a citizen of the United States may, at his or her discretion, receive the annual stock award in the form of cash.

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended.

        Under the Non-Employee Directors' Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings will be paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors have the authority without further shareholder approval to amend the Non-Employee Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the plan may not exceed the number previously approved by shareholders.

        The board of directors reserved 50,000 Common Shares for issuance pursuant to the Non-Employee Directors' Plan, of which 11,613 Common Shares have not been issued and are available for issuance as of the date hereof. U.S. Cellular is requesting shareholders to approve 200,000 additional Common Shares to be reserved for such plan as amended and restated, as discussed in Proposal 4 above.

        Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to U.S. Cellular's travel and expense reimbursement policy.

        None of the non-employee directors had stock awards or stock option awards outstanding at December 31, 2012.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr. is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, functions as the compensation committee of U.S. Cellular with respect to compensation other than long-term incentive compensation. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, as discussed above, a portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular as part of the management fee under the Intercompany Agreement described below. Mary N. Dillon, the President and CEO of U.S. Cellular, participates in executive compensation decisions for U.S. Cellular, other than with respect to the compensation of the President and CEO of U.S. Cellular.

        Long-term incentive compensation for executive officers is approved by our Long-Term Incentive Compensation Committee, which currently consists of Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly. Our Long-Term Incentive Compensation Committee is comprised of members of our board of directors who are independent, as discussed above. None of such persons was, during 2012, an officer or employee of U.S. Cellular or its affiliates, was formerly an officer of U.S. Cellular or its affiliates or had any relationship requiring disclosure by U.S. Cellular under any paragraph of Item 404 of SEC Regulation S-K.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, director emeritus of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management" below.

        Walter C.D. Carlson is a director and non-executive Chairman of the Board of TDS and a director of U.S. Cellular.

        In addition, LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers, executive officers and/or directors/director emeritus of U.S. Cellular, are directors/director emeritus and/or executive officers of TDS. LeRoy T. Carlson, Jr. and Kenneth R. Meyers each is a director of U.S. Cellular, LeRoy T. Carlson is a director emeritus of U.S. Cellular, LeRoy T. Carlson, Jr. is a director and President and CEO of TDS, LeRoy T. Carlson is a director emeritus and Chairman Emeritus of TDS and Kenneth R. Meyers is a director and Executive Vice President and Chief Financial Officer of TDS. None of LeRoy T. Carlson, Jr., LeRoy T. Carlson or Kenneth R. Meyers received any compensation directly from U.S. Cellular in their capacities as directors/director emeritus and/or executive officers of U.S. Cellular in 2012. Such persons are compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Approximately 77% of the compensation expense incurred by TDS in 2012 with respect to LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers was included by TDS in the total management fee to U.S. Cellular for 2012. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers is included in TDS' Proxy Statement related to its 2013 Annual Meeting of shareholders.

Other Relationships and Related Transactions

        U.S. Cellular has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Exchange Agreement

        U.S. Cellular and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The Exchange Agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS' proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our Restated Certificate of Incorporation, as amended.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the Exchange Agreement, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2012, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to us under certain circumstances. Currently, TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the Exchange Agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    If TDS desires to sell certain of its RSA interests, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our Restated Certificate of Incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be deemed to be a "corporate opportunity" of U.S. Cellular. In general, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our Restated Certificate of Incorporation, as amended, allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States. The foregoing provisions are also included in the Exchange Agreement.

Tax Allocation Agreement

        We have entered into a Tax Allocation Agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS affiliated group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the Tax Allocation Agreement, U.S. Cellular received $62.8 million from TDS, net of payments to TDS, for federal income taxes in 2012.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS affiliated group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS affiliated group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 U.S. Cellular Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and their subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular paid $4.2 million to TDS, net of refunds from TDS, for such taxes in 2012.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds with TDS for a longer period than on demand, in which event such funds will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have entered into an Intercompany Agreement, providing among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS' non-telephone company subsidiaries. Payments by us to TDS for such services totaled $87.0 million in 2012. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2012.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $11.1 million in 2012.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a Registration Rights Agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the Registration Rights Agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include our securities owned by TDS in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities owned by TDS in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an Insurance Cost Sharing Agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the Insurance Cost Sharing Agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $6.2 million in 2012.

Employee Benefit Plans Agreement

        Under an Employee Benefit Plans Agreement, our employees participate in certain TDS-sponsored employee benefit plans. We reimburse TDS for the costs associated with such participation. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.8 million in 2012.

Certain Relationships and Related Transactions

        The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the voting trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $10.7 million in 2012, $9.2 million in 2011 and $9.8 million in 2010.

        In 2012, certain subsidiaries of U.S. Cellular agreed to lease wireless spectrum from Airadigm Communications, Inc. ("Airadigm") to enhance wireless services in existing markets. Both U.S. Cellular and Airadigm are consolidated subsidiaries of TDS. The lease agreements require U.S. Cellular to make payments of approximately $0.5 million to Airadigm annually for a period of five years after which U.S. Cellular will have an option to renew the lease for a fixed period of time. U.S. Cellular accounts for these leases as operating leases and includes the lease payments as system operations expense in the Consolidated Statement of Operations.

        See also the discussion of transactions between Citigroup Inc. and U.S. Cellular and TDS under the description of Cecelia D. Stewart above under "Election of Directors."

        The Audit Committee of the board of directors is responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2012 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,779,407	$48.43	1,907,061
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,779,407	$48.43	1,907,061

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options. Restricted stock units and phantom stock units do not have an exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plan, other than securities to be issued upon the exercise of outstanding options or pursuant to restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
Non-Employee Director Compensation Plan	—	24,657	24,657
2005 Long-Term Incentive Plan	3,779,407	1,882,404	5,661,811

TOTAL	3,779,407	1,907,061	5,686,468

  The above is based on information as of December 31, 2012 and does not reflect any changes or additions after that date.

  See Note 15—Stock-Based Compensation, in the notes to the consolidated financial statements included in our 2012 Annual Report to shareholders for certain information about the Non-Employee Director Compensation Plan and the 2005 Long-Term Incentive Plan, which is incorporated by reference herein.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2013, restricted stock units that become vested within 60 days after February 28, 2013 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

U.S. Cellular

        On February 28, 2013, there were outstanding 50,667,473 Common Shares, par value $1.00 per share (excluding 4,400,746 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 83,673,350 shares of common stock. As of February 28, 2013, no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 380,726,243 as of February 28, 2013.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 28, 2013, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares	37,782,826	74.6%	45.2%	9.9%
	Series A Common Shares(3)	33,005,877	100.0%	39.4%	86.7%

	Total	70,788,703	N/A	84.6%	96.6%

GAMCO Investors, Inc.(4) One Corporate Center Rye, New York 10580	Common Shares	4,982,050	9.8%	6.0%	1.3%

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares. The above numbers of shares and percentages do not assume conversion because TDS has advised U.S. Cellular that it has no present intention of converting its Series A Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 8) filed with the SEC, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 4,746,750 Common Shares and sole investment authority with respect to an aggregate of 4,982,050 Common Shares.

Security Ownership of U.S. Cellular by Management

        The following executive officers and directors and all executive officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2013 or the latest practicable date (includes LeRoy T. Carlson as director emeritus).

Name of Individual or Number of Persons in Group	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
Mary N. Dillon(3)	Common Shares	134,680	*	*	*
Walter C.D. Carlson(6)	Common Shares	11,953	*	*	*
Kenneth R. Meyers(4)	Common Shares	87,155	*	*	*
James Barr III(6)	Common Shares	6,049	*	*	*
J. Samuel Crowley(6)	Common Shares	4,548	*	*	*
Ronald E. Daly(6)	Common Shares	4,945	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.(6)	Common Shares	7,895	*	*	*
Gregory P. Josefowicz(6)	Common Shares	6,049	*	*	*
Cecelia D. Stewart	Common Shares	—	—	—	—
Steven T. Campbell(5)	Common Shares	150,420	*	*	*
Jeffrey J. Childs(7)	Common Shares	162,137	*	*	*
Carter S. Elenz(8)	Common Shares	20,866	*	*	*
Michael S. Irizarry(9)	Common Shares	201,371	*	*	*
Other executive officers(10)	Common Shares	7,159	*	*	*
All directors and executive officers as a group (18 persons)(6)(11)	Common Shares	806,470	1.6%	1.0%	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms, none of the above shares is pledged as security, unless otherwise specified. Includes Common Shares as to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Includes 130,525 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(4)
Includes 48,826 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(5)
Includes 136,738 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 6,310 Common Shares that are subject to vesting within 60 days.

(6)
Includes 2,174 Common Shares earned pursuant to the Non-Employee Directors' Plan as of February 28, 2013 that were issued in March 2013. Paul-Henri Denuit did not receive Common Shares under the Non-Employee Directors' Plan in March 2013 because he is not a citizen of the United States and pursuant to the terms of the Non-Employee Directors' Plan, has elected to receive the annual stock award in the form of cash.

(7)
Includes 147,341 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 5,491 Common Shares that are subject to vesting within 60 days.

(8)
Includes 20,866 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(9)
Includes 187,005 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 9,255 Common Shares that are subject to vesting within 60 days.

(10)
Includes Common Shares held by the executive officers who are not specifically identified in the above table: David C. Kimbell and Douglas D. Shuma.

(11)
Includes 699,516 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and/or restricted stock units that are subject to vesting within 60 days by all directors and executive officers as a group. Also includes 4,155 Common Shares underlying vested phantom stock units beneficially owned by Ms. Dillon.

TDS

        Several of our officers and directors also indirectly hold ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS.

Description of TDS Securities

        On February 28, 2013, TDS had outstanding and entitled to vote 100,881,901 Common Shares, par value $.01 per share ("TDS Common Shares") (excluding 23,620,281 TDS Common Shares held by TDS and 1,010,133 TDS Common Shares held by a subsidiary of TDS), and 7,160,055 Series A Common Shares, par value $.01 per share ("TDS Series A Common Shares") (collectively representing a total of 108,041,956 shares of common stock); and 8,246 Preferred Shares, par value $.01 per share ("TDS Preferred Shares").

        In matters other than the election of directors, each of the TDS Preferred Shares is entitled to one vote, each of the TDS Series A Common Shares is entitled to ten votes and each of the TDS Common Shares is entitled to a vote per share that floats. The total voting power of the TDS Series A Common Shares was 71,600,551 votes at February 28, 2013 with respect to matters other than the election of directors. The total voting power of the TDS Common Shares was 54,644,043 votes at February 28, 2013 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 126,252,840 votes at February 28, 2013 with respect to matters other than the election of directors, including 8,246 votes by holders of TDS Preferred Shares.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2013, restricted stock units that become vested within 60 days after February 28, 2013 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth as of February 28, 2013, or the latest practicable date, the number of TDS Common Shares and TDS Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director (and director emeritus) of U.S. Cellular, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group. As of February 28, 2013, none of the directors or executive officers of U.S. Cellular beneficially owned TDS Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	TDS Common Shares	6,121,944	6.1%	5.7%	2.6%
	TDS Series A Common Shares	6,786,602	94.8%	6.3%	53.8%
LeRoy T. Carlson(4)(7)	TDS Common Shares	593,621	*	*	*
	TDS Series A Common Shares	62,740	*	*	*
LeRoy T. Carlson, Jr.(5)(7)	TDS Common Shares	1,797,916	1.8%	1.6%	*
	TDS Series A Common Shares	20,548	*	*	*
Walter C.D. Carlson(6)(8)	TDS Common Shares	27,611	*	*	*
	TDS Series A Common Shares	1,038	*	*	*
Mary N. Dillon	—	—	—	—	—
Kenneth R. Meyers(7)	TDS Common Shares	474,422	*	*	*
James Barr III	TDS Common Shares	11,247	*	*	*
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Gregory P. Josefowicz	TDS Common Shares	2,915	*	*	*
Cecelia D. Stewart	—	—	—	—	—
Steven T. Campbell	—	—	—	—	—
Jeffrey J. Childs	—	—	—	—	—
Carter S. Elenz	—	—	—	—	—
Michael S. Irizarry	—	—	—	—	—
Other executive officers(7)(9)	TDS Common Shares	75,383	*	*	*
All directors and executive officers as a group (18 persons)(7)(9)	TDS Common Shares	9,105,059	8.8%	8.2%	3.9%
	TDS Series A Common Shares	6,870,928	96.0%	6.4%	54.4%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the TDS Common Shares and TDS Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the TDS Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its TDS Series A Common Shares.

(4)
Includes 9,881 TDS Common Shares and 62,740 TDS Series A Common Shares held by Mr. Carlson's wife. Does not include 29,481 TDS Common Shares and 36,511 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 191,541 TDS Common Shares and 209,161 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 221,022 TDS Common Shares, or 0.2% of class, and 245,672 TDS Series A Common Shares, or 3.4% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 518 TDS Common Shares and 297 TDS Series A Common Shares held by Mr. Carlson's wife outside the TDS Voting Trust. Also includes 3,768 TDS Common Shares held by Mr. Carlson's children.

TDS Common Shares in TDS Voting Trust. Does not include 1,818,133 TDS Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 419,783 TDS Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 686,322 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

TDS Series A Common Shares in TDS Voting Trust. Does not include 1,980,782 TDS Series A Common Shares (27.7% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 3,174 TDS Series A Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 747,560 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
TDS Common Shares in TDS Voting Trust. Does not include 1,911,963 TDS Common Shares (1.9% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,100,686 TDS Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 686,322 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

TDS Series A Common Shares in TDS Voting Trust. Does not include 2,171,193 TDS Series A Common Shares (30.3% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,291,493 TDS Series A Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 747,560 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Includes the following number of TDS Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 28, 2013: LeRoy T. Carlson, 369,549 shares; LeRoy T. Carlson, Jr., 1,616,288 shares; Kenneth R. Meyers, 404,075 shares; all other executive officers as a group, 61,547 shares; and all directors and executive officers as a group, 2,451,459 shares. Includes the following number of TDS Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 121,383 shares; LeRoy T. Carlson, Jr., 54,845 shares; Kenneth R. Meyers, 16,422 shares; all other executive officers as a group, 5,377 shares; and all directors and executive officers as a group (includes Douglas D. Shuma), 198,027 shares.

(8)
Includes TDS Common Shares earned pursuant to the TDS Non-Employee Directors' Plan as of February 28, 2013 that were issued in March 2013.

(9)
Includes shares held by the executive officers who are not specifically identified in the above table: David C. Kimbell and Douglas D. Shuma.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 2013, or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2012 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between December 31, 2012 and February 28, 2013.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(3)	TDS Common Shares	9,979,303	9.9%	9.2%	4.3%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071(4)	TDS Common Shares	9,901,989	9.8%	9.2%	4.2%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580(5)	TDS Common Shares	8,948,344	8.9%	8.3%	3.8%
State Street Corporation One Lincoln Street Boston, MA 02111(6)	TDS Common Shares	6,493,763	6.4%	6.0%	2.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(7)	TDS Common Shares	5,640,027	5.6%	5.2%	2.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(8)	TDS Common Shares	5,222,230	5.2%	4.8%	2.2%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents voting power in matters other than the election of directors.

(3)
Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC, BlackRock, Inc. and its affiliates report sole investment and voting authority with respect to an aggregate of 9,979,303 TDS Common Shares.

(4)
Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC, Capital Research Global Investors reports shared investment authority and sole voting authority with respect to 9,901,989 TDS Common Shares.

(5)
Based on the most recent Schedule 13D (Amendment No. 29) filed with the SEC, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 8,540,760 TDS Common Shares, and sole investment authority with respect to an aggregate of 8,948,344 TDS Common Shares.

(6)
Based on the most recent Schedule 13G filed with the SEC, State Street Corporation reports shared investment and voting authority with respect to an aggregate of 6,493,763 TDS Common Shares.

(7)
Based on the most recent Schedule 13G filed with the SEC, The Vanguard Group reports sole voting authority with respect to 72,258 TDS Common Shares, sole investment authority with respect to 5,572,769 TDS Common Shares, and shared investment authority with respect to 67,258 TDS Common Shares.

(8)
Based on the most recent Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc. reports sole voting authority with respect to 861,110 TDS Common Shares and sole investment authority with respect to 5,222,230 TDS Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2012 were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation" above.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        The 2014 Annual Meeting of shareholders is currently scheduled for May 20, 2014, and the proxy statement for such meeting is expected be dated on or about April 10, 2014.

        Pursuant to SEC Rule 14a-8, proposals of shareholders intended to be included in U.S. Cellular's proxy statement and form of proxy relating to the 2014 Annual Meeting of shareholders must be received by U.S. Cellular at its principal executive offices not later than December 16, 2013 (120 calendar days before the anniversary date of this proxy statement of April 15, 2013). However, if the date of the 2014 Annual Meeting changes for any reason by more than 30 calendar days from May 14, 2014 (the one year anniversary date of the 2013 Annual Meeting), then the deadline will be a reasonable time before U.S. Cellular begins to print and send its proxy materials. In such event, U.S. Cellular would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to U.S. Cellular's bylaws, proposals by shareholders intended to be presented at the 2014 Annual Meeting of shareholders (other than proposals included in U.S. Cellular's proxy statement and form of proxy relating to the 2014 Annual Meeting pursuant to SEC Rule 14a-8), must be received by U.S. Cellular at its principal executive offices not earlier than December 16, 2013 and not later than January 15, 2014 (120 calendar days and 90 calendar days, respectively, before the anniversary date of this proxy statement of April 15, 2013) for consideration at the 2014 Annual Meeting of shareholders. However, if the 2014 Annual Meeting is changed by more than 30 calendar days before or after May 14, 2014 (the one year anniversary date of the 2013 Annual Meeting), a shareholder proposal must be received by U.S. Cellular not later than the close of business on the tenth calendar day following the date of public notice of the revised date of the 2014 Annual Meeting.

        Pursuant to SEC rules, the proxy solicited by our board of directors for the 2014 Annual Meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, to the extent permitted by applicable law and regulation.

 SOLICITATION OF PROXIES

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record.

FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, Attention: Investor Relations, telephone (312) 630-1900.

        In addition, to the extent that, as permitted by SEC rules, U.S. Cellular delivers only one copy of an Annual Report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), U.S. Cellular shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Vice President and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card promptly or vote on the Internet in accordance with the instructions set forth on the proxy card

EXHIBIT A

UNITED STATES CELLULAR CORPORATION
2013 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

        The purposes of this United States Cellular Corporation 2013 Long-Term Incentive Plan (the "Plan") are (i) to align the interests of the stockholders of the Company and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other employees of the Company and certain of its Affiliates, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. As of the effective date of the Plan, no further awards shall be granted under a Prior Plan, except with respect to annual bonus deferrals and related employer match awards for calendar years commencing prior to January 1, 2014.

ARTICLE II

DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        2.1       "Account Balance Plan" shall mean an "account balance plan" within the meaning of Treasury Regulation §1.409A-1(c)(2)(i)(A) (whether elective or non-elective in nature) maintained by an Employer or any affiliate thereof. "Affiliate" for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer. An Account Balance Plan shall include, without limitation, (i) the deferral arrangement set forth in Article VII of this Plan and any similar deferral arrangement set forth in a Prior Plan, (ii) the Company's Executive Deferred Compensation Interest Account Plan, (iii) the interest-bearing deferral arrangements maintained by TDS and TDS Telecommunications Corporation, (iv) the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan and (v) the deferral arrangement maintained by TDS under its Long-Term Incentive Plan.

        2.2       "Affiliate" shall mean (i) TDS, (ii) a Person of which the Company or TDS, directly or indirectly, owns or controls shares or securities or other interests having combined voting power sufficient to permit the Company or TDS to elect at least a majority of the members of the board of directors or other governing body of such Person or (iii) a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned, directly or indirectly, by the Company or by TDS.

        2.3       "Agreement" shall mean a written or electronic agreement between the Company and an award recipient evidencing an award granted hereunder.

        2.4       "Board" shall mean the board of directors of the Company.

        2.5       "Bonus Stock" shall mean shares of Common Stock awarded hereunder that are not subject to a Restriction Period or Performance Measures.

        2.6       "Bonus Stock Award" shall mean an award of Bonus Stock.

        2.7       "Bonus Year" shall mean each calendar year commencing on or after January 1, 2014 for which an annual bonus is payable. For the avoidance of doubt, any annual bonus deferral and related employer match award with respect to bonus years commencing prior to January 1, 2014 shall be governed by the terms of the United States Cellular Corporation 2005 Long-Term Incentive Plan, as amended.

        2.8       "Change in Control" shall have the meaning set forth in Section 8.9(b).

        2.9       "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.10    "Committee" shall mean a committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) an "outside director" within the meaning of section 162(m) of the Code and (ii) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

        2.11    "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Certificate of Incorporation.

        2.12    "Company" shall mean United States Cellular Corporation, a Delaware corporation, or any successor thereto.

        2.13    "Deferred Compensation Account" shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee under Article VII of the Plan.

        2.14    "Disability" shall mean, solely for purposes of Article VII of the Plan, an employee's (i) inability to engage in any substantial gainful activity or (ii) receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the employee's employer, in each case as a result of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

        2.15    "Distributable Balance" shall mean the portion of an employee's Deferred Compensation Account that is nonforfeitable.

        2.16    "Employer" shall mean the Company, USCC Payroll Corporation or any Affiliate designated by the Committee and approved by the Board.

        2.17    "Employer Match Award" shall mean an amount credited to an employee's Deferred Compensation Account pursuant to Section 7.2 that is based upon the amount deferred by the employee pursuant to Section 7.1.

        2.18    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.19    "Fair Market Value" of a share of Common Stock shall mean its closing sale price on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with section 409A of the Code.

        2.20    "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        2.21    "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of section 422 of the Code (or any successor provision) and that is designated as intended to constitute an incentive stock option.

        2.22    "Legal Representative" shall mean a guardian, legal representative or other Person acting in a similar capacity with respect to an award holder.

        2.23    "Newly Eligible Employee" shall mean an employee who (i) newly is eligible to participate in the deferral program set forth in Article VII and (ii) was not, at any time during the 24-month period ending on the date on which he or she became eligible to participate in such deferral program, eligible to participate in an Account Balance Plan (irrespective of whether such employee in fact elected to participate in such plan). For this purpose, an employee is not eligible to participate in an Account Balance Plan solely on account of the accrual of interest or earnings on amounts previously deferred thereunder.

        2.24    "Non-Qualified Stock Option" shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

        2.25    "Officer" shall mean an individual who is designated as an officer of an Employer by the board of directors of the Employer or by the By-laws of the Employer.

        2.26    "Performance Award" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount.

        2.27    "Performance Measures" shall mean criteria and objectives established by the Committee that must be attained (i) as a condition to the grant or exercisability of certain Stock Options or SARs, (ii) as a condition to the grant of certain Stock Awards or (iii) during the applicable Restriction Period or Performance Period as a condition to (A) in the case of certain Restricted Stock Awards, the vesting of the award recipient's interest in the Common Stock subject to such awards or (B) in the case of certain Restricted Stock Unit Awards or Performance Awards, the award recipient's receipt of the Common Stock subject to such awards or the cash amount payable with respect to such awards (or a combination thereof). In the case of an award intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and the regulations thereunder, to the extent necessary to so qualify, such criteria and objectives shall be any one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute or relative terms: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; return on capital; earnings before or after taxes and/or interest; return on investments; interest expense; cash flows; revenues; sales; costs; expenses; capital expenditures; earnings; economic value created; operating margin; gross margin; net income before or after taxes; pretax earnings before interest, depreciation and/or amortization; operating earnings either before or after interest expense and either before or after incentives; market share; attainment of cost reduction goals; customer count; customer additions; cost per gross or net customer addition; revenue per customer; customer turnover rate; return on operating costs; ratios of employees to volume of business measures and population in licensed or operating markets; financing costs; ratios of capital spending and investment to volume of business measures; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures or any combination thereof. Subject to section 162(m) of the Code with respect to an award that is intended to be "qualified performance-based compensation," the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

        2.28    "Performance Period" shall mean a period designated by the Committee during which (i) Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

        2.29    "Permitted Transferee" shall mean (i) the award recipient's spouse or former spouse, (ii) any of the award recipient's children, stepchildren, grandchildren, parents, stepparents, grandparents, nieces, nephews or siblings, including adoptive relationships, (iii) any of the award recipient's mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (iv) a trust of which the award recipient or one or more of the Persons described in clauses (i), (ii) or (iii) hereof are the only beneficiaries during the term the award is held by a Permitted Transferee, (v) a partnership in which no Person is a partner other than the award recipient or one or more of the Persons described in clauses (i)-(vii) hereof, (vi) a limited liability company in which no Person is a member other than the award recipient or one or more of the Persons described in clauses (i)-(vii) hereof, or (vii) any other Person who would be eligible to exercise Stock Options and SARs under Form S-8, issued under the Securities Act of 1933, as amended, and who is approved in writing by the Committee prior to any transfer of an award, provided that any Person described in clauses (i)-(vii) hereof has entered into a written agreement with the Company to withhold shares of Common Stock or cash which would otherwise be delivered or payable to such Person to satisfy any federal, state, local or other taxes that may be required to be withheld or paid in connection with the award in the event that the award recipient does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

        2.30    "Person" shall mean any individual, group, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity.

        2.31    "Prior Plan" shall mean the United States Cellular Corporation 2005 Long-Term Incentive Plan, as amended, and any similar plan maintained by the Company for the benefit of employees or officers of the Employers under which equity compensation awards remain outstanding as of the effective date of the Plan.

        2.32    "Restricted Stock" shall mean shares of Common Stock that are subject to a Restriction Period.

        2.33    "Restricted Stock Award" shall mean an award of Restricted Stock.

        2.34    "Restricted Stock Unit" shall mean a right that entitles the holder thereof to receive a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock, which shall be contingent upon the expiration of a specified Restriction Period.

        2.35    "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units.

        2.36    "Restriction Period" shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

        2.37    "Retirement" shall mean, solely for purposes of Article VII of the Plan, an employee's Separation from Service on or after his or her Early Retirement Date or Normal Retirement Date (as defined in the Telephone and Data Systems, Inc. Pension Plan).

        2.38    "SAR" shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

        2.39    "Separation from Service" shall mean a termination of employment with the Employers and their affiliates within the meaning of Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder). "Affiliate" for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, but in each case substituting a 50% ownership level for the 80% ownership level specified therein.

        2.40    "Specified Employee" shall have the meaning set forth in the "Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates," which policy hereby is incorporated herein by reference.

        2.41    "Stock Award" shall mean a Bonus Stock Award, a Restricted Stock Award or a Restricted Stock Unit Award.

        2.42    "Stock Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        2.43    "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common

Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to the Stock Option, or portion thereof, which is surrendered.

        2.44    "TDS" shall mean Telephone and Data Systems, Inc., a Delaware corporation, or any successor thereto.

        2.45    "Unforeseeable Emergency" shall mean a severe financial hardship to an employee resulting from (i) an illness or accident of the employee, the employee's spouse, the employee's designated beneficiary or the employee's dependent (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)), (ii) the loss of the employee's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, irrespective of whether caused by a natural disaster), or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.

ARTICLE III

ELIGIBILITY AND ADMINISTRATION

        3.1    Eligibility.    Participants in the Plan shall consist of such employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time. Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by an Employer shall also mean employment by an Affiliate.

        3.2    Administration.    (a) In General.    The Plan shall be administered by the Committee in accordance with the terms of the Plan. The Committee, in its discretion, shall select employees for participation in the Plan and shall determine the form, amount and timing of each grant of an award and, if applicable, the number of shares of Common Stock subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form and terms of the Agreement evidencing the award. Any one or a combination of the following awards may be made under the Plan to eligible individuals: (i) Stock Options in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Free-Standing SARs or Tandem SARs, (iii) Stock Awards in the form of Bonus Stock, Restricted Stock or Restricted Stock Units, (iv) Performance Awards and (v) Employer Match Awards.

        Notwithstanding any other provision of the Plan, the approval by the full Board, including the affirmative vote of a majority of the members of the Committee, shall be required with respect to any grant of an award under this Plan or a similar stock-based compensation plan if the number of shares of Common Stock which could be issued pursuant to such award, when added to the then currently outstanding shares of Common Stock plus the number of shares of Common Stock then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock or restricted stock unit awards and any other plan or program pursuant to which shares of Common Stock have been optioned or granted, whether vested or not, would result in the Company no longer satisfying the eligibility requirements, under section 1504 of the Code, to file a consolidated tax return with TDS.

        The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be "qualified performance-based compensation," take action such that (A) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall terminate or shall be of a shorter duration, (C) the Performance Period applicable to any outstanding award shall terminate or shall be of a shorter duration, (D) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to an Employer Match Award shall become nonforfeitable.

        The Committee shall interpret the Plan and establish any rules and procedures the Committee deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as restricting or limiting competitive employment or other activities. All such interpretations, rules, procedures and conditions shall be final, conclusive and binding on all parties. A majority of the members of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        (b)    Delegation.    To the extent legally permissible, the Committee may delegate some or all of its power and authority hereunder to the Board, to the chairman of the Board or to an executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board, chairman of the Board or an executive officer of the Company with regard to the grant of an award under this Plan to any individual deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to such employee may result in taxable income to the employee, or (ii) the Committee may not delegate its power and authority to the chairman of the Board or an executive officer of the Company with regard to the selection for participation in this Plan of an officer or other individual subject to section 16 of the Exchange Act, or decisions concerning the timing, pricing or amount of an award granted to such an officer or other individual.

        (c)    Indemnification.    No member of the Board or Committee nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

        3.3    Shares Available.

        (a)   Subject to adjustment as provided in Section 8.8, 5,000,000 shares of Common Stock initially shall be available under the Plan, of which (i) no more than 5,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options and (ii) no more than 250,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Bonus Stock Awards. Such shares shall be reduced by the sum of the aggregate number of shares of Common Stock then subject to outstanding awards under the Plan.

        (b)   To the extent that shares of Common Stock subject to an outstanding award under this Plan are not issued or delivered or are returned to the Company by the holder of the award by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of such award in cash or (iii) the delivery to or withholding by the Company of shares of Common Stock to pay all or a portion of the purchase price of such award, if any, or to satisfy all or a portion of the tax withholding obligations relating to such award, then such shares of Common Stock shall again be available under this Plan. Notwithstanding anything in this Section 3.3 to the contrary, shares of Common Stock subject to an award under this Plan may not again be made available for issuance under this Plan if such shares are shares that were subject to a stock-settled SAR and were not issued upon the net settlement of such SAR.

        (c)   Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        (d)   In the case of an award intended to be "qualified performance-based compensation" under section 162(m) of the Code and the regulations thereunder, to the extent necessary to so qualify, (i) the maximum number of shares of Common Stock with respect to which Stock Options or SARs or a combination thereof may be granted during any fiscal year of the Company to any one grantee shall be 250,000, subject to adjustment as provided in Section 8.8, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any one grantee shall be 100,000, subject to adjustment as provided in Section 8.8, and (iii) the maximum amount that may be paid to any one grantee under a Performance Award during any fiscal year of the Company shall not exceed 100,000 shares of Common Stock, subject to adjustment as provided in Section 8.8, or the Fair Market Value thereof if paid in cash.

ARTICLE IV

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1    Stock Options.    (a) In General.    The Committee may, in its discretion, grant Stock Options to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted a Stock Option only if the underlying Common Stock qualifies, with respect to such employee, as "service recipient stock" within the meaning set forth in section 409A of the Code. Each Stock Option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by a Stock Option holder during any calendar year (under the Plan or any other plan of the Company or any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) exceeds the amount (currently $100,000) established by the Code, such Stock Options shall constitute Non-Qualified Stock Options. Stock Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        (b)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to a Stock Option and the purchase price per share of Common Stock purchasable upon exercise of the Stock Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Stock Option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns (or is treated as owning) capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall not be less than the price (currently 110% of its Fair Market Value) required by the Code in order for the Stock Option to constitute an Incentive Stock Option.

        (c)    Option Period and Exercisability.    The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Stock Option shall be exercised no later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be attained as a condition either to a grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. A Stock Option may be exercised only with respect to whole shares of Common Stock.

        (d)    Method of Exercise.    A Stock Option may be exercised (i) by giving written notice or notice by electronic means in accordance with procedures established by the Company specifying the number of whole shares of Common Stock to be purchased and by arranging for the payment therefore in accordance with Section 4.1(d)(1) or 4.1(d)(2), as applicable and (ii) by executing such documents and taking any other actions as the Company may reasonably request. No share of Common Stock shall be issued or delivered until the full purchase price therefore and the withholding taxes thereon, as described in Section 8.6, have been paid (or arrangement has been made for such payment to the Company's satisfaction).

          (1)   Purchase Price Payment by Non-Officers.    The holder of a Stock Option awarded to an employee who is not an Officer may pay for the shares of Common Stock to be purchased pursuant to the exercise of such Stock Option (i) in cash, (ii) by the delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the option holder has submitted an irrevocable notice of exercise, (iv) by a combination of (i) and (ii), and (v) in the event that the term of the Stock Option shall expire during a period when the employee and family members or other persons living in the household of such persons are prohibited from trading in securities of the Company pursuant to the Telephone and Data Systems, Inc. Policy Regarding Insider Trading and Confidentiality (or any successor policy thereto) (a "Blackout Period"), by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, in each case to the extent set forth in the Agreement. Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such purchase price and the withholding taxes with respect to the Stock Option, as described in Section 8.6, shall be disregarded and the remaining amount due shall be paid in cash by the option holder.

          (2)   Purchase Price Payment by Officers.    The holder of a Stock Option awarded to an Officer may pay for the shares of Common Stock to be purchased pursuant to the exercise of such Stock Option (i) by the delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise or (ii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise. Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such purchase price and the withholding taxes with respect to the Stock Option, as described in Section 8.6, shall be disregarded and the remaining amount due shall be paid in cash by the option holder.

        4.2    Stock Appreciation Rights.    (a) In General.    The Committee may, in its discretion, grant SARs to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an SAR only if the underlying Common Stock qualifies, with respect to such employee, as "service recipient stock" within the meaning set forth in section 409A of the Code. The Agreement relating to an SAR shall specify whether the SAR is a Free-Standing SAR or a Tandem SAR. SARs shall be subject to the terms and conditions set forth in this Section 4.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        (b)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR shall be granted on the same date that the related Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share subject to the related Stock Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

        (c)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in Common Stock or cash or a combination thereof. The period during which an SAR may be exercised shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten years after its date of grant; provided, further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related

Stock Option. The Committee may, in its discretion, establish Performance Measures that must be attained as a condition either to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. Prior to the exercise of an SAR for shares of Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

        (d)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice or notice by electronic means in accordance with procedures established by the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents and taking any other actions as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice or notice by electronic means in accordance with procedures established by the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents and taking any other actions as the Company may reasonably request.

        4.3    Termination of Employment.    Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of a Stock Option or SAR upon an employee's termination of employment with an Employer, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Stock Option or SAR shall terminate immediately upon such termination of employment, unless such Stock Option or SAR terminates earlier pursuant to Section 8.10.

        4.4    No Repricing.    Notwithstanding any provision in the Plan to the contrary and subject to Section 8.8, the Committee shall not, without the approval of the stockholders of the Company (i) reduce the purchase price or base price of any previously granted Stock Option or SAR; (ii) cancel any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower purchase price or base price; (iii) cancel any previously granted Stock Option or SAR in exchange for cash or another award if the purchase price of such Stock Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation; or (iv) take any other action that would constitute a "repricing," as such term is used in section 303A.08 of The New York Stock Exchange Listed Company Manual, in each case other than in connection with a Change in Control.

ARTICLE V

STOCK AWARDS

        5.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such employees as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Bonus Stock Award, Restricted Stock Award or Restricted Stock Unit Award. Stock Awards shall be subject to the terms and conditions set forth in this Article V and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        5.2    Terms of Stock Awards.    (a) In General. The number of shares of Common Stock or Restricted Stock Units subject to the award, the purchase price (if any) applicable to the award, the Restriction Period (if any) applicable to the award and the Performance Measures (if any) applicable to the award shall be determined by the Committee. A grant of a Stock Award may be made to an employee upon the attainment of Performance Measures.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award upon either (w) the attainment of specified Performance Measures during the specified Performance Period or (x) the award recipient's continuous period of employment with an Employer during the specified Restriction Period, and (ii) for the forfeiture of the shares of Common Stock subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award (y) if such specified Performance Measures are not attained during the specified Performance Period or (z) if the award recipient terminates such employment during the specified Restriction Period.

        (c)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the award recipient shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Common Stock with respect to which such distribution or dividend was made.

        (d)    Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock, cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award in Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the Common Stock subject to such award.

        (e)    Custody and Delivery of Common Stock.    During the Restriction Period, at the Company's sole discretion, the shares of Restricted Stock either (i) shall be held by a custodian in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the award recipient's name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. Any such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period and the satisfaction of any Performance Measures applicable to a Restricted Stock Award, subject to the employee's timely payment of any taxes in accordance with Section 8.6, the restrictions shall be removed from the requisite number of shares of Common Stock that are held in book entry form or, alternatively, certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award. Upon settlement of a Restricted Stock Unit Award in Common Stock or upon the grant of a Bonus Stock Award, in each case subject to the employee's timely payment of any taxes in accordance with Section 8.6, the Common Stock subject to such Restricted Stock Unit Award or Bonus Stock Award shall be issued in book entry form or, alternatively, in a certificate or certificates registered in the award recipient's name.

        5.3    Termination of Employment.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award, upon an employee's termination of employment with an Employer, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Restricted Stock Award or Restricted Stock Unit Award shall terminate immediately upon such termination of employment, unless such award terminates earlier pursuant to Section 8.10.

ARTICLE VI

PERFORMANCE AWARDS

        6.1    Performance Awards.    The Committee may, in its discretion, grant Performance Awards to such employees as may be selected by the Committee. Performance Awards shall be subject to the terms and conditions set forth in this Article VI and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        (a)    Amount of Performance Award, Performance Measures and Performance Period.    The amount of a Performance Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award upon the attainment of specified Performance Measures during the specified Performance Period, and for the forfeiture of such award if specified Performance Measures are not attained during the specified Performance Period.

        (c)    Settlement of Vested Performance Awards.    The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock), cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the Common Stock subject to such award. Any dividend equivalents with respect to Performance Awards shall be subject to the same restrictions as such Performance Awards. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be held by a custodian in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 5.2(e), and the holder of such shares of Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 5.2(c). Prior to the settlement of a Performance Award in Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to any Common Stock subject to such award.

        6.2    Termination of Employment.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award, upon an employee's termination of employment with an Employer, whether by reason of disability, retirement, death, or any other reason, shall be determined by the Committee and set forth in an Agreement. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Performance Award shall terminate immediately upon such termination of employment, unless such Performance Award terminates earlier pursuant to Section 8.10.

 ARTICLE VII

DEFERRED COMPENSATION ACCOUNTS
AND EMPLOYER MATCH AWARDS

        7.1    Annual Bonus Deferral.    The Committee may, in its discretion, permit an employee selected by the Committee to make an irrevocable election (i) not to receive currently any whole percentage of his or her gross annual bonus payment for a Bonus Year and (ii) to have an amount equal to such percentage credited to the employee's Deferred Compensation Account as of the date on which the bonus check is to be issued (such election, a "deferral election"). An employee's deferral election shall be made on or before the last day of the calendar year immediately preceding the Bonus Year. Notwithstanding the preceding sentence, if permitted by the Company, a Newly Eligible Employee may make a deferral election with respect to a Bonus Year within thirty (30) days following the date that the employee becomes eligible; provided, however, that such deferral election shall apply solely to that portion of the Newly Eligible Employee's annual bonus equal to the total annual bonus multiplied by the ratio of the number of days remaining in the Bonus Year after the date of the deferral election over the total number of days in the Bonus Year. Annual bonus amounts credited to the employee's Deferred Compensation Account pursuant to this Section 7.1 (as adjusted for deemed investment returns pursuant to Section 7.3) shall be 100% vested at all times and shall be subject to the terms and conditions set forth in this Article VII and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        7.2    Employer Match Award.    (a) In General. At the time the Committee selects an employee for participation in this Article VII pursuant to Section 7.1, the Committee may also decide that such an employee is eligible for an Employer Match Award. Employer Match Awards shall be subject to the terms and conditions set forth in this Article VII and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable. If the Committee determines that an Employer Match Award shall be granted, as of the date on which an amount (the "deferred amount") is credited to an employee's Deferred Compensation Account pursuant to Section 7.1, there also shall be credited to the employee's Deferred Compensation Account an Employer Match Award equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to Section 7.1 which is not in excess of one-half of the employee's total gross annual bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to Section 7.1 which is in excess of one-half of the employee's total gross annual bonus for the Bonus Year.

        (b)    Vesting of Employer Match Award.    One-third of the Employer Match Award so credited to the employee's Deferred Compensation Account pursuant to this Section 7.2 (as adjusted for deemed investment returns pursuant to Section 7.3) shall become nonforfeitable on each of the first three annual anniversaries of the last day of the Bonus Year; provided that the employee remains continuously employed by an Employer until such date and the related annual bonus amount credited to his or her Deferred Compensation Account has not been withdrawn or distributed before such date; provided further, however, that if the employee experiences (i) a Separation from Service by reason of his or her Retirement or death or (ii) a Disability prior to his or her Separation from Service, all Employer Match Awards (as adjusted for deemed investment returns pursuant to Section 7.3) credited to the employee's Deferred Compensation Account, to the extent not forfeited previously, shall become nonforfeitable as of the date of such Separation from Service or Disability. Any Employer Match Award that is forfeitable as of the date that the employee experiences a Separation from Service, or as of the date that the related annual bonus amount is withdrawn or distributed, shall be forfeited as of the date of such Separation from Service, withdrawal or distribution. Notwithstanding the foregoing provisions of this Section 7.2(b) or any other provision herein to the contrary, if an employee experiences a Separation from Service on account of such employee's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then any Employer Match Award shall be forfeited immediately upon such employee's Separation from Service, unless such Employer Match Award is forfeited earlier pursuant to Section 8.10.

        7.3    Deemed Investment of Deferred Compensation Account.    Amounts credited to an employee's Deferred Compensation Account pursuant to Sections 7.1 and 7.2 shall be deemed to be invested in whole and fractional shares of Common Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

        7.4    Payment of Deferred Compensation Account.    Except as otherwise set forth in the Agreement(s) relating to an employee's Deferred Compensation Account, payment of an employee's Distributable Balance shall be in a lump sum and in accordance with the employee's distribution date election; provided, however, that if the employee is a Specified Employee as of the date of his or her Separation from Service and is entitled to payment by reason of such Separation from Service, no payment (including on account of the employee's Disability or Unforeseeable Emergency or in connection with a Change in Control) shall be made before the date which is six (6) months after the date of the employee's Separation from Service (or if earlier than the end of such six-month period, the date of the employee's death). All payments of deferred compensation hereunder shall be made in whole shares of Common Stock, and cash equal to the Fair Market Value of any fractional share. Notwithstanding the foregoing, if an employee dies before the employee's Distributable Balance has been paid, then within sixty (60) days following the employee's death the Company shall pay the Distributable Balance to the employee's beneficiary designated pursuant to Section 8.4.

        7.5    Unforeseeable Emergency Withdrawals.    Upon written request by an employee whom the Committee determines has suffered an Unforeseeable Emergency, the Committee may direct payment to the employee of all or any portion of the employee's Distributable Balance. The circumstances that shall constitute an Unforeseeable Emergency shall depend upon the facts of each case, but, in any event, payment shall not exceed an amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes and penalties reasonably anticipated as a result of such payment after taking into account the extent to which such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under any Account Balance Plan. In the event that the Committee approves a withdrawal of all or a portion of the employee's Distributable Balance due to an Unforeseeable Emergency, payment shall be made to the employee in a lump sum as soon as practicable following such approval, but in no event later than sixty (60) days after the occurrence of the Unforeseeable Emergency.

        If an employee receives, either hereunder or from any other nonqualified deferred compensation arrangement maintained by an Employer or Affiliate, a withdrawal on account of the employee's Unforeseeable Emergency, any deferral election by the employee in effect under this Article VII shall be cancelled, effective as of the date of such withdrawal.

ARTICLE VIII

GENERAL

        8.1    Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Company for approval at the 2013 annual meeting of stockholders and, if approved, shall become effective as of the date of such approval. If this Plan is not approved by the Company's stockholders, then this Plan shall be void and of no effect. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

        8.2    Amendment.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, rule or regulation, including section 162(m) of the Code, and any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under the Plan (except as provided in Section 8.8) or (b) with respect to any Incentive Stock Option, effect any change inconsistent with section 422 of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        8.3    Agreement.    Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and either executed by the recipient or accepted by the recipient by electronic means approved by the Company. Upon such execution and delivery of the Agreement to the Company, or execution and electronic acceptance of the Agreement, such award shall be effective as of the effective date set forth in the Agreement.

        8.4    Designation of Beneficiaries.    Each employee may designate a beneficiary or beneficiaries in the event of the employee's death with respect to his or her awards and his or her Deferred Compensation Account by executing and filing with the Company during his or her lifetime a beneficiary designation in such form as prescribed by the Company. The employee may change or revoke any such designation by executing and filing with the Company during his or her lifetime a new beneficiary designation in such form as prescribed by the Company. If the employee is married and names someone other than his or her spouse (e.g., a child) as primary beneficiary of the employee's Deferred Compensation Account, the designation is invalid unless the spouse consents by signing the designated area of the beneficiary designation form in the presence of a Notary Public. To the extent that an outstanding Stock Option or SAR is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR pursuant to procedures established by the Company. If all designated beneficiaries predecease the employee, and if each corporation, partnership, trust or other entity which is a designated beneficiary is terminated, dissolved, becomes insolvent, or is adjudicated bankrupt prior to the date of the employee's death, or if the employee fails to designate a beneficiary, then the following Persons in the order set forth below shall be the designated beneficiary or designated beneficiaries of such employee:

  i)
  the employee's spouse, if living; or if none,

  ii)
  the employee's then living descendants, per stirpes; or if none,

  iii)
  the employee's estate.

        8.5    Transferability.    No Incentive Stock Option, Restricted Stock Unit Award, Performance Award or Deferred Compensation Account shall be transferable other than to a beneficiary determined pursuant to Section 8.4 and effective on the recipient's death. No other award under the Plan shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4 and effective on the recipient's death or (b) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by gift to a Permitted Transferee. Except as permitted by the preceding provisions of this Section 8.5, no award under the Plan or Deferred Compensation Account balance may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or Deferred Compensation Account balance, such award and all rights thereunder shall immediately become null and void and any Employer Match Awards credited to such Deferred Compensation Account shall immediately be forfeited.

        8.6    Tax Withholding.    Prior to (i) the issuance or delivery of any shares of Common Stock pursuant to an award made hereunder, (ii) the payment of any cash pursuant to an award made hereunder or (iii) any distribution from an employee's Deferred Compensation Account, the Company shall have the right to require payment by the holder of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award or distribution. Such payment shall be in accordance with Section 8.6(a) or (b), as applicable. Shares of Common Stock to be delivered or withheld pursuant to this Section 8.6 may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such tax withholding obligation and the purchase price with respect to the award, if any, shall be disregarded and the remaining amount due shall be paid in cash by the holder. No share of Common Stock shall be delivered until the withholding taxes thereon have been paid (or arrangement has been made for such payment to the Company's satisfaction).

        (a)    Methods of Tax Withholding Applicable to Stock Options Granted to Non-Officers.    An Agreement evidencing a Stock Option granted to an employee who is not an Officer may provide for the withholding of taxes by any of the following means: (i) a cash payment to the Company, (ii) authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation, (iii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iv) to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the option holder has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii).

        (b)    Methods of Tax Withholding Applicable to Awards other than Stock Options Granted to Non-Officers.    An Agreement evidencing an award other than a Stock Option granted to an employee who is not an Officer shall provide that all tax withholding shall be satisfied either by (i) authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which otherwise would be payable, in either case equal to the amount necessary to satisfy any such obligation or (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation. Notwithstanding the foregoing, withholding of employment taxes may be satisfied by a cash payment to the Company to the extent that such taxes are due prior to the settlement of an award or distribution of a Deferred Compensation Account.

        8.7    Restrictions on Shares.    Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that it is necessary or desirable as a condition of or in connection with the delivery of shares pursuant to such award (i) to list, register or qualify the shares of Common Stock subject to such award upon any securities exchange or under any law, (ii) to obtain the consent or approval of any governmental body, or (iii) to take any other action, such shares shall not be delivered unless the listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        8.8    Adjustment.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under the Plan, the maximum aggregate number of securities that may be issued under the Plan in connection with Incentive Stock Options, the maximum aggregate number of securities that may be issued under the Plan in connection with Bonus Stock Awards, the terms of each outstanding Stock Option and SAR, including the number and class of securities subject to each outstanding Stock Option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Award, the number and class of securities deemed to be held in each Deferred Compensation Account, the maximum number of securities with respect to which Stock Options or SARs or a combination thereof may be granted during any fiscal year of the Company to any one grantee, the maximum number of securities with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any one grantee and the maximum amount that may be paid to any one grantee under a Performance Award for any Performance Period, shall be appropriately and equitably adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or other date that the award becomes payable over (B) the purchase or base price, if any, of such award.

        8.9    Change in Control.    (a) Notwithstanding any other provision of the Plan or any provision of any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation:

          (1)   (i) causing some or all outstanding Stock Options and SARs to immediately become exercisable in full, (ii) causing some or all outstanding Restricted Stock Awards to become nonforfeitable and the Restriction Periods applicable to some or all outstanding Restricted Stock Awards to lapse in full or in part, (iii) causing some or all outstanding Restricted Stock Unit Awards to become nonforfeitable and, to the extent permissible under section 409A of the Code, causing the Restriction Periods applicable to some or all outstanding Restricted Stock Unit Awards to lapse in full or in part, (iv) causing some or all outstanding Performance Awards to become nonforfeitable and, to the extent permissible under section 409A of the Code, causing the Performance Periods applicable to some or all outstanding Performance Awards to lapse in full or in part; (v) causing the Performance Measures applicable to some or all outstanding Performance Awards, Restricted Stock Awards or Restricted Stock Unit Awards (if any) to be deemed to be satisfied at the target, maximum or any other level, as determined by the Board (as constituted prior to such Change in Control), and (vi) causing some or all amounts deemed to be held in Deferred Compensation Accounts to become nonforfeitable; and/or

          (2)   substituting for some or all of the Common Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of such Common Stock shall be converted pursuant to such Change in Control, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 8.8; and/or

          (3)   requiring that outstanding awards, in whole or in part, be surrendered to the Company by the holder, and be immediately cancelled by the Company, and providing for the holder to receive (i) a cash payment in an amount equal to (A) in the case of a Stock Option or an SAR, the number of shares of Common Stock then subject to the portion of such Stock Option or SAR surrendered, to the extent such Stock Option or SAR is then exercisable or becomes exercisable pursuant to this Section 8.9(a), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Stock Option or SAR, (B) in the case of a Stock Award, the number of shares of Common Stock or Restricted Stock Units, as the case may be, then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award has lapsed or will lapse pursuant to this Section 8.9(a) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to this Section 8.9(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, (C) in the case of a Performance Award, the amount payable with respect to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to this Section 8.9(a) and to the extent that the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Section 8.9(a), and (D) in the case of a Deferred Compensation Account, the number of shares of

  Common Stock then subject to the portion of such account surrendered, to the extent such Deferred Compensation Account is then nonforfeitable or becomes nonforfeitable pursuant to this Section 8.9(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above. In the event of a payment or issuance pursuant to this Section 8.9(a)(3) with respect to a Deferred Compensation Account, such payment or issuance shall be made at the time that the account would have been paid if a Change in Control had not occurred.

        (b)   For purposes of the Plan, "Change in Control" shall mean:

          (1)   the acquisition by any Person, including any "person" within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of the then outstanding securities of the Company (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of the Company to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8.9(b), or (v) any acquisition by the following Persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the Persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such Persons, collectively, the "Exempted Persons");

          (2)   individuals who, as of March 6, 2013, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after March 6, 2013 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4)   approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

        8.10    Forfeiture of Award upon Competition with the Company or an Affiliate or Misappropriation of Confidential Information.    Notwithstanding any other provision herein, on the date on which an award recipient (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, in each case as determined by the Company in its sole discretion, any award then held by the award recipient (or a Permitted Transferee thereof) shall be forfeited and any balance credited to the award recipient's Deferred Compensation Account attributable to Employer Match Awards shall be forfeited, in each case, regardless of whether such award or account balance would otherwise be nonforfeitable.

        For all purposes of this Plan, an award recipient shall be treated as entering into competition with the Company or an Affiliate if such award recipient (i) directly or indirectly, individually or in conjunction with any Person, has contact with any customer of the Company or an Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any competing product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, (ii) directly or indirectly, individually or in conjunction with any Person, becomes employed in the business or engages in the business of providing wireless products or services in any geographic territory in which the Company or an Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

        For all purposes of this Plan, an award recipient shall be treated as misappropriating confidential information of the Company or an Affiliate if such award recipient (i) uses confidential information (as defined below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the award recipient's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

        8.11    No Right of Participation, Employment or Service.    No Person shall have any right to participate in the Plan. Neither the Plan nor any award granted hereunder shall confer upon any individual any right to continued employment by or service with the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment or service of any individual at any time without liability hereunder.

        8.12    Rights as Stockholder.    No Person shall have any right as a stockholder of the Company with respect to any shares of Common Stock that are subject to an award granted hereunder unless and until such Person becomes a stockholder of record with respect to such shares of Common Stock.

        8.13    Governing Law.    The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        8.14    Severability.    If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

        8.15    Compliance with Section 409A of the Code.    It is intended that the Plan be exempt from the requirements of section 409A of the Code to the maximum extent possible. To the extent the Plan is subject to the requirements of section 409A of the Code, it is intended that the Plan comply with such requirements to the maximum extent possible. The Plan shall be administered and interpreted in a manner consistent with this intent. Notwithstanding the foregoing, no particular tax result for an employee with respect to any income recognized by the employee in connection with the Plan is guaranteed under the Plan, and the employee solely shall be responsible for any taxes, interest, penalties or other amounts imposed on the employee in connection with the Plan.

EXHIBIT B

UNITED STATES CELLULAR CORPORATION

Restated Compensation Plan for Non-Employee Directors

Dated March 25, 2013

Recitals

        The Board of Directors of United States Cellular Corporation (the "Company") previously adopted a Compensation Plan for Non-Employee Directors, which was approved by shareholders of the Company on May 19, 2009 (the "Plan").

        On March 6, 2012, the Board of Directors of the Company approved an amendment to the Plan to increase the Cash Retainer (as defined below) from $55,000 to $80,000 and to increase the Stock Award (as defined below) from $55,000 to $80,000, effective March 1, 2012 (the "Amendment").

        On March 25, 2013, the Board of Directors of the Company approved an amendment and restatement of the Plan ("Restated Plan") to increase the number of the Company's Common Shares that may be issued under the plan and to reflect the Amendment.

        The purpose of the Restated Plan is to provide appropriate compensation to non-employee directors for their service to the Company and to ensure that qualified persons serve as non-employee members of the Board of Directors.

        The Restated Plan was approved pursuant to the authority granted in Section 12 of Article III of the Company's By-Laws, which provides that the Board of Directors shall have authority to establish reasonable compensation of directors, including reimbursement of expenses incurred in attending meetings of the Board of Directors.

Effectiveness of Restated Plan

        The Restated Plan shall be submitted to the shareholders of the Company for approval at the 2013 Annual Meeting of shareholders and, if approved, shall become effective as of the date of such approval.

Board Service

        Each director of the Company who is not an employee of the Company, Telephone and Data Systems, Inc. ("TDS"), TDS Telecommunications Corporation or any other subsidiary of TDS ("non-employee director") will receive:

  1.
  An annual director's retainer fee of $80,000, paid in cash ("Cash Retainer").

  2.
  An annual award of $80,000 paid in the form of the Company's Common Shares ("Stock Award"), which shall be distributed in March on or prior to March 15 of each year, for services performed during the 12 month period that commences on March 1 of the immediately preceding calendar year and ends on the last day of February of the calendar year of payment. The number of shares shall be determined on the basis of the closing price of the Company's Common Shares, as reported in the New York Stock Exchange Composite Transaction section of the Wall Street Journal, for the first trading day in the month of March of the calendar year of payment. (A director who is not a citizen of the United States may, at his or her election, receive such award in the form of cash.)

  3.
  A director's meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Board of Directors, paid in cash.

Audit Committee Service

        Each non-employee director who serves on the Audit Committee, other than the Chairperson of such committee, will receive an annual committee retainer fee of $11,000, a committee meeting fee of $1,750

B-1

for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Audit Committee. The Audit Committee Chairperson will receive an annual committee retainer fee of $22,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at such meetings.

Long-Term Incentive Compensation Committee Service

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson of such committee, will receive an annual committee retainer fee of $7,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Long-Term Incentive Compensation Committee. The Long-Term Incentive Compensation Committee Chairperson will receive an annual committee retainer fee of $14,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at such meetings.

Other Meetings or Activities of Non-Employee Directors

        The Board of Directors may also authorize the payment of fees and reimbursement of reasonable expenses incurred in connection with other meetings (such as meetings of the independent directors) or activities of the non-employee directors.

Miscellaneous

        Under the Restated Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each calendar quarter, and will compensate the non-employee director for services performed during such calendar quarter.

        Fees for meetings of the board, committee meetings and other meetings and activities will be paid in cash on a quarterly basis, as of the last day of each calendar quarter, and will compensate the non-employee director for meetings and activities attended during such calendar quarter.

        Non-employee directors shall timely submit for reimbursement their reasonable expenses incurred in connection with meeting attendance or other activities, and the Company shall reimburse such expenses within two weeks after submission.

        Upon the effectiveness of the Restated Plan, directors of the Company shall have the authority without further shareholder approval to amend this Restated Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Restated Plan shall not exceed the number previously approved by shareholders of the Company.

        Shareholders of the Company previously approved the issuance of up to 50,000 Common Shares under the Plan, 11,613 of which remain unissued as of the above date.

        Unless otherwise approved by shareholders of the Company, the total number of Common Shares that may be issued under the Restated Plan shall not exceed 211,613 Common Shares, representing the sum of such unissued 11,613 Common Shares and 200,000 additional Common Shares authorized by this Restated Plan.

        Subject to shareholder approval and the effectiveness of the Restated Plan, pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual, the authorization to issue Common Shares under the Restated Plan shall expire ten years after the date of such shareholder approval, unless reapproved by shareholders. If for any reason shares cannot be issued under the Restated Plan pursuant to the requirements of the New York Stock Exchange or otherwise, the value of such shares that cannot be issued shall be paid in the form of cash.

B-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ML4B 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors unanimously recommends a vote FOR its nominee in Proposal 1 and FOR Proposals 2, 3, 4 and 5. Change of Address — Please print new address below. 01 - P. H. Denuit 1. Election of Class II Director: For Withhold For Against Abstain 2. Ratify accountants for 2013. 6. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment, postponement, continuation or rescheduling thereof, including matters incidental to the conduct of the meeting. For Against Abstain For Against Abstain For Against Abstain 3. 2013 Long-Term Incentive Plan. 4. Non-Employee Director Compensation Plan. 5. Advisory vote to approve executive compensation. IMPORTANT ANNUAL MEETING INFORMATION 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345 1 6 0 5 2 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 1:00 a.m. Central Time, on May 14, 2013. Vote by Internet • Go to www.investorvote.com/USM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

. The proxy statement and annual report to shareholders are available at www.uscellular.com/proxyvote. Proxy for Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION To Be Held on May 14, 2013. The undersigned hereby appoints LeRoy T. Carlson, Jr. and Mary N. Dillon, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2013 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 14, 2013, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Annual Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” the nominee in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominee has been withheld). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Trust Company, N.A. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of United States Cellular Corporation stock underlying units allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 9, 2013 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on May 10, 2013. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants. (Continued and to be signed on Reverse Side) Proxy — United States Cellular Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.